                                                                   EXHIBIT 99(a)


                          OFFICE OF THRIFT SUPERVISION
                            WASHINGTON, D.C.  20552
                             _____________________

                                   FORM 10-K

(Mark One)
 X   ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
---  ACT OF 1934 (FEE REQUIRED)

For the fiscal year ended June 30, 1995

      TRANSACTION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
---   EXCHANGE ACT OF 1934 (NO FEE REQUIRED)

For the transition period from ___________ to _________
                               OTS DOCKET NUMBER 6092

                          MACOMB FEDERAL SAVINGS BANK
                    (EXACT NAME AS SPECIFIED IN ITS CHARTER)

   UNITED STATES                                  38-1524859
(State or other jurisdiction                   (IRS Employer
 of incorporation or organization)           Identification No.)

23505 GREATER MACK  ST. CLAIR SHORES, MI          48080-1997
(Address of principal executive offices)         (Zip code)

Registrant's telephone number, including area code: (810) 771-2500

Securities registered pursuant to Section 12 (b) of the Act:
  Title of each class    Name of each exchange on which registered
  -------------------    -----------------------------------------
     NONE                                NONE
Securities registered pursuant to Section 12(g) of the Act:
                   Common Stock, $1.00 par value per share
                                (Title of class)
   Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for shorter period that the registrant was required to file such reports), and (2) has been subject to such filing
requirements for the past 90 days.  Yes   X      No
                                       -------     ------
   Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any
amendment to this Form 10-K.    X   .
                             -------
   The aggregate market value of the voting stock held by non-affiliates, as of September 15, 1995, was $703,170.

   As of September 15, 1995, there were outstanding 186,604 shares of Common Stock, $1.00 par value.

                      DOCUMENTS INCORPORATED BY REFERENCE

   The following documents are incorporated by reference: (1) Portions of the Annual Report to Stockholders for the fiscal year ended June 30, 1995 (Parts I and II); and (2) Portions of the Proxy Statement for the 1995 Annual Meeting of Stockholders (Part III)
                       Exhibit Index Appears on Page 36

                                     PART I
Item 1. Business

   Macomb Federal Savings Bank (the "Bank"), a federally chartered stock savings bank, was founded in 1956 and chartered by the Financial Institutions Bureau of the Michigan Department of Commerce (the "Bureau") that same year as Macomb Savings and Loan Association (the "Association"). Effective August 13, 1992, the Association converted to federal stock form, chartered by the Office of Thrift Supervision ("OTS"), an agency within the U.S. Department of the Treasury. The Bank is a member of the Federal Home Loan Bank System ("FHLB System"), and its savings accounts are insured up to applicable limits by the Federal Deposit Insurance Corporation ("FDIC"), successor to the Federal Savings and Loan Insurance Corporation ("FSLIC"). The Bank maintains its principal office at 23505 Greater Mack Avenue, St. Clair Shores, situated in Macomb County, Michigan 48080, telephone number (810) 771-2500.

   The principal business of the Bank is the acceptance of deposits from the general public, the purchase of residential mortgage loans and, on occasion, the origination of residential mortgage and consumer loans. The Bank's income is primarily interest and fees derived from its lending activities, and interest and dividends earned on its investment securities. Its chief expenses include interest paid on deposits and operating expenses.

   The Bank offers a select range of consumer financial services. These services include: regular and term savings accounts and savings certificates; residential real estate loans; and consumer loans secured by deposits. The Bank has historically concentrated its business activities in Macomb, Wayne, and Oakland Counties, Michigan.

MARKET AREA

   The Bank's primary market area is St. Clair Shores, Michigan, and spans all of Macomb County and portions of Wayne and Oakland Counties. This market area consists of a diversified industrial economic base with an emphasis on the production sector that includes major manufacturers of international scope. Moreover, the distribution sector, primarily in the wholesale and retail trades, constitutes a substantial portion of the area's economy, both in terms of product mix, sales receipts and employment. The most rapid growth has occurred in the manufacturing sector, especially in the production of automotive and electronics products, and in the service sector with respect to packaging, warehousing and distribution services.

Competition

    Thrift institutions experience strong competition both in making real estate loans and in attracting savings deposits. In the past, thrift institutions generally competed for real estate loans with commercial banks, mortgage banking companies, insurance companies and other institutional lenders. Recent legislative and regulatory actions have increased competition between thrift institutions and other financial institutions, such as commercial banks, by expanding the range of services that may be offered such as demand deposits, trust services and consumer and commercial lending. The most direct competition for savings has historically come from other thrift institutions, mutual savings banks, commercial banks, and credit unions. During periods of generally high interest rates, additional significant competition for savings accounts comes from corporate and government securities and, more recently, money market mutual funds. In their competition with other financial institutions and other alternative investments, thrift institutions have been materially assisted by recent authorization of a wide variety of types of deposit accounts. The principal methods generally used by associations to attract deposit accounts include: competitive interest rates, convenient office locations, flexible hours for the public and gifts for opening or adding to deposit accounts.

   In addition to competing with local financial institutions, the Bank has also experienced increasing competition from major money center commercial banks. This competition is expected to increase further due to Michigan's recent adoption of an interstate banking law. Effective October 10, 1988, this legislation allows nationwide interstate banking on a reciprocal basis. This legislative authority is likely to increase the number or size of financial institutions competing with the Bank which may have an adverse effect upon the Bank. See "Regulation-Interstate Banking and Branching."

                        SELECTED FINANCIAL DATA OF THE BANK

                                                                At June 30,
                                          ------------------------------------------------------------
                                           1991            1992        1993         1994        1995
                                           ----            ----        ----         ----        ----

BALANCE SHEET DATA:
 Total assets............                $39,084,300  $39,964,408 $40,299,275  $39,593,160  $41,876,070
 Loans receivable,
  net....................                 16,712,966   20,222,361  17,256,933   20,604,942   21,270,129
 Certificates of
  deposit................                 20,224,455    8,377,078   1,276,798      495,000    2,550,000
 Interest bearing
  deposits in FHLB
  of Indianapolis(1).....                    600,629    6,013,993  14,236,016    8,037,457    2,128,526
 Investment
  Securities (2).........                    183,759      195,159     204,159      206,059      451,043
 Deposits (3)............                 34,840,243   35,063,304  33,538,648   32,438,750   34,256,150
 Retained earnings
  substantially
  restricted.............                  3,174,319    3,463,094   3,738,248    4,103,328    4,403,330


                                                              Years Ended June 30,
                                          -------------------------------------------------------------
                                           1991            1992        1993         1994        1995
                                           ----            ----        ----         ----        ----
OPERATING DATA:
 Interest income.........                 $3,259,858   $3,105,356  $2,671,692  $2,385,882    $2,695,728
 Interest expense........                  2,415,798    1,989,941   1,505,763   1,263,522     1,539,422
                                          ----------   ----------  ----------   ---------     ---------
 Net interest
  income.................                 $  844,060   $1,115,415  $1,165,929  $1,122,360    $1,156,306
 Provision (reduction)
  for losses on loans ...                     18,709      121,291           0           0             0
                                           ---------   ----------  ----------    --------      --------
 Net interest income
  after provision
  (reduction) for
  losses on loans........                 $  825,351   $  994,124  $1,165,929  $1,122,360    $1,156,306
 Other income                                 35,728       35,159      31,282      26,513        24,209

 Other expenses..........                    538,849      604,888     812,571     663,885       762,025
                                           ---------    ---------  ----------   ---------     ---------
 Income (loss) before
  provision for
  federal income tax.....                  $ 322,230    $ 424,395  $  384,640  $  484,988    $  418,490

 Provision for federal
  income tax, current
  (benefit)..............                    134,777      135,620     109,486     119,908       118,488
                                            --------     --------     -------    --------     ---------

 Net income (loss).......                  $ 187,453    $ 288,775  $  275,154  $  365,080    $  300,002
                                            ========     ========     =======    ========     =========


                                          Years Ended June 30,
                         ------------------------------------------------------
                           1991         1992      1993        1994        1995
                           ----         ----      ----        ----        ----
OTHER DATA:
 Average yield on all
  interest-earning
  assets.............     8.82%         7.55%     6.87%      6.30%       6.99%
 Average cost of all
  interest-bearing
  liabilities........     7.15%         5.02%     4.50%      3.89%       4.57%
                          -----         -----     -----      -----       -----
Interest rate spread.     1.67%         2.53%     2.37%      2.41%       2.42%
                          -----         -----     -----      -----       -----
Retained earnings
  as a percent of
  assets.............     8.12%         8.67%     9.28%     10.36%      10.88%
 Number of full
  service banking
  offices............       1           1          1           1         1
 Return on assets (net
  income divided by
  average total
  assets (4).........      .49%          .73%      .69%        .91%       .74%
 Return on equity (net
  income divided by
  average total
  equity (4).........     6.1%          8.7%      7.6%        9.3%       6.8%
 Equity-to-assets ratio
  (average total equity
  divided by average
  total assets) (4)....   8.1%          8.4%      9.0%        9.8%      10.8%

__________________________
 (1)   Included under "Cash" on the Bank's Balance
       Sheet.

 (2) Comprised of investments required by law. See "Business of the Bank - Investment Activities".

 (3)   Includes accrued interest payable on deposits.

 (4)   Return on assets and equity have been computed on an annualized basis.

Lending Activities

   General

   The Bank, like most other savings associations, had traditionally concentrated its lending activities on investments in long-term fixed rate loans secured by mortgages on residential real estate. However, in response to a number of factors, including a changing economic and regulatory environment, the Bank, since 1984, has attempted to invest its funds primarily in adjustable rate residential mortgages in its market area. In order to lessen its risk from interest rate fluctuations, the Bank emphasizes the purchase of interest rate sensitive loan products, such as one year ARM loans. At June 30, 1995, $3,714,505 or 17.2%, of the Bank's total loan portfolio consisted of adjustable rate loans.

   Residential Mortgage Loans

   A substantial portion of the Bank's lending activity involves the purchase of loans secured by residential real estate, consisting of single family dwelling units. The residential mortgage loans included in the Bank's portfolio are primarily conventional loans. At June 30, 1995, $21,534,163 or 99.7% of the Bank's total loan portfolio consisted of residential mortgage loans.

   In 1984, the Bank began to offer ARM loans. Currently, these loans generally have interest rates which adjust (up or down) every year. Currently in effect is a maximum adjustment of 6% over the life of these loans with a maximum adjustment of 2% during any given year. Adjustments are based upon an index established at the time the commitment letter for the loan is issued by the Bank. The index used for most loans is tied to the applicable United States Treasury security index.

   During the fiscal year ended June 30, 1995, the Bank purchased  $3,645,774
of residential loans of which $2,682,851 were 7 to 15   year fixed rate
mortgages, $251,909 were 30 year fixed-rate loans, and $711,014 were ARM loans. The rates offered on the Bank's ARM loans are generally competitive with the rates offered by other savings and loan associations in the Bank's market area and are based upon the Bank's cost of funds and the rate of return the Bank can receive on comparable investments. Fixed-rate loans are originated and purchased only under terms and conditions and using documentation which would permit their sale in the secondary market and at rates which are offered by other financial institutions in the Bank's market area.

   Set forth below are the amounts and percentages of fixed rate and ARM loans and land contracts in the Bank's portfolio at June 30, 1993, 1994, and 1995.

                                              June 30

-------------------------------------------------------------------------------------------------
             1993                                 1994                                1995
---------------------------- --------------------------------------  ----------------------------
      Fixed   Adjustable                    Fixed  Adjustable                  Fixed   Adjustable
------------- -----------                --------- -----------              ---------- ----------

$13,815,784     $3,652,483           $17,367,541       $3,486,460        $17,819,658      $3,714,505
      79.1%          20.9%                 83.3%            16.7%              82.8%           17.2%


   The terms of the residential loans purchased and originated by the Bank range from one to thirty years. Experience during recent years indicates that as a result of prepayments in connection with refinancing and sales of the underlying properties, residential loans generally remain outstanding for periods substantially shorter than maturity of the loan contracts. At June 30, 1995, the average contractual maturity of the Bank's portfolio of fixed rate loans was 20 years and 3 months, and 23 years and 5 months with respect to its portfolio of adjustable rate loans.

   Substantially all of the Bank's residential mortgages include so-called "due on sale" clauses, which are provisions giving the Bank the right to declare a loan immediately due and payable in the event that, among other things, the borrower sells or otherwise disposes of the real property subject to the mortgage and the loan is not repaid.

   Generally, the Bank will not lend more than 80% of the appraised value of a residential property which is owner-occupied unless the borrower obtains private mortgage insurance reducing the uninsured portion of the loan to 72% of the appraised value. If private mortgage insurance is obtained, the Bank's policy is to lend up to 90% of the appraised value of the property securing the loan. The Bank applies the same standards to residential loans purchased in the secondary market.

   While the addition of ARM loans will better enable the Bank to maintain a positive spread during periods of high interest rates, it is not expected that adjustments in interest rates on ARM loans will match precisely changes in the Bank's cost of funds. The majority of the ARM loans originated and purchased by the Bank have limitations on the amount (generally 6%) and frequency of interest rate changes.

   Consumer and Other Loans

   State and federal laws and regulations permit savings institutions to make secured and unsecured consumer loans including home equity loans, (loans secured by the equity in the borrower's residence, but not necessarily for the purpose of improvement), home improvement loans (loans secured by a residential second mortgage), loans on deposit accounts (loans secured by deposit accounts), educational loans (insured by the State of Michigan) and credit card loans (unsecured). Currently, the Bank offers only loans secured by deposit accounts. These loans are made to account holders in an amount up to 90% of their account balance. At June 30, 1995, the Bank had $64,000 of loans secured by deposits representing less than 1% of the Bank's loan portfolio.

   Federal and state laws and regulations also permit savings institutions to offer commercial real estate loans and construction loans. Except for one residential construction loan made in 1990 in the amount of $37,411, which was repaid in full in 1991, the Bank does not offer these types of loans.

Mortgage Loan Portfolio Maturity

   The following table sets forth the estimated maturity of the Bank's mortgage loan portfolio at June 30, 1995. The estimated maturity amounts reflect contractual maturities and estimated loan prepayments as provided by the OTS at June 30, 1995:

    Year Ended
     June 30,         Adjustable Rate            Fixed Rate
   ------------       ----------------           -----------

   1996               $3,714,505               $     5,440
   1997-1998              --                        50,701
   1999-2000              --                        77,123
   2001-2005              --                     6,446,408
   2006-2015              --                     9,428,263
   Beyond 2015            --                     1,811,723
                      ----------               -----------
                      $3,714,505               $17,819,658
                      ==========               ===========

   The adjustable rate loans are presented at their repricing maturity versus contractual maturity.

Loan Portfolio Composition

   The following two tables set forth the composition of the Bank's loan portfolio by type of security and type of loan, at the dates indicated. The first table includes a reconciliation of total loans receivable after consideration of accrued interest receivable, discounts on loans and allowance for possible loss on loans.


Type of Security                                                     At June 30,
----------------         ----------------------------------------------------------------------------------------------
                                 1993         %                 1994             %               1995             %
                         ----------------------------------------------------------------------------------------------
Residential:
 Single Family units...  $17,468,266     98.86%           $20,854,001       99.03%        $21,534,164        99.08%

Loans on deposits......       87,673       .50                 89,228         .42              63,892          .29
Accrued interest rec.        113,362       .64                116,202         .55             137,432          .63
                          ----------    -------            ----------       -----          ----------        -----
                         $17,669,301     100.00%          $21,059,431      100.00%        $21,735,488       100.00%
                          ==========    =======            ==========      =======         ==========       =======

Less:
 Deferred profit on
  land contracts.......  $     3,130                      $     2,303                     $     1,295
 Unearned discount.....      145,876                          185,984                         176,632
 Allowance for
  possible loss on
  loans................      150,000                          150,000                         150,000
                         -----------                       ----------                      ----------
                         $   299,006                      $   338,287                     $   327,927
                          ----------                       ----------                      ----------

Total loans
 receivable............  $17,370,295                      $20,721,144                     $21,407,561
                           =========                       ==========                      ==========



Type of Loan                                                          At June 30,
------------             -----------------------------------------------------------------------------------------------
                             1993       %                   1994             %               1995             %
                         -----------------------------------------------------------------------------------------------
Loans on existing
 property:.............
 Residential (1).......  $16,125,187   91.26%            $19,724,644        93.67%        $20,594,493        94.75%
 Real Estate land
  contracts............      111,211     .63                 110,109          .52              55,930          .26
FHA and VA loans (1)...    1,231,868    6.97               1,019,248         4.84             883,741         4.07
Loans on deposits (2)..      87,673     .50                  89,228          .42              63,892          .29
Accrued interest
 receivable............      113,362     .64                 116,202          .55             137,432          .63
                         -----------   ------             ----------        -----          ----------       -------
                         $17,669,301  100.00%            $21,059,431       100.00%        $21,735,488       100.00%
                          ==========  =======             ==========       =======         ==========       =======


____________________________
(1)  Comprise the category "Residential Mortgage Loans."
(2)  Included as part of "Consumer and Other Loans."

     All of the loans in the Bank's portfolio at June 30, 1995 were secured by properties located in the state of Michigan.

Purchase, Origination and Sale of Loans and Loan Concentrations

    The Bank purchases and, to a much lesser extent, originates residential loans in conformity with standard underwriting criteria including compliance with FNMA guidelines, assurance that loans are at market rates and eligibility for possible resale in the secondary market. Currently, it is the Bank's policy to purchase and originate both fixed-rate loans and ARM loans, providing all such loans are eligible for sale in the secondary market. The Bank, however, does not currently sell any of its loans. Although the Bank has authority to lend anywhere in the United States, it has confined its loan purchase and origination activities primarily in the Bank's service area. Residential mortgage loan purchases are generated primarily from referrals from loan brokers who package loans that meet the Bank's underwriting criteria. Loan originations are generated primarily from real estate brokers and existing and walk-in customers.

   The Bank's loan approval process is intended to assess the borrower's ability to repay the loan, the viability of the loan and the adequacy of the value of the property that will secure the loan. Residential loans ranging up to $100,000 can be approved by the Investment Committee of the Bank. Loans exceeding $100,000 must be approved by the Bank's Board of Directors. The Bank utilizes independent qualified appraisers approved by the Board of Directors to appraise the properties securing its loans and requires title insurance so as to insure that the Bank has a valid first lien on the mortgaged real estate. The Bank requires borrowers to maintain fire, casualty and flood (if necessary) insurance on its secured properties.

   The procedure for approval of construction loans is the same as the residential mortgage loans, except that the appraisal evaluates the building plans, construction specifications and estimates of constructions costs. The Bank also evaluates the feasibility of the proposed construction project and the experience and track record of the developer. In addition, all construction loans generally require a commitment from a third party lender or from the Bank for a permanent long-term loan to replace the construction loan upon completion of construction.

   The following table shows mortgage and other loan purchase, origination and repayment activity for the Bank during the periods indicated:

                                              Years Ended June 30,
                                    ---------------------------------------
                                    1993            1994             1995
                                    ---------------------------------------
     Mortgage loans originated for
     the purpose of:
       Construction-residential   $        0     $        0     $        0
       Purchase/refinance-
       residential                    41,500              0              0
     Consumer and other loans
       originated                     26,600         94,525          5,000
                                   ----------      --------      ---------
     Total loans originated       $   68,100     $   94,525     $    5,000
                                   ----------      --------      ---------

     Mortgage loans purchased
       Residential                $2,806,825     $9,099,632     $3,645,774
                                   ---------      ---------      ---------

     Total loans originated and
       purchased                  $2,874,925     $9,194,157     $3,650,774
                                   ---------      ---------      ---------

     Loan credits:
      Principal repayments        $5,840,352     $5,846,148     $2,985,587
      Other:
       (Increase) decrease in
       accrued interest receivable    22,525          2,840          1,995
                                   ----------     ---------      ---------

     Total credits                $5,862,877     $5,848,988     $2,987,582
                                   ----------     ---------      ---------

     Net increases (decreases) in
       mortgage and other loans
       receivable                $(2,987,952)    $3,345,169     $  663,192
                                  ==========      =========      =========

   Under federal regulations, the aggregate amount of loans that the Bank may make to any one borrower (including related entities), with certain exceptions, is limited in general to the lesser of 10% of the Bank's net withdrawable deposits or 100% of its regulatory capital. The maximum amount which the Bank could have loaned to one borrower and the borrower's related entities at June 30, 1995 was $3,425,615. At June 30, 1995, the highest outstanding balance of loans by the Bank to one borrower and related entities was approximately $296,000.

Interest Rates, Points and Fees

   The Bank realizes interest, discounts, point and fee income from its lending activities. The Bank also realizes income from commitment fees for making commitments to originate loans, late charges, loan fees, application fees and fees for other miscellaneous services. All loan origination fees and discounts are deferred and credited to income over the contractual life of the loan using the level yield method.

   Interest rates charged on the Bank's loans are affected primarily by market and general economic conditions and such other factors as monetary policies of the federal government, the general supply of money in the economy, legislative tax policies and governmental budgetary matters and the Bank's cost of funds.

   Fees totalled $29,105, $23,803 and $22,050 for the years ended June 30, 1993, 1994, and 1995 respectively. Deferred unearned discounts at June 30, 1993, 1994, and 1995 were $145,876, $185,984 and $176,632 respectively.

Non-Performing Loans

   Loans are reviewed on a regular basis and are placed on nonaccrual status when the loans become past due 90 days or more, or when, in the judgment of management, the probability of collection is deemed to be insufficient to warrant further accrual. When a loan is placed on a nonaccrual status, previously accrued but unpaid interest is deducted from interest income. When the Bank is unable to satisfactorily resolve a delinquency within 45 days after the loan is past due, it will undertake foreclosure or other proceedings, as necessary, to minimize any potential loss.

   Real estate acquired by the Bank as a result of foreclosure or by deed in lieu of foreclosure is classified as "real estate owned" until it is sold. When property is so acquired, it is recorded at the lower of cost or fair market value at the date of acquisition. Periodically, real estate owned is reviewed to ensure that net realizable value is not less than carrying value and any allowance resulting therefrom is charged to operations as a provision for loss on real estate owned. All costs incurred from the date of acquisition in maintaining the property are expensed.

   The following table reflects the amount of loans in delinquent status as of the dates indicated:

                                                             At June 30,
                                ------------------------------------------------------------------------
                                   1993                          1994                             1995
                                -----------                      ------                          -------
  Loans delinquent for:
   30 to 59 days                $642,495                        $387,619                        $110,740
   60 to 89 days                  22,150                          26,310                          31,239
   90 or more days                46,467                               0                               0
                                 -------                         -------                         -------

  Total loans delinquent        $711,112                        $413,929                        $141,979
                                 =======                         =======                         =======

  Ratio of total loans
  delinquent to total
  loans................             4.11%                           2.00%                           .66%


   The table below sets forth the amounts and categories of non-performing assets in the Bank's loan portfolio at the dates indicated. All loans which are 90 days past due are placed on non-accrual status. For all years presented, the Bank has had no trouble debt restructurings (which involved forgiving a portion of interest or principal on any loans or making loans at a rate materially less than that of market rates). Foreclosed assets include assets acquired in settlement of loans.

                                                                             June 30,
                                 -------------------------------------------------------------------------------------------------
                                          1991                 1992             1993               1994               1995
                                          ----                 ----             ----               ----               ----
         Non-performing Assets
         ---------------------

         Non-accruing loans:
          One-to-four-family           $155,174              $180,989          $46,467             $   0           $   0
         Foreclosed assets:
          Real estate
          repossessed......              24,065                39,009           49,285                 0               0
                                       --------               -------           ------              ----            ----

         Total non-performing
          assets                       $179,239              $219,998          $95,752             $   0           $   0
                                       ========              ========          =======             =====           =====
         Total as a percentage
          of total assets                 0.46%                  0.55%            0.24%             0.00%           0.00%
                                          =====                  =====            =====             =====           ====

   There were no non-accrual loans at June 30, 1995. Therefore the amount actually recorded during the year ended June 30, 1995 was $0.


   When a mortgage loan borrower fails to make a required payment on a loan, the Bank attempts to cure the deficiency by contacting the borrower. Printed delinquency notices are sent to borrowers whose payments are more than seven, 16 and 30 days past due. Direct contacts are made after a payment is more than 30 days past due. In most cases, deficiencies are cured promptly. If deficiencies are not cured within 60 days or satisfactory arrangements to cure the delinquency are not made, then the Bank will institute measures to foreclose the mortgage. Periodic inspections are made of the property to determine the status of the collateral. If foreclosed, the property will be sold at a public sale, and usually is purchased by the Bank for the outstanding balance of the loan.

Allowance for Losses on Loans and Real Estate Owned

   The allowance for loan losses represents amounts available to absorb future loan losses. Such allowance is based on management's continuing review of the loan portfolio, historical charge-offs and current economic conditions. Provisions for loan losses are charged to earnings to bring the allowance to a level considered necessary by management. Loans or portions thereof are charged to the allowance when losses are actually realized. As of June 30, 1994, the allowance for possible losses on loans and real estate owned totalled $150,000.

   As a result of declines in real estate market values and significant losses experienced by many financial institutions, in recent years, there has been a greater level of scrutiny by regulatory authorities of the loan portfolio of financial institutions, undertaken as a part of the examination of such institutions by the OTS and FDIC or other federal or state regulators.

The results of recent examinations of other depository institutions indicate that these regulators may be applying more conservative criteria in evaluating real estate market values. The Bank was not required to increase its provisions for loan losses after its most recent examination concluded as of March 28, 1994.

   Although the allowance exceeds any identifiable probable loan losses at this time, due to the current economic conditions of the Bank's market area, management has decided to continue the allowance to match the anticipated increase in the Bank's loan portfolio. The Bank believes it has established its existing allowance for loan losses in accordance with GAAP at June 30, 1995. There can be no assurance, however, that the regulatory authorities, when reviewing the Bank's loan portfolio in the future, will not request the Bank to increase its allowance for loan losses, thereby adversely affecting the Bank's financial condition and earnings.

   The following table sets forth an analysis of the Bank's allowance for loan losses for the periods indicated.

                                                 Year Ended June 30
                                 ---------------------------------------------------
                                     1991     1992    1993      1994        1995
                                     ----     ----    ----      ----        ----
                                                 (Dollars in thousands)

    Allowance at beginning
     of period                       $10      $29      $150     $150        $150
                                      --       --       ---      ---         ---
    Provisions for loan
     losses                           37      147        0         0           0
                                      --      ---       ---      ----        ---
    Charge-offs:
    Residential real estate           18       32        0         0           0

    Recoveries                         0        6        0         0           0
                                      ---     ---       ---      ----        ---

         Net Charge-offs              18       26        0         0           0
                                      ---     ---       ---      ----        ---

         Balance at end of
         period                      $29     $150      $150     $150        $150
                                      ==      ===       ===      ===         ===
    Ratio of allowance to
     total loans outstanding
     at the end of the period        .17%     .74%      .87%     .72%        .70%
    Ratio of net charge-offs to
     average loans outstanding
     during the period               .11%     .14%        0        0           0
    Ratio of allowance to
     nonaccrual loans at the
     end of the period             18.68%   82.88%   322.81%      N/A         N/A
    Ratio of allowance to
     nonperforming assets
     at the end of the
     period                        16.18%   68.18%   156.65%      N/A         N/A

   The following table sets forth the breakdown of the allowance for loan losses by periods indicated.

                                  At June 30,
       --------------------------------------------------------------------
                                     1991
       --------------------------------------------------------------------
                                     % of Loans
                        As a % of    in Category
                        Outstanding  to Total
                        Loans in     Outstanding
             Amount     Category(1)  Loans(2)
             ------     -----------  --------
Allowances:
Mtg. Loans
Residential $28,709       .19%        90.43%
            =======        ===        =====

                                  At June 30,
       --------------------------------------------------------------------
                         1992                              1993
       --------------------------------------------------------------------
                                     % of Loans                      % of Loans
                        As a % of    in Category         As a % of   in Category
                        Outstanding  to Total           Outstanding  to Total
                        Loans in     Outstanding         Loans in    Outstanding
             Amount     Category(1)  Loans(2)   Amount  Category(1)  Loans(2)
             ------     ------------ ---------  ------  -----------  --------
Allowances:
Mtg. Loans
Residential $150,000       .79%       93.93%   $150,000       .92%      92.48%
            ========       ===        =====    ========       ===       =====

                                  At June 30,
       --------------------------------------------------------------------
                         1994                              1995
       --------------------------------------------------------------------
                                     % of Loans                     % of Loans
                        As a % of    in Category       As a % of    in Category
                        Outstanding  to Total          Outstanding  to Total
                        Loans in     Outstanding       Loans in     Outstanding
             Amount     Category(1)  Loans(2)   Amount Category(1)  Loans(2)
             ------     -----------  ---------- ------ ------------ --------
Allowances:
Mtg. Loans
Residential $150,000       .76%       94.18%    $150,000      .73%      95.35%
            ========       ===        =====     ========      ===       =====

(1) Calculated by dividing allowance for loan losses by loans outstanding in category (FHA, VA, consumer and other loans not included).

(2) Calculated by dividing loans outstanding in category (see Note 1) by total loans outstanding.

Investment Activities

   Savings associations have authority to invest in various types of liquid assets, including United States Treasury obligations and securities of various federal agencies, certificates of deposit at insured banks, bankers' acceptances and federal funds. As a member of the FHLB System, the Bank must maintain minimum levels of liquid assets specified by the OTS which vary from time to time. See "Regulation."

    Under federal regulations, federal thrift institutions may also invest a portion of their assets in certain commercial paper and corporate debt securities. They are also authorized to invest in mutual funds whose assets conform to the investments that a federal thrift institution is authorized to make directly, and to engage in hedging activities. The Bank has not made any of these types of investments or engaged in hedging activities.

   The carrying values of the Bank's investment securities, including its liquid assets, as of the dates indicated are presented below:

                                                  June 30
                                   -----------------------------------
                                      1993         1994          1995
                                      ----         ----          ----
        FHLMC preferred stock......$ 13,959     $ 13,959      $243,243
        FHLB stock ................ 190,200      192,100       207,800
                                   --------     --------      --------

             Total investments.....$204,159     $206,059      $451,043
                                   ========     ========      ========

Source of Funds
   Deposits

   Deposits have traditionally been the primary source of funds of the Bank for use in lending and investment activities. In addition to deposits, the Bank derives funds from loan amortization and income on earning assets. While loan amortization and income on earning assets are relatively stable sources of funds, deposit inflows and outflows can vary widely and are influenced by prevailing interest rates, money market conditions and levels of competition.

   Customer deposits are attracted principally from within the Bank's primary market area through the offering of a broad selection of deposit instruments including money market accounts, regular savings accounts and term accounts. The Bank does not actively solicit or advertise for deposits outside of its primary market area, nor does it engage in the acquisition of third party commission-based brokered deposits, or aggressively compete for rate negotiated jumbo deposits of $100,000 or more.

   Prior to 1984, the Bank's primary sources of deposits, other than passbook accounts, were longer-term, fixed-rate, fixed-term certificates. In recent years, the Bank has relied increasingly on newly authorized types of short term accounts and other savings alternatives that are more responsive to changes in market rates of interest than the longer term fixed-rate, fixed-term certificates that were the Bank's primary sources of deposit prior to 1981. For example, at June 30, 1995, 16.1% of all deposits were in passbook or money market accounts which bear a floating rate of interest. At June 30, 1995, 76.5% of all certificates of deposit carried remaining terms of 12 months or less.

   Prior to March 31, 1986, federal regulations imposed rate ceilings on regular savings and NOW accounts; however, such ceilings were abolished on March 31, 1986. This shifting pattern of deposit mix has resulted primarily from the progressive elimination of federally imposed rate ceilings on various types of deposits offered by federally insured financial institutions such as the Bank. The deregulation of various federal controls on insured deposits has allowed the Bank to be more competitive in obtaining funds. While the deregulation of rates payable on deposits has allowed the bank to be competitive in the acquisition and retention of funds, it has also resulted in a more volatile cost of funds.

   The following table reflects the amount of deposit accounts of the Bank in the interest rate categories set forth below and weighted average interest rates as of each date indicated.

                                                      June 30,
                          ----------------------------------------------------------------------
                             1993                         1994                           1995
                            ------                       ------                         ------

                          Amount      %               Amount           %            Amount            %
                          ------      -               ------           -            -------           -
Non-interest bearing:
    0%  -  0%             $     3,996                  $     8,903                         7,948
                          -----------                   ----------                    ----------

Total                     $     3,996       0%         $     8,903         0%        $     7,948         0%
                          -----------       --          ----------         --         ----------         --

Money market deposit:
    2.25% - 4.00%         $ 1,372,631                  $ 1,093,253                   $   905,873
    4.01% - 5.00%                   0                            0                             0
    5.01% - 6.00%                   0                            0                             0
                          -----------                   ----------                    ----------

Total                     $ 1,372,631     3.02%        $ 1,093,253      2.52%        $   905,873      2.88%
                          -----------     -----         ----------      -----         ----------      -----

Passbook accounts:
    2.50% - 5.50%         $ 5,027,264     2.75%        $ 5,035,441      2.50%        $ 4,614,958      2.50%
                          -----------     -----         ----------      -----         ---------       -----

Total                     $ 5,027,264     2.75%        $ 5,035,441      2.50%        $ 4,614,958      2.50%
                          -----------     -----         ----------      -----         ----------      -----

Certificate accounts:
    2.50% - 6.00%         $24,630,370                  $24,459,299                   $16,727,374
    6.01% - 7.00%             921,855                      664,969                    10,783,156
    7.01% - 8.00%             869,312                      619,043                       783,574
    8.01% - 9.00%             359,249                      297,273                       134,772
    9.01% - 10.25%            301,946                      237,227                       259,795
                          -----------                   ----------                    ----------

Total                     $27,082,732     4.75%        $26,277,811      4.21%        $28,688,671      5.88%
                          -----------     -----         ----------      -----         ----------      -----

Accrued interest               52,025                       23,342                        38,700
                          -----------                   ----------                    ----------

Total deposit accounts    $33,538,648     4.50%        $32,438,750      3.89%        $34,256,150      5.35%
                           ==========     =====         ==========      =====         ==========      =====

     A major determinant of the Bank's average cost of funds is the distribution of the Bank's accounts by interest rate paid, and an important indicator of the Bank's stability of lendable funds is the distribution of the Bank's accounts by maturity.

   The following table presents, by various interest rate categories, the amounts of certificate accounts at June 30, 1995 maturing during the periods reflected below.



                         2.75-      6.01-     7.01-     8.01-
                         6.00%      7.00%     8.00%     10.25%       Total
                         -----      -----     -----     ------       -----
Certificate accts.
maturing in the
12 months ending:

 6/30/96            $14,134,904  $7,469,884  $235,035   $129,486  $21,969,309
 6/30/97                990,907   2,688,585   367,378     59,056    4,105,926
 6/30/98                645,377     488,879    70,805     63,598    1,268,659

Certificate
accounts
maturing
thereafter:
                        956,186     135,808   110,356    142,427    1,344,777
                    -----------  ----------  --------   --------  -----------

 Total              $16,727,374 $10,783,156  $783,574   $394,567  $28,688,671
                    =========== ===========  ========   ========  ===========

   Included in the deposit totals in the above table are savings certificates of deposit with balances of over $100,000. None of these were brokered deposits. At June 30, 1995, accounts having balances of greater than $100,000 represented 27.00% of total deposits.

   Deposit flows historically have been related to general economic conditions. Reduced deposit inflows or outflows have generally accompanied periods of high interest rates. To resist these historical trends, the Bank, as well as the savings and loan industry as a whole, has increasingly relied on short-term certificate accounts and other deposit alternatives that are more responsive to market conditions than passbook accounts and fixed-rate, fixed-term certificates. This greater variety of deposit accounts has allowed the Bank to be more competitive in obtaining funds. At the same time, however, these sources of funds are more costly than traditional sources. In addition, the Bank has become increasingly subject to short-term fluctuations in deposit flows, as customers have become more interest rate conscious. The ability of the Bank to attract and maintain savings deposits and the Bank's cost of funds have been, and will continue to be, significantly affected by money market conditions.

   The following table sets forth certain information as to the Bank's deposit flows at the dates and for the periods indicated:



                                          June 30
                        --------------------------------------
                          1993           1994           1995
                        --------       --------       --------

Beginning balance       $35,063,304    $33,538,648    $32,438,750

Additional deposits, net
of withdrawals           (3,026,324)    (2,360,326)       279,409

Interest credited         1,501,668      1,260,428      1,537,991
                        -----------    -----------     ----------

Net increase (decrease)  (1,524,656)    (1,099,898)     1,817,400
                        -----------    -----------     ----------

Ending balance          $33,538,648    $32,438,750    $34,256,150
                        ===========    ===========    ===========

Borrowings

   As a member of the FHLB System and the FHLB of Indianapolis, the Bank is eligible to arrange borrowings or advances for various purposes and on various terms. At June 30, 1993, 1994, and 1995, the Bank had no FHLB of Indianapolis advances. The Bank did have borrowings of $153,000 at June 30, 1993, $117,000 at June 30, 1994 and $81,000 at June 30, 1995, relative to its ESOP.

Employees

   As of June 30, 1995, the Bank employed five persons on a full-time basis and two persons on a part-time basis. The Bank provides one of its employees with hospitalization. A profit sharing plan is provided for all full-time employees and an employee stock ownership plan is provided for employees meeting certain eligibility requirements. None of the Bank's employees is represented by any collective bargaining group and management considers its relations with its employees to be excellent.


                           REGULATION

GENERAL

   To the extent that the following information describes statutory or regulatory provisions, it is qualified in its entirety by reference to the particular statutory and regulatory provisions. Any change in applicable law or regulation may have a material effect on the business and prospects of the Bank. The operations of the Bank may be affected by legislative changes and by the policies of various regulatory authorities.

   By virtue of its federal charter, membership in the FHLB of Indianapolis and FDIC insurance, the Bank is subject to extensive regulation by the OTS and the FDIC. The Bank must file reports with the OTS describing its activities and financial condition and is periodically examined to test compliance with various regulatory requirements. This supervision and regulation is intended primarily for the protection of depositors. Certain of these regulatory requirements are referred to below or elsewhere in this annual report.

Financial Institutions Reform, Recovery and Enforcement Act of 1989

   On August 9, 1989, the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") was enacted. FIRREA substantially restructured the regulation of savings associations, increased the capital requirements applicable to savings associations and included other revisions that may materially impact the future operations of savings associations.

   Under FIRREA, the FSLIC was dissolved and a new insurance fund named the Savings Association Insurance Fund (the "SAIF") was established. The insurance fund for commercial banks, referred to as the Bank Insurance Fund (the "BIF"), and the SAIF will not be commingled, although both will be administered by the FDIC. The FHLBB was replaced by the OTS, which is a bureau of the U.S. Department of Treasury. The OTS has primary federal regulatory jurisdiction over all federal and state chartered savings associations and their holding companies. Deposits in federal and state chartered savings associations that formerly were insured by the FSLIC up to legally applicable limits ($100,000 per depositor), continue to be insured by the SAIF, as administered by the FDIC, up to the same legally applicable limits.

Insurance Premiums

   Deposit insurance premiums under FIRREA, increased to 0.23% effective January 1, 1991 and continued at that level through calendar year 1993. The FDIC has recently passed a new assessment schedule based on risk. Under the new risk-based schedule, the healthiest banks and savings associations pay premiums of 0.23% while the weakest institutions have paid premiums of 0.31% since January 1, 1994. The rate decreased to 0.18% for the period beginning January 1, 1994 to December 31, 1997. By calendar year 1998, premiums are expected to be reduced to 0.15%. FIRREA also contains a mechanism by which the FDIC could, in certain circumstances related to fund losses and severe economic conditions, raise premiums to a maximum of 0.325%. Increases, however, would be limited to annual increases of no greater than .075% per year.

Qualified Thrift Lender Test

   All savings associations, including the Bank, are required to meet a Qualified Thrift Lender ("QTL") test to avoid certain restrictions on their operations. Under the recently enacted FDIC

Improvement Act (see below), a depository institution must have at least 65% of its portfolio assets (which consist of total assets less intangibles, properties used to conduct the savings association's business and liquid assets not exceeding 20% of total assets) in qualified thrift investments on a monthly average basis in nine of every twelve months. Loans and mortgage-backed securities secured by domestic residential housing, as well as certain obligations of the FDIC and certain other related entities may be included in qualifying thrift investments without limit. Certain other housing-related and non-residential real estate loan and investments, including loans to develop churches, nursing homes, hospitals, and schools, and consumer loans and investments in subsidiaries engaged in housing-related activities may also be included. Qualifying assets for the QTL test include investments related to domestic residential real estate or manufactured housing, the book value of property used by an association or its subsidiaries for the conduct of its business, an amount of residential mortgage loans that the association or its subsidiaries sold within 90 days of origination, shares of stock issued by any FHLB and shares of stock issued by FHLMC or FNMA.

   Any savings association that fails to meet the test must convert to a bank charter, unless it requalifies as a QTL for two out of three years and thereafter remains a QTL. If such an association does not requalify and converts to a bank charter, it must have remained SAIF-insured until at least December 31, 1993, or until the FDIC permits it to transfer to the BIF, if later. If an association that fails the test has not yet requalified and has not converted to a bank, its new investments and activities are limited to those permissible for a national bank, and it is limited to national bank branching rights in its home state. In addition, the association is immediately ineligible to receive any new FHLB advances and is subject to national bank limits for payment of dividends. If such association has not requalified or converted to a bank three years after the failure, it must divest of all investments and cease all activities not permissible for a national bank. In addition, it must repay promptly any outstanding FHLB advances.

   As of June 30, 1995, the Bank was in compliance with the QTL requirements.

Transaction with Affiliates

   Savings associations are now subject to Sections 23A and 23B of the Federal Reserve Act governing transactions with affiliates. Exemptions from Sections 23A and 23B may only be granted by the Federal Reserve Board. In addition, savings associations may not make any loan to an affiliate unless that affiliate is engaged only in activities permissible for bank holding companies. A savings association may not purchase or invest in securities issued by affiliates (other than securities of a subsidiary). FIRREA also imposes the restrictions of section 22(h) of the Federal Reserve Act on savings associations as if savings associations were member banks, subject to the OTS Director's authority to impose more stringent restrictions as necessary to protect safety and soundness. Section 22(h) generally imposes limitation on loans and extensions of credit to directors, executive officers and 10% stockholders.

Loans to One Borrower

   FIRREA generally requires savings associations to follow the national bank loans-to-one borrower restrictions. For loans not fully secured, the total loans and extensions of credit by a national banking association to a person outstanding at one time and not fully secured by collateral having a market value at least equal to the amount of the loan or extension of credit may not exceed 15% of the unimpaired capital and unimpaired surplus of the association. Loans in an amount equal to an additional 10% of unimpaired capital and surplus also may be made to a borrower if the loans are fully secured by readily marketable collateral.

   FIRREA permits certain exceptions to these national bank requirements. A savings association may make loans to one borrower of up to $500,000 for any purpose. A savings association may make loans to one borrower of up to the lesser of $30 million or 30% of unimpaired capital and unimpaired surplus to develop domestic residential housing units if the purchase price per single family unit is $500,000 or less, the OTS Director approves the making of the loans, the association is and continues to be in compliance with its fully phased-in capital standards, the loans comply with applicable loan-to-value requirements and loans to all borrowers made under this higher limit do not in the aggregate exceed 150% of the association's unimpaired capital and surplus. A savings association may not utilize both of these exceptions with respect to the same borrower. The Bank's largest amount of loans to one borrower is below the new statutory requirement. This aspect of the statute is not expected to affect lending operations of the Bank.

Federal Home Loan Bank System

   The Bank is a member of FHLB System, which consists of 12 district FHLBs which, pursuant to FIRREA, are subject to the supervision and regulation of the Federal Housing Finance Board. The Bank, as a member of the FHLB of Indianapolis, is required to acquire and hold shares of capital stock in the FHLB of Indianapolis in an amount at least equal to 1% of the aggregate principal amount of its unpaid residential mortgage loans, home purchase contracts and similar obligations at the beginning of each year, or 1/20th of its FHLB advances, whichever is greater. At June 30, 1995, the Bank was in compliance with this requirement.

   OTS regulations use the concept of a QTL to determine eligibility for FHLB Advances. An association's eligibility for FHLB advances may be reduced if the association fails to maintain its QTL status.

   OTS regulations require member associations to comply with the rules and regulations promulgated by the FHLB System. These regulations mandate, in part, a liquidity requirement, currently approximately 5% of liabilities which may be changed from time to time by the OTS to any amount within the range of 4% to 10% depending upon economic conditions and the deposit flow of member associations. Member associations are also required to maintain an average daily balance of short-term liquid assets (those generally with maturities of one year or less) at a specified percentage (currently 1%) of the total of its net withdrawable deposits and borrowings payable in one year or less. Monetary penalties may be imposed for failure to meet liquidity requirements. At June 30, 1995 the Bank's average liquidity exceeded the applicable 5% liquidity requirement.

Regulatory Capital Requirements

  FIRREA substantially changed the capital requirements applicable to savings associations. The legislation requires three separate measurements of capital adequacy: a leverage ratio standard, a tangible capital standard and a risk-based capital standard. Such regulations, effective December 7, 1989, require standards no less stringent than the capital standards applicable to national banks. Further, the leverage ratio standard must include a requirement that savings associations maintain core capital in the amount of not less than 3% of total assets. Core capital is defined in FIRREA as core capital defined for national banks, plus 90% of purchase mortgage servicing rights (as permitted by the FDIC) and qualifying supervisory goodwill on a declining basis until 1995. Core capital is defined for national banks as common stock, noncumulative preferred stock and retained earnings less nonqualifying intangibles such as goodwill. The minimum tangible capital requirement is 1.5% of total assets.

   Subsequent to FIRREA, the Office of the Comptroller of the Currency ("OCC") issued its final core capital leverage ratio regulation which requires national banks with the highest rating to maintain a leverage ratio of 3%. All other national banks are required to maintain leverage ratios of at least 4% to 5%. In accordance with FIRREA, OTS has issued proposed regulations that mirror the leverage ratio requirement of the OCC. No assurance can be given as to when, and in what form, the final OTS regulations will be issued. As of June 30, 1995, the Bank's leverage ratio was 14.18%.

   The risk-based capital requirement is 8.0% of the value of risk-weighted assets. The risk-based requirement was phased in with 90%
of the 8.0% requirement (7.2%) being effective on December 31, 1990 and 100% after December 31, 1992. The risk-based rule includes off-balance-sheet risks, as well as those that are reported on an association's financial statements. The minimum capital for the credit risk component, i.e., the risk of a loan being repaid, is calculated by multiplying the value of each asset (including off-balance-sheet commitments) by one of five risk factors and holding 8.0% of the result as the minimum requirement capital. The five risk categories range from 0% for cash to 200% for certain delinquent loans and repossessed property. On August 31, 1993, the OTS issued a final rule that added an interest-rate risk component to the risk-based capital rule. Under the final rule, savings associations with a normal level of interest-rate-risk, as calculated by the OTS Net Portfolio Value Model, are subject to a deduction from total capital for purposes of calculating their risk-based capital requirement.

   The following presents the Bank's capital levels and ratios relative to its minimum capital requirements as of June 30, 1995:

                  Actual           Required           Excess
              --------------   ----------------  ----------------
               Amount     %      Amount      %     Amount      %
               ------     -      ------      -     ------      -

Risk-based  $6,089,000  42.0%   $1,159,000  8.0%  $4,930,000  34.0%
Leverage     5,939,000  14.2%    1,256,000  3.0%   4,683,000  11.2%
Tangible     5,939,000  14.2%      628,000  1.5%   5,311,000  12.7%


   If a savings association fails to comply with the capital standards, the OTS District Director may restrict asset growth and require that the association comply with capital directives which may restrict, among other things, the payment of dividends and certain compensation.

   FIRREA prohibits the inclusion in capital of any investments in and extensions of credit to any subsidiary engaged in activities not permissible for a national bank, except for investments in mortgage banking subsidiaries, certain insured institution subsidiaries and in qualifying federal associations. Through June 1995, if a savings association's subsidiary was, as of April 12, 1989, engaged in activities not permissible for a national bank, the savings association may include in calculating capital a specified percentage of the lesser of: (i) the savings association's investments in and extensions of credit to the subsidiary on the date as of which the savings association's capital is being determined. The OTS Director has discretionary authority to require a lesser percentage on a case-by-case basis in the interest of safety and soundness of the institution.

Capital Distributions

   Capital distributions are defined to include dividends, stock repurchases and cash-out mergers. Under OTS regulations, the authorization of an insured association to make capital distributions is predicated upon whether it is a Tier 1, 2, or 3 association.

   A Tier 1 association is one having net capital in excess of its fully phased-in capital requirements. Such an association is permitted to make a capital distribution without application to the OTS although a 30-day prior notice provision would apply. A Tier 1 association is authorized to make capital distributions during a calendar year equal to 100% of its net income to date during that year plus the amount that would reduce by one-half its surplus capital ratio at the beginning of the calendar year. A Tier 1 association that has been notified it is in need of more than normal supervision is treated as a Tier 2 or 3 association at the discretion of the OTS District Director.

   A Tier 2 association is one that has net capital above its regulatory capital requirements but below its fully phased-in capital requirement. Such an association is permitted to make a capital distribution without application to the OTS although a distribution by a Tier 2 association would be limited to between 25% and 75% of net income over the most recent four-quarter period dependent upon the association's compliance with the applicable risk-based capital requirements.

   A Tier 3 association is one with net capital below the amount of its regulatory capital requirements. Such an association is not authorized to make any capital distribution without prior written OTS approval.

   An association subject to restrictions under an agreement or application condition that are more stringent than the restrictions imposed by this rule may submit written notice to its District Director seeking to be subject to this rule. Until such determination is made, the more stringent conditions apply. Currently, the Bank is considered to be a Tier 1 association as it exceeds all of its fully phased-in capital requirements.

Accounting Changes

   In December 1987, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No 96 ("SFAS No 96") relating to the method of accounting for income taxes. SFAS No. 96 was amended by SFAS No. 100, 103 and subsequently superseded by SFAS No. 109. SFAS No. 109 was adopted for fiscal year beginning July 1, 1993, and requires the Bank to take into account changes in tax rates when valuing the deferred income tax amounts recorded on the balance sheet. The statement also requires that deferred taxes be provided for all temporary differences between financial statement income and tax income (including, for example, differences due to the revaluation of assets acquired by merger or acquisition) in addition to the timing differences in the recognition of income for financial statement and tax purposes which were covered by prior accounting rules. The adoption of
this pronouncement had no material effect   on the Bank's financial statements.

   In December 1990, FASB issued SFAS No. 106, "Employers' Accounting for Post-retirement Benefits Other Than Pensions." SFAS No. 106 focuses primarily on post-retirement health care benefits, and will significantly change the prevalent current practice of accounting for post-retirement benefits on a cash basis by requiring accrual, during the years that the employee renders the necessary service, of the expected cost of providing those benefits to an employee and the employee's beneficiaries and covered dependents. SFAS No. 106 was effective for the fiscal year beginning July 1, 1993. The adoption of SFAS No. 106 had no effect on the Bank's financial statements.

   In addition, in December 1991, FASB issued SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," which is effective for fiscal years ending after December 15, 1992 (December 15, 1995 in the case of entities with less than $150 million in total assets). SFAS No. 107 requires financial institutions to disclose, either in the body of their financial statements or in the accompanying notes, the "fair value" of financial instruments for which it is "practicable to estimate that value." SFAS No. 107 defines "fair value" as the amount at which a financial instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Quoted market prices, if available, are deemed the best evidence of the fair value of such instruments. Most deposit and loan instruments issued by financial institutions are subject to SFAS No. 107 and its effect will be to require financial statement disclosure of the fair value of most of the assets and liabilities of financial institutions such as the Bank. Such disclosure requirements could adversely affect the market price of the common stock of such institutions as well as their ability to raise funds in the financial market.

  In May, 1993, FASB issued SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," and in January, 1995, FASB issued SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures," which amends the disclosure requirements in SFAS No. 114. These two statements are effective for fiscal years beginning after December 15, 1994. The Bank will adopt SFAS No. 114 and SFAS No. 118 for the fiscal year ending June 30, 1996. Management believes any impact if applied earlier would be immaterial.

  In May, 1993 FASB issued SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which is effective for fiscal year 1994. However, under the early adoption provisions of SFAS NO. 115, savings associations could have adopted the standard as early as June 30, 1993, depending on their fiscal year-end. SFAS No. 115 requires financial institutions to report most debt and equity securities at fair value, rather than at amortized cost, except where there is a positive intent and ability to hold the securities to maturity. The Bank has classified its securities into the held-to-maturity category and said securities are reported at amortized cost. Adoption of SFAS No. 115 increased retained earnings at July 1, 1995 by $133,098.

In March 1995, FASB issued SFAS No. 119, "Disclosures about Derivative Financial Instruments and Fair Value of Financial Instruments," which is effective for fiscal years ending after December 15, 1995 for those entities with total assets less than $150 million. The Bank will adopt SFAS No. 119 for the fiscal year ending June 30, 1996. Management believes the adoption of this pronouncement will have no effect on the Bank's financial statements.

In June, 1995, FASB issued SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," which is effective for fiscal years beginning after December 15, 1995. The Bank will adopt SFAS No. 121 for the fiscal year ending June 30, 1997. Management believes any impact if applied earlier would be immaterial.

Federal Reserve System

   In 1980, Congress enacted legislation which imposed Federal Reserve Board reserve requirements on all depository institutions that maintain transaction accounts, nonpersonal time deposits, NOW accounts, money market deposit accounts and other types of accounts that permit payments or transfers to third parties which fall within the definition of transaction accounts. Under these regulations, an association must maintain average daily reserves equal to 3% of the first $42.2 million of net transaction accounts. If total net transaction accounts exceed $42.2 million, average daily reserves must equal $1.2 million plus 12% of the amount which exceeds $42.2 million. In addition, an initial reserve of 3% must be maintained on nonpersonal time deposits (which include certain borrowings with original maturities of less than one and one-half years). These percentages are subject to adjustment by the Federal Reserve Board. As of June 1995, the Bank was in compliance with this reserve requirement.

   The Depository Institution Deregulation and Monetary Control Act of 1980 also gives savings associations authority to borrow from the Federal Reserve Bank "discount window." Federal Reserve policy generally requires savings associations to exhaust all FHLB sources before borrowing from the Federal Reserve System.

Federal Deposit Insurance Corporation Improvement Act of 1991

   On December 19, 1991, the President signed into law the Federal Deposit Insurance Corporation Improvement Act of 1991 (the "FDIC

Improvement Act"). Among its provisions, the FDIC Improvement Act: (1) provides for a $70 billion recapitalization of the BIF, (2) provides for annual on-site examinations for all insured institutions, (3) categorizes banks based upon capital adequacy and restricts the ability of undercapitalized banks to increase assets, pay interest on subordinated debt or engage in certain business activities otherwise permitted, (4) changes current FDIC policy by requiring deposit insurance premiums to vary among banks based upon the range of risk faced by each bank, (5) bars state banks from engaging in business activities not permitted for national banks, (6) requires the bank regulatory agencies to overhaul the risk-based capital standards to take into account interest rate risk, loan concentration and similar factors, and (7) includes a number of provisions affecting the operations and management of insured institutions that confer substantial discretion on the federal regulatory agencies to develop implementing regulations.

   Capital Definitions.    The FDIC Improvement Act introduces definitions
relating to the capital condition of insured institutions that determine the extent to which the institutions can engage in certain activities. At each successive downward level of capital, institutions become subject to more restrictions and regulators are given less flexibility in dealing with the institution. The defined terms are "well capitalized" (significantly exceeding the required minimum capital requirements), "adequately capitalized" (meeting the required capital requirements), "undercapitalized" (failing to meet any one of the capital requirements), "significantly undercapitalized" (significantly below any one capital requirement) and "critically undercapitalized" (failing to meet all capital requirements). Within one year of enactment, each federal banking agency is directed to specify the levels at which an insured institution falls within each category.


    Restrictions on Undercapitalized Institutions

    Undercapitalized institutions are subject to close monitoring by the appropriate federal banking agency and must submit a capital restoration plan to the agency. If the institution is owned by a holding company, the capital restoration plan must be guaranteed by the holding company up to 5% of the institution's total assets. In addition, the FDIC Improvement Act restricts asset growth of undercapitalized institutions and prohibits acquisitions, branching and new activities without prior regulatory approval. Undercapitalized and significantly undercapitalized institutions that fail to submit and implement capital restoration plans are subject to additional restrictions on interest rates paid on deposits, transactions with affiliates, senior officer compensation and, if applicable, capital distributions by the institutions holding company without the prior approval of the Federal Reserve

Board. Additionally, the appropriate federal banking agency may order dismissal of directors and officers or a new election of board members. Critically undercapitalized institutions are further prohibited from making principal and interest payments on subordinated debt.

    Operations and Management Standards. In the operations area, the FDIC Improvement Act requires the federal banking agencies to develop standards relating to internal controls, loan documentation, credit underwriting, interest rate exposure and asset growth. These standards are to include quantitative criteria for classified loans, earnings, reserves and market value to book value for publicly traded shares. Additionally, the FDIC Improvement Act requires the federal banking agencies to issue uniform regulations prescribing standards for real estate lending that are to consider such factors as the risk to the deposit insurance fund, the need for safe and sound operation of insured institutions and the availability of credit. As for management controls, the FDIC Improvement Act requires the federal banking agencies to establish standards for employee compensation. The standards are to be used to determine whether compensation is excessive by considering factors such as the services actually performed by the individual, the financial condition of the institution, comparable compensation practices at similarly situated institutions and any connection between the individual and fraudulent acts regarding the institution.

   Other Items. Other significant provisions of the FDIC Improvement Act include restrictions on the ability of insured institutions to make capital distributions, such as dividends and stock purchases, if after making the distribution the institution would be undercapitalized. The FDIC Improvement Act further prohibits state chartered banks from engaging in activities not permissible for national banks unless the appropriate federal banking agency finds that the activity does not pose a significant risk to the deposit insurance fund and the institution is in compliance with acquiring or retaining any equity investments of a type that is not permissible for a national bank.

Effective Dates.   Many of the FDIC Improvement Act's provisions did not become effective until final implementing regulations were issued by the appropriate federal banking agencies or at other times specified in that Act. The provisions regarding operations and management standards became effective on December 1, 1993.

   It is impossible to predict what impact the FDIC Improvement Act will have on the Bank, especially since so many of the Act's provisions will be defined through future regulatory action. Certain provisions such as those requiring the regulatory agencies to establish uniform standards for certain real estate loans may affect the way in which the Bank conducts its business and other provisions such as those relating to the establishment of the risk-based premium system may adversely affect the Bank's results of operations.


Interstate Banking and Branching

   Effective October 10, 1988, Michigan adopted an interstate banking law allowing nationwide interstate banking on a reciprocal basis. Prior to that date, Michigan's interstate banking region consisted only of Illinois, Indiana, Ohio, and Wisconsin. Effective July 7, 1987, Michigan law allowed thrifts from any state to acquire or merge with Michigan thrifts on a reciprocal basis.

   In addition, the OTS has recently eliminated virtually all restrictions on the ability of federal savings associations to branch interstate on a nationwide basis. Under prior law, interstate branching by federal savings associations was prohibited if, among other things, the law of the state in which the branch was to be located did not permit a state chartered thrift to establish such a branch. This limitation, among others, was eliminated under the new OTS rule.



                 FEDERAL AND STATE TAXATION

Federal Taxation

   General.   The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to the Bank.


   For federal income tax purposes, the Bank reports its income and expenses primarily on the cash method of accounting. Both before and after Conversion, the Bank is and will be subject to the rules of federal income taxation applicable to corporations. For its taxable year ended June 30, 1995, the Bank was subject to a maximum federal income tax rate of 34%.

   Bad Debt Reserves.   Savings institutions such as the Bank
which meet certain definitional tests primarily relating to their assets and the nature of their business ("qualifying thrifts") are permitted to establish a reserve for bad debts and to make annual additions thereto, which additions may, within specified formula limits, be deducted in arriving at their taxable income.

   Earnings appropriated for bad debt reserves are deducted for federal income tax purposes and cannot be used by the Bank to pay cash dividends without the payment of income taxes by the Bank at the then current income tax rate on the amount deemed distributed, which would include the amount of any federal income taxes attributable to the distribution. Thus, any dividends that would reduce amounts appropriated to the Bank's bad debt reserves and deducted for federal income tax purposes could create a tax liability for the Bank. The Bank does not intend to pay dividends that would result in a recapture of its bad debt reserves.

   Corporate Alternative Minimum Tax.    For taxable years beginning after
December 31, 1986, the Code imposes an Alternative Minimum Tax ("AMT") of 20% on alternative minimum taxable income ("AMTI"). The excess of the bad debt reserve deduction using the percentage of taxable income method over the deduction that would have been allowable under an experience method is treated as a preference item for purposes of computing the AMTI. Only 90% of AMTI can be offset by net operating losses. For taxable years beginning after December 31, 1989, the adjustment to AMTI based on book income will be an amount equal to 75% of the amount by which a corporation's adjusted current earnings exceed its AMTI (determined without regard to this preference and prior to reduction for net operating losses). In addition, for taxable years beginning after December 31, 1986, and before January 1, 1996, an environmental tax of .12% of the excess of AMTI (with certain modification) over $2.0 million is imposed on corporations, including the Bank, whether or not an AMT is paid. The Bank does not expect to be subject to the AMT.

   Distributions.   To the extent that (i) the Bank's reserve for losses on
qualifying real property loans exceeds the amount that would have been allowed under an experience method and (ii) the Bank makes "non-dividend distributions" to stockholders that are considered to result in distributions from the excess bad debt reserve or the supplemental reserve for losses on loans ("Excess Distributions"), then an amount based on the amount distributed will be included in the Bank's taxable income. Non-dividend distributions include distributions in excess of the Bank's current and accumulated earnings and profits, distributions in redemption of stock and distributions in partial or complete liquidation. However, dividends paid out of the Bank's current or accumulated earnings and profits, as calculated for federal income tax purposes, will not be considered to result in a distribution from the Bank's bad debt reserves.

   The amount of additional taxable income created an Excess Distribution is an amount that when reduced by the tax attributable to the income is equal to the amount of the distribution. Thus, if after the conversion, certain portions of the Bank's accumulated tax bad debt reserve are used for any purpose other than to absorb qualified bad debt loans, such as for the payment of dividends or other distributions with respect to the Bank's capital stock (including distributions upon redemption or liquidation), approximately one and one-half times the amount so used would be includable in gross income for federal income tax purposes, assuming a 34% corporate income tax (exclusive of state taxes). See "Regulation" for limits on the payment of dividends by the Bank.

   The Bank's federal income tax returns have been audited by the Internal Revenue Service through the fiscal year ended June 30, 1973.

State Taxation

   The State of Michigan imposes a tax on tangible personal property in the amount of $.20 per $1,000 of deposits of a thrift institution less the amount of deposits owed to the federal or Michigan state government, their agencies or certain other financial institutions. The State of Michigan also imposes a "Single Business Tax." The Single Business Tax is a value-added type of tax and is for the privilege of doing business in the State of Michigan. The computation of the single business tax begins with federal taxable income, and the base is subject to various adjustments that increase the tax base for compensation, depreciation and net operating loss carryforwards, if any, utilized in arriving at federal taxable income. The tax base is decreased by the cost of acquisition of tangible assets during the year. The tax rate is 2.35% of the Michigan adjusted tax base.

Item 2. Properties.

   The Bank owns one banking office located in St. Clair Shores, Michigan.

   The following table provides certain information with respect to the Bank's office at June 30, 1995.

                                                       Net Book
Office                           Date Opened            Value
------                           -----------            -----

23505 Greater Mack Avenue        October 1956          $81,828
St. Clair Shores, Michigan

   The total net book value of the Bank's premises and equipment at June 30, 1995 was $81,828. The Bank intends to renovate its office and purchase computer equipment at an estimated cost of $250,000. See Note 4 to the Bank's Financial Statements for additional information.

Item 3.  Legal Proceedings

   The Bank is not a party to any pending legal proceedings other than routine litigation incidental to its business activities.

Item 4.  Submission of Matters to a Vote of Security Holders

   No matters were submitted to a vote of members or security holders during the fourth quarter ended June 30, 1995. On July 27,

1992, members of the Association approved the Association's Plan of Conversion providing for the conversion of the Association from state mutual to federal stock form. As part of the conversion, the Association changed its name to Macomb Federal Savings Bank.

Item 5.  Market for Registrant's Common Equity and Related
         Shareholder Matters

   Reference is made to page 1 of the Bank's 1995 Annual Report to Shareholders for the information required by this item, which is incorporated herein by reference.

Item 6.  Selected Financial Data

   See "Selected Financial Data of the Bank" under Item 1, "Business" hereof.

Item 7.  Management's Discussion and Analysis of Operations and
         Financial Condition

   Reference is made to pages 6 - 22 of the Bank's 1995 Annual Report for the information required by this item, which is incorporated herein by reference.

Item 8.  Financial Statements and Supplementary Data

   The financial statements contained in the 1995 Annual Report to Stockholders which are listed under Part IV, Item 14 hereof, are incorporated herein by reference.

Item 9.  Changes in and Disagreements with Accountants on
         Accounting and Financial Disclosure

    None

                                    PART III


Item 10. Directors and Executive Officers of the Registrant

   Reference is made to pages 2 - 3 of the Bank's definitive proxy statement for the Bank's 1995 Annual Meeting of Shareholders (the "Proxy Statement") for the information required by this item, which is incorporated herein by reference.

Item 11. Executive Compensation

   Reference is made to pages 6 - 14 of the Proxy Statement for the information required by this item, which is incorporated herein by reference.

Item 12. Security Ownership of Certain Beneficial Owners and
         Management

   Reference is made to pages 4 - 5 of the Proxy Statement for the information required by this item, which is incorporated herein by reference.


Item 13, Certain Relationships and Related Transactions


   Reference is made to page 14 of the Proxy Statement for the information required by this item, which is incorporated herein by reference.


                         PART IV

Item 14, Exhibits, Financial Statement Schedules, and Reports on
         Form 8-K


   (a) The following financial statements of the Bank, included in the Bank's 1995 Annual Report to Shareholders, are incorporated by reference in Item 8 hereof.


   1.   Financial Statements


        Independent Auditor's Report

        Balance Sheets as of June 30, 1994 and 1995

        Statements of changes in Stockholders' Equity for the years ended June 30, 1993, 1994, and 1995

        Statements of Operations for the years ended June 30, 1993, 1994, and 1995

        Statements of Cash Flows for the years ended June 30, 1993, 1994, and 1995

        Notes to Financial Statements


        Supplementary Information


        Schedule I - Other Assets and Liabilities

  2.    Financial Statement Schedules


        All schedules have been omitted because they are not required or applicable, or the required information is shown in the financial statements or the notes thereto.




  3.    Exhibits

Exhibit No.   Description of Exhibit


  3.2         Bylaws

  10.1        Employment Agreement with Stanley A. Jacobson

  10.2        Employment Agreement with Jeffrey I. Kopelman

  13          1995 Annual Report to Shareholders

  28          Proxy Statement for 1995 Annual Meeting


  (b) No reports on Form 8-K were filed during the last quarter of the fiscal year ended June 30, 1995.

                                   SIGNATURES



   Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                           MACOMB FEDERAL SAVINGS BANK

September 25, 1995     By: /s/ Stanley A. Jacobson
                          -------------------------------------
                          Stanley A. Jacobson, President,
                          Principal Executive Officer and
                          Director

   Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


September 25, 1995         /s/ Stanley A. Jacobson
                          --------------------------------------
                          Stanley A. Jacobson, President,
                          Principal Executive Officer and
                          Director

September 25, 1995         /s/ Esther Mason
                          --------------------------------------
                          Esther Mason, Executive Vice
                          President, Principal Financial and
                          Accounting Officer and Director

September 25, 1995         /s/ Mark T. Jacobson
                          --------------------------------------
                          Mark T. Jacobson, Chairman of the
                          Board of Directors

September 25, 1995         /s/ Paul E. Andrews
                          --------------------------------------
                          Paul E. Andrews, Director

September 25, 1995         /s/ Jon M. Fox
                          --------------------------------------
                          Jon M. Fox, Director

September 25, 1995         /s/ James H. Hudnut
                          --------------------------------------
                          James H. Hudnut, Secretary and
                          Director

September 25, 1995         /s/ Steven E. Zack
                          --------------------------------------
                          Steven E. Zack, Director

                                 EXHIBIT INDEX

                                                       Page at Which
                                                       Exhibit Appears
Exhibit                                                In Sequentially
Number         Description of Exhibit                  Numbered Copy
------         ----------------------                  ---------------

 3.2           Bylaws                                        38

 10.1          Employment Agreement with Stanley A.
               Jacobson                                      52

 10.2          Employment Agreement With Jeffrey I.
               Kopelman                                      62

 13            1995 Annual Report to Shareholders            71

 28            Proxy Statement for 1995 Annual Meeting      113


                                                                   EXHIBIT 3.2

                                     BYLAWS

                                     BYLAWS
                                       OF
                          MACOMB FEDERAL SAVINGS BANK


                            ARTICLE I - HOME OFFICE

        The home office of the Savings Bank shall be at 23505 Greater Mack Avenue, St. Clair Shores, in the County of Macomb, in the State of Michigan.

                           ARTICLE II - STOCKHOLDERS

        Section 1. Place of Meetings. All annual and special meetings of stockholders shall be held at the home office of the Savings Bank or at such other place in the State in which the principal place of business of the Savings Bank is located as the board of directors may determine.

        Section 2. Annual Meeting. A meeting of stockholders of the Savings Bank for the election of directors and for the transaction of any other business of the Savings Bank shall be held annually within 120 days after the end of the Savings Bank's fiscal year, on the fourth Thursday of October if not a legal holiday, and if a legal holiday, then on the next day following which is not a legal holiday, at 4:00 p.m., or at such other date and time within such 120-day period as the board of directors may determine.

        Section 3. Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by the regulations of the Office of Thrift Supervision ("Office"), may be called at any time by the chairman of the board, the president, or a majority of the board of directors, and shall be called by the chairman of the board, the president, or the secretary upon the written request of the holders of not less than one-tenth of all the outstanding capital stock of the Savings Bank entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered at the home office of the Savings Bank addressed to the chairman of the board, the president or the secretary.

        Section 4. Conduct of Meetings. Annual and special meetings shall be conducted in accordance with the most current edition of Robert's Rules of Order unless otherwise prescribed by regulations of the Office or these bylaws. The board of directors shall designate, when present, either the chairman of the board or president to preside at such meetings.

        Section 5. Notice of Meetings. Written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not fewer than 10 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, or the secretary, or the directors calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the stockholder at the address as it appears on the stock transfer books or records of the Savings Bank as of the record date prescribed in Section 6 of this
Article II, with postage prepaid. When any stockholders' meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.

      Section 6. Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of stockholders. Such date in any case shall be not more than 60 days and, in case of a meeting of stockholders, not fewer than 10 days prior to the date on which the particular action requiring such determination of stockholders is to be taken. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

         Section 7. Voting Lists. At least 20 days before each meeting of stockholders, the officer or agent having charge of the stock transfer books for shares of the Savings Bank shall make a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. This list of stockholders shall be kept on file at the home office of the Savings Bank and shall be subject to inspection by any stockholder at any time during usual business hours for a period of 20 days prior to such meeting.
Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the entire time of the meeting. The original stock transfer book shall constitute prima facie evidence of the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders. In lieu of making the list of stockholders available for inspection by stockholders as provided in the preceding paragraph, the board of directors may elect to follow the procedures prescribed in Section 552.6(d) of the Office's regulations as now or hereafter in effect.

        Section 8. Quorum. A majority of the outstanding shares of the Savings Bank entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to constitute less than a quorum.0

        Section 9. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid more than 11 months from the date of its execution except for a proxy coupled with an interest.

        Section 10. Voting of Shares in the Name of Two or More Persons. When ownership stands in the name of two or more persons, in the absence of written directions to the Savings Bank to the contrary, at any meeting of the stockholders of the Savings Bank any one or more such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

        Section 11. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

       A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

       Neither treasury shares of its own stock held by the Savings Bank nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Savings Bank, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

       Section 12. Cumulative Voting. Every stockholder entitled to vote at an election for directors shall have the right to vote, in person or by proxy, the number of shares owned by the stockholder for as many persons as there are directors to be elected and for whose election the Stockholder has a right to vote, or to cumulate the votes by giving one candidate as many votes as the number of such directors to be elected multiplied by the number of shares shall equal, or by distributing such votes on the same principle among any number of candidates.

       Section 13. Inspectors of Election. In advance of any meeting of stockholders, the board of directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment thereof. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may, or on the request of not less than 10 percent of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the chairman of the board or the president.

       Unless otherwise prescribed by regulations of the Office, the duties of such inspectors shall include: determining the number of shares and the voting power of each share, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all stockholders.

       Section 14. Nominating Committee. The board of directors or a committee of the board of directors consisting of not less than three members shall act as a nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least 20 days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Savings Bank. No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by stockholders are made in writing and delivered to the secretary of the Savings Bank at least five days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Savings Bank. Ballots bearing the names of all the persons nominated by the nominating committee and by stockholders shall be provided for use at the annual meeting. However, if the nominating committee shall fail or refuse to act at least 20 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any stockholder entitled to vote and shall be voted upon.

       Section 15. New Business. Any new business to be taken up at the annual meeting shall be stated in writing and filed with the secretary of the Savings Bank at least 5 days before the date of the annual meeting, and all business so stated, proposed and filed shall be considered at the annual meeting, but no other proposal shall be acted upon at the annual meeting. Any stockholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the secretary at least five days before the meeting such proposal shall be laid over for action at an adjourned, special or annual meeting of the stockholders taking place 30 days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors, and committees; but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

       Section 16. Informal Action by Stockholders. Any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the stockholders entitled to vote with respect to the subject matter thereof.

                        ARTICLE III - BOARD OF DIRECTORS

       Section 1. General Powers. The business and affairs of the Savings Bank shall be under the direction of its board of directors. The board of directors shall annually elect a chairman of the board and a president from among its members and shall designate, when present, either the chairman of the board or the president to preside at its meetings.

       Section 2. Number and Term. The board of directors shall consist of seven (7) members and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually.

       Section 3. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of stockholders. The board of directors may provide, by resolution, the time and place, within the Savings Bank's normal lending territory, for the holding of additional regular meetings without other notice than such resolution.

       Section 4. Qualifications. No person may be elected as a director, who, at the time of his election, is over 72 years of age. If any director shall reach 72 years of age during his term of office as director, such director shall serve as director until his term expires. Each director shall at all times be the beneficial owner of not less than 100 shares of capital stock of the Savings Bank unless the Savings Bank is a wholly-owned subsidiary of a holding company.

       Section 5. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president or one-third of the directors. The persons authorized to call special meetings of the board of directors may fix any place, within the Savings Bank's regular lending area, as the place for holding any special meeting of the board of directors called by such persons.

       Members of the board of directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person but shall not constitute attendance for the purpose of compensation pursuant to Section 12 of this Article.

       Section 6. Notice. Written notice of any special meeting shall be given to each director at least two days prior thereto when delivered personally or by telegram or at least five days prior thereto when delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage thereon prepaid if mailed or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

       Section 7. Quorum.  A majority of the number of directors fixed by
Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of this Article III.

       Section 8. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by regulation of the Office or by these bylaws.

       Section 9. Action Without a Meeting. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

       Section 10. Resignation. Any director may resign at any time by sending a written notice of such resignation to the home office of the Savings Bank addressed to the chairman of the board or the president. Unless otherwise specified, such resignation shall take effect upon receipt thereof by the chairman of the board or the president. More than three consecutive absences from regular meetings of the board of directors, unless excused by resolution of the board of directors, shall automatically constitute a resignation, effective when such resignation is accepted by the board of directors.

       Section 11. Vacancies. Any vacancy occurring on the board of directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected to serve until the next election of directors by the stockholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the board of directors for a term of office continuing only until the next election of directors by the stockholders.

       Section 12. Compensation. Directors, as such, may receive a stated salary for their services. By resolution of the board of directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the board of directors. Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the board of directors may determine.

       Section 13. Presumption of Assent. A director of the Savings Bank who is present at a meeting of the board of directors at which action on any Savings Bank matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Savings Bank within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

       Section 14. Removal of Directors. At a meeting of stockholders called expressly for that purpose, any director may be removed for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. If less than the entire board is to be removed, no one of the directors may be removed if the votes cast against the removal would be sufficient to elect a director if then cumulatively voted at an election of the class of directors of which such director is a part. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the charter or supplemental sections thereto, the provisions of this section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

                  ARTICLE IV - EXECUTIVE AND OTHER COMMITTEES

       Section 1. Appointment. The board of directors, by resolution adopted by a majority of the full board, may designate the chief executive officer and two or more of the other directors to constitute an executive committee. The designation of any committee pursuant to this Article IV and the delegation of authority thereto shall not operate to relieve the board of directors, or any director, of any responsibility imposed by law or regulation.

       Section 2. Authority. The executive committee, when the board of directors is not in session, shall have and may exercise all of the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the board of directors with reference to: the declaration of dividends; the amendment of the charter or bylaws of the Savings Bank, or recommending to the stockholders a plan of merger, consolidation or conversion; the sale, lease or other disposition of all or substantially all of the property and assets of the Savings Bank otherwise than in the usual and regular course of its business; a voluntary dissolution of the Savings Bank; a revocation of any of the foregoing; or the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

       Section 3. Tenure.  Subject to the provisions of Section 8 of this
Article IV, each member of the executive committee shall hold office until the next regular annual meeting of the board of directors following his designation and until his successor is designated as a member of the executive committee.

       Section 4. Meetings. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day's notice stating the place, date and hour of the meeting, which notice may be written or oral. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

       Section 5. Quorum. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

       Section 6. Action Without a Meeting. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

       Section 7. Vacancies. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full board of directors.

         Section 8. Resignation and Removal. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to, the president or secretary of the Savings Bank. Unless otherwise specified, such resignation shall take effect upon its receipt. The acceptance of such resignation shall not be necessary to make it effective.

         Section 9. Procedure. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting thereof held next after the proceedings shall have occurred.

         Section 10. Other Committees. The board of directors may by resolution establish an audit, loan or other committee composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Savings Bank and may prescribe the duties, constitution and procedures thereof.




                              ARTICLE V - OFFICERS

         Section 1. Positions. The officers of the Savings Bank shall be a president, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the board of directors. The board of directors may also designate the chairman of the board as an officer. The president shall be the chief executive officer unless the board of directors designates the chairman of the board as chief executive officer. The president shall be a director of the Savings Bank. The offices of the secretary and treasurer may be held by the same person and a vice president may also be either the secretary or the treasurer. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the Savings Bank may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such power and duties as generally pertain to their respective offices.

         Section 2. Election and Term of Office. The officers of the Savings Bank shall be elected annually at the first meeting of the board of directors held after each annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officer's death, resignation or removal in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contractual rights. The board of directors may authorize the Savings Bank to enter into an employment contract with any officer in accordance with regulations of the Office; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

         Section 3. Removal. Any officer may be removed by the board of directors whenever in its judgment the best interests of the Savings Bank will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

         Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

         Section 5. Remuneration. The remuneration of the officers shall be fixed from time to time by the board of directors.



               ARTICLE VI - CONTRACTS, LOANS, CHECKS AND DEPOSITS

         Section 1. Contracts. To the extent permitted by regulations of the office, and except as otherwise prescribed by these bylaws with respect to certificates for shares, the board of directors may authorize any officer, employee, or agent of the Savings Bank to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Savings Bank. Such authority may be general or confined to specific instances.

         Section 2. Loans. No loans shall be contracted on behalf of the Savings Bank and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

         Section 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Savings Bank shall be signed by one or more officers, employees or agents of the Savings Bank in such manner as shall from time to time be determined by the board of directors.

         Section 4. Deposits. All funds of the Savings Bank not otherwise employed shall be deposited from time to time to the credit of the Savings Bank in any duly authorized depositories as the board of directors may select.

            ARTICLE VII - CERTIFICATES FOR SHARES AND THEIR TRANSFER

         Section 1. Certificates for Shares. Certificates representing shares of capital stock of the Savings Bank shall be in such form as shall be determined by the board of directors and approved by the Office. Such certificates shall be signed by the chief executive officer or by any other officer of the Savings Bank authorized by the board of directors, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the Savings Bank itself or one of its employees.
Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the certificates are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Savings Bank. All certificates surrendered to the Savings Bank for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost or destroyed certificate, a new certificate may be issued therefor upon such terms and indemnity to the Savings Bank as the board of directors may prescribe.


         Section 2. Transfer of Shares. Transfer of shares of capital stock of the Savings Bank shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney authorized by a power of attorney duly executed and filed with the Savings Bank. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Savings Bank shall be deemed by the Savings Bank to be the owner thereof for all purposes.

                    ARTICLE VIII - FISCAL YEAR; ANNUAL AUDIT

         The fiscal year of the Savings Bank shall end on the last day of June of each year. The Savings Bank shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the board of directors. The appointment of such accountants shall be subject to annual ratification by the stockholders.

                             ARTICLE IX - DIVIDENDS

       Subject to the terms of the Savings Bank's charter and the regulations and orders of the Office, the board of directors may, from time to time, declare, and the Savings Bank may pay, dividends on its outstanding shares of capital stock.

                           ARTICLE X - CORPORATE SEAL

       The board of directors shall provide a Savings Bank seal which shall be two concentric circles between which shall be the name of the Savings Bank. The year of incorporation or an emblem may appear in the center.

                            ARTICLE XI - AMENDMENTS

       These bylaws may be amended in a manner consistent with the regulations of the Office at any time by a majority of the full board of directors or by a majority of the votes cast by the stockholders of the Savings Bank at any legal meeting.

                                                                  EXHIBIT 10.1

                EMPLOYMENT AGREEMENT WITH STANLEY A. JACOBSON

                              EMPLOYMENT AGREEMENT

            AGREEMENT dated as of this 13th day of August, 1992 (the "Agreement"), by and between Macomb Federal Savings Bank, a federally chartered stock savings bank (the "Savings Bank"), and Stanley A. Jacobson ("Employee").

                              B A C K G R 0 U N D

            Employee is the President and Chief Executive Officer of the Savings Bank, and he is a member of the Board of Directors of the Savings Bank (the "Savings Bank Board") . The Savings Bank Board has determined that the future services of Employee as President, Chief Executive Officer and as a member of the Savings Bank Board will be of value to the Savings Bank and, accordingly, the Savings Bank Board wishes to have Employee's services available to the Savings Bank for a minimum of three (3) years from the Effective Date (as defined herein) of this Agreement and to provide supplemental benefits to Employee should his employment with the Savings Bank terminate or should he die or become disabled prior to the expiration of this Agreement or any extensions thereof.

            In consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

         1. Term of Employment.

            The term of Employee's employment shall continue or a three (3) year period beginning on the date of this Agreement ("Effective Date") and ending on the last day of the month three years from the Effective Date (the "Term"). on each anniversary of the Effective Date, each such Term may be renewed and recommenced in its entirety by mutual consent in writing (a copy of which is to be appended hereto) of the Employee and the Savings Bank. Such consent is conditioned upon an annual review of this Agreement by the Savings Bank Board and the Employee.

         2. Employment and Services.

            The Savings Bank agrees to employ Employee during the Term of his employment as President and Chief Executive Officer of the Savings Bank. Employee will be responsible for supervision of the affairs of the Association, including the loans and investments made by the Association and shall report to the Savings Bank Board on the affairs of the Association at all regular and special meetings of the Savings Bank Board. Employee shall supervise the Executive Vice President of the Association, Esthier Mason, and consult with her regularly with respect to the day to day operations of the Association. The Savings Bank agrees to nominate Employee to successive terms as a member of the Savings Bank Board and to use its best efforts to elect and re-elect Employee as a member of the Savings Bank Board. The Savings Bank further agrees that Employee is required to devote a minimum of one third (1/3) of his time or, on the average over a year period, twelve (12) hours per week to the business and affairs of the Savings Bank and to use his best efforts to promote the interests of the Savings Bank. Employee agrees to accept such employment, to devote a minimum of one third (1/3) of his time or, on the average over a year period, twelve (12) hours per week to the business and affairs of the Savings Bank and to use his best efforts to promote the interests of the Savings Bank.

         3. Place of Performance.

            Employee shall be furnished with a private office, stenographic and other necessary on the business and affairs of the at the offices of the secretarial assistance, and with Savings Bank or at such locations as he deems necessary and such other facilities, amenities appropriate and services as are, in the reasonable judgment of Employee, appropriate for Employee's position as President and Chief Executive Officer of the Savings Bank and adequate for the performance of his duties hereunder at the principal executive offices of the Savings Bank, currently located in St. Clair Shores, Macomb County, Michigan. Employee shall be entitled to work on the business and affairs of the Savings Bank either at the Offices of the Savings Bank or at such other places and locations as he deems necesary and appropriate to perform the services required under this Agreement, including, but not limited to, services he maintains for his other business activities separate and apart from the offices of the Savings Bank.

         4. Compensation.

            Subject to the provisions of any agreement between the Savings Bank and Employee relating to the payment of deferred compensation, if any:

            4.1 The Savings Bank shall pay Employee for the services to be rendered by him hereunder during the Term of his employment the following compensation, payable at regular intervals in accordance with the Savings Bank's normal payroll practices now or hereafter in effect. During the Term of his employment, Employee shall be paid a base salary at the rate of not less than $42,000 per year, subject to an annual review and subject to such upward adjustments (including annual cost-of living adjustments) as may be deemed appropriate by the Savings Bank Board or designated committee thereof ("Committee"). (For purposes of this Agreement, except as otherwise stated, a "year" shall be deemed to commence on January 1st of each year; compensation for a portion of a year The Savings Bank Board or Committee may recommend an increase in salary for Employee hereunder, but shall have no obligation to do so.

            4.2 Employee shall attend, at his discretion, those professional meetings, conventions, and/or similar functions that he deems appropriate and useful for purposes of keeping abreast of current developments in the industry and/or promoting the interests of the Savings Bank.

            4.3 The Savings Bank will during the Term of his employment, reimburse Employee for all expenses incurred by him which are reasonably necessary (in accordance with its normal reimbursement practices now or hereafter in effect) for Employee to carry out his duties under this Agreement.

        5.  Plans and Fringe Benefits.

            During the Term of his employment, Employee shall be entitled (a) to participate in any bonus programs (including, but not limited to Christmas bonuses), incentive compensation programs, retirement plans, stock option plans and stock purchase plans, now or hereafter in effect, which are generally made available from time to time to executive officers of the Savings Bank, and (b) to such other fringe benefits as the Savings Bank Board or the Committee shall deem appropriate or otherwise made available to executive employees of the Savings Bank.

        6.  Disability Benefits.

            If Employee becomes permanently disabled during the Term of his employment and consequently cannot perform his duties under this Agreement, the Savings Bank nevertheless shall continue to compensate him under Sections 4 and 5 of this Agreement for two years following disability or the remaining Term of this Agreement, whichever is greater. For purposes of this Agreement, "disabled" shall mean any incapacity of Employee resulting from sickness or accidental bodily injury that (a) prevents Employee from performing the essential duties of his occupation with the Savings Bank and (b) requires regular care and treatment by a physician.

        7.  Termination by the Savings Bank.

            7.1 The Savings Bank shall have the right to terminate Employee's employment hereunder for cause. The term "cause", as used herein, shall refer only to the following events:

                          (i) personal dishonesty, incompetence or willful misconduct;

                         (ii) breach of fiduciary duty involving personal profit;

                      (iii)  intentional failure to perform stated duties;

                      (iv) willful violation of any law, rule or regulation (other than traffic violations or similar offenses);

                      (v) violation, of any kind, of a final cease and desist order; and

                      (vi) material breach of any provision of this Agreement.

            If the savings Bank exercises its right under this Section
7.1, Employee's right to receive compensation and benefits under this Agreement shall terminate immediately upon the effective date of the termination for cause, except that any vested rights of Employee shall not be affected.

            7.2 The savings Bank shall have the right to terminate Employee's employment hereunder, without cause, upon the payment to Employee, within thirty (30) days after termination, 2.99 times his W-2 income.

            7.3 If Employee's employment is terminated without cause during the one year period following a "change in ownership or control," as defined in Section 10.1 hereof, the benefits provided under Section 10.2 hereof shall be payable in lieu of the benefits provided under Section 7.2 hereof.

            7.4 The failure to elect, re-elect or appoint Employee as a member of the Savings Bank Board, or a substantial reduction in the duties or responsibilities of Employee, shall be deemed to be a termination without cause under Sections 7.2 and 7.3 of this Agreement.

        8.  Supervisory Suspension.

            If Employee is suspended and/or temporarily prohibited from participating in the conduct of the Savings Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12
U.S.C. 1818(e)(3) and (g) the Savings Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Savings Bank may in its discretion (i) pay Employee all or part of the compensation withheld while its obligations under this Agreement were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

        9.  Supervisory Removal.

            If Employee is removed and/or permanently prohibited from participating in the conduct of the Savings Bank's affairs by an order issued under section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(4) and (g)(1)), all obligations of the Savings Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties to the Agreement shall not be affected.

        10.  Change in Ownership or Control of the Savings Bank.

             10.1 In the event that (a) there is a "change in ownership or control" of the Savings Bank or a substantial portion of the Savings
Bank's respective assets and (b) any of the events referred to in Section 7.4 hereof occurs, Employee shall have the right to terminate his employment with the Savings Bank upon five (5) days written notice to the Savings Bank Board, such notice to be delivered to the Savings Bank Board within one hundred eighty
(180) days of the date upon which such "change in ownership or control" is deemed to have occurred. For purposes of this Agreement, a "change in ownership or control" has the same meaning as in Section 280G(b)(2)(A)(i)(I) and (II) of the Internal Revenue Code, as amended (the "Code").

             10.2 If Employee exercises his right under Section 10.1, or is terminated by the Savings Bank without cause on or before the first anniversary date of a "change in ownership or control," Employee shall be entitled to a lump sum severance payment equal to 2.99 times Employee's "base amount," computed as of the date of termination; for these purposes, the term base amount shall have the same meaning as set forth in Section 280G(b)(3) of the Code; such severance payment shall be made to Employee within sixty (60) days of termination.

             10.3 In the event that the compensation to Employee pursuant to Section 10.2 above would (in whole or in part) be nondeductible as a result of Section 280G of the Code or raise imposition of an excise tax pursuant to Section 4999 of the Code (or successor provisions to such sections), the payments to Employee under this Section 10 shall be reduced to the extent necessary to make such sections inapplicable to the payments. In the event that there is a dispute between the parties regarding whether or the extent to which payments must be reduced pursuant to the foregoing sentence, such dispute shall be resolved in accordance with Section 14 below.

        11.  Waivers Not to be Continued.

             Any waiver by a party of any breach of this Agreement by another party shall not be construed as a continuing waiver or as a consent to any subsequent breach by the other party.

        12.  Notices.

             All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other address as either party may designate by like notice.

       A.      If to the Savings Bank to:

               Macomb Federal Savings Bank
               23505 Greater Mack Avenue
               St. Clair Shores, Michigan 48080
               Attention: Board of Directors

       B.      If to Employee, to:

               Stanley A. Jacobson
               c/o Mark Jacobson & Associates 32400 Telegraph Road
               Suite 200
               Bingham Farms, Michigan 48010

               with a copy in each case to:

               James Hudnut, Esq.
               Hudnut & Ravitz
               24100 Southfield Road Suite 201
               Southfield, Michigan 48075-2819

               and

               Edward L. Lublin, Esq.
               Manatt, Phelps, Phillips & Kantor
               1200 New Hampshire Avenue, N.W.
               Suite 200
               Washington, D.C. 20036

and to such other or additional person or persons as either party shall have designated to the other party in writing by like notice.

        13.  Unauthorized Disclosure.

             During the period of his employment hereunder, Employee shall not, except as required by any court, supervisory authority or administrative agency, without the written consent of the Savings Bank Board or a person authorized thereby, disclose to any person, other than an employee of the Savings Bank or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Employee of his duties as an executive of the Savings Bank, any confidential information obtained by him while in the employ of the Savings Bank; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Employee). For the period ending two years following the termination of employment hereunder, Employee shall not disclose any confidential information of the type described above except as required by any court, supervisory authority or administrative agency.

       14.  Arbitration.

            Any dispute or controversy arising or in connection with this Agreement shall be settled exclusively by arbitration in the State of Michigan in accordance with the rules of the American Arbitration Association then in effect. Notwithstanding the pendency of any such dispute or controversy, the Savings Bank will continue to pay Employee's full compensation in effect when the Notice giving rise to the dispute was given (including, but not limited to, base salary and installments under this Agreement) and continue Employee as a participant in all compensation, benefit and insurance plans in which Employee was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved, except that no such continuation of compensation or benefits shall apply if Employee is terminated for cause under
Section 7.1 hereof. Amounts paid under this Section are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement. Judgment may be entered on the arbitrator's award in any court of competent jurisdiction.

       15.  Estate Benefit.

            Any monetary payment or benefit to be funded by the payment of money required to be paid to Employee upon a termination of Employee's employment under Sections 7 and 10 of this Agreement shall be paid to the estate or legal representative of Employee if he is deceased.

       16.  Regulators' Termination.

            16.1 All obligations under this Agreement may be terminated, except to the extent determined that the continuation of the Agreement is necessary for the continued operation of the Savings Bank: (a) by the Director of the Office of Thrift supervision or his or her designee ("Director"), at the time the Federal Deposit Insurance Corporation or Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Savings Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act; or (b) by the Director at the time such Director approves a supervisory merger to resolve problems related to operation of the Association or when the Association is determined by such Director to be in an unsafe and unsound condition. Any rights of the parties that have already vested, however, shall not be affected by any such action.

            16.2 If the Savings Bank is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act), all obligations under this Agreement shall terminate as of the date of default, provided, however, that any vested rights of the parties shall not be affected by such default.

            16.3 The provisions of Sections 7 and 10 hereof shall be suspended in the event the Savings Bank, at the time payments under such sections are to be made or as a result of such payments, would fail to meet any of its capital requirements under the provisions of 12 C.F.R. Part 567; provided, however, that any vested rights of the parties to this Agreement shall not be affected by such failure. All suspended obligations and payments shall be automatically reinstated once capital compliance is achieved.

       17.  General Provisions.

            17.1 This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof, and supersedes and replaces all prior agreements among or between the parties with the exception of any agreement between the Savings Bank and Employee relating to the payment of deferred compensation. No amendment, waiver or termination of any of the provisions hereof shall be effective unless in writing and signed by the party against whom it is sought to be enforced. Any written amendment, waiver or termination hereof executed by the Savings Bank and Employee (or his estate) shall be binding upon them and upon all other Persons, without the necessity of securing the consent of any other Person, and no Person shall be deemed to be a third-party beneficiary under this Agreement.

            17.2 "Person" as used in this Agreement means a natural person, joint venture, corporation, sole proprietorship, trust, estate, partnership, cooperative, association, non-profit organization or any other legally cognizable entity.

            17.3 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same Agreement.

            17.4 Except as otherwise expressly set forth herein, no failure on the part of any party hereto to exercise and no delay in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

            17.5 The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

            17.6 This Agreement shall be governed and construed and the legal relationships of the parties determined in accordance with the laws of the State of Michigan applicable to contracts executed and to be performed solely in the State of Michigan.

            17.7 The parties hereto acknowledge that this Agreement was drafted by the law firm of Manatt, Phelps, Phillips & Kantor, counsel solely to the Savings Bank. Employee acknowledges that he is sophisticated in business matters (including, but not limited to, employment agreements) and that he has had the opportunity to seek independent legal advice. Employee specifically waives any actual or apparent conflict of interest of Manatt, Phelps, Phillips & Kantor in connection with the preparation and negotiation of this Agreement.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first stated above.


                                         MACOMB FEDERAL SAVINGS BANK
ATTEST:


Lenore Burgess                           By: Esther Mason
-----------------                            -----------------------------
LENORE BURGESS                               Name:  ESTHER MASON
                                             Title: EXECUTIVE V.P. & TREASURER


                                             Stanley A. Jacobson
                                             -----------------------------
                                             STANLEY A. JACOBSON

                                                                  EXHIBIT 10.2

                 EMPLOYMENT AGREEMENT WITH JEFFREY I. KOPELMAN

                              EMPLOYMENT AGREEMENT

       AGREEMENT dated as of the 1st day of September, 1995 (the "Agreement"), by and between Macomb Federal Savings Bank, a federally chartered stock savings bank (the "Savings Bank"), and Jeffrey I. Kopelman ("Employee").

                                   BACKGROUND

       Employee is currently employed by Savings Bank under an Agreement dated December 31, 1993, which will be superseded by this Agreement. The Savings Bank Board wishes to continue Employee's services for a minimum of Two (2) years from the Effective Date (as defined herein) of this Agreement and to continue to provide supplemental benefits to Employee should his employment with the Savings Bank terminate or should he die or become disabled prior to the expiration of this Agreement or any extensions thereof.

       In consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

       1. TERM OF EMPLOYMENT

       The term of the Employee's employment shall continue for a period beginning on the date of this Agreement ("Effective Date") and ending on the 31st day of August, 1997 (the "Term"). At each anniversary of the Effective Date, each such Term may be renewed in its entirety by mutual consent in writing (a copy of which is to be appended hereto) of the Employee and the Savings Bank. Such consent is conditioned upon an annual review of this Agreement by the Savings Bank Board and the Employee.

       2. EMPLOYMENT AND SERVICES

       The Savings Bank agrees to employ Employee during the Term of his employment as Executive Vice-President and Chief Operating Officer of the Savings Bank. Employee will be responsible for day to day operations of the affairs of the Savings Bank, including oversight of the loans and investments made by the Savings Bank, and shall report to the President and Chief Executive Officer of Savings Bank on the affairs of the Savings Bank at such times and as directed by the President. Employee shall supervise all personnel of the Savings Bank and consult with the President regularly with respect to the day to day operations of the Savings Bank. The Employee shall devote his full time and attention to the business and affairs of the Savings Bank and to use his best efforts to promote the interests of the Savings Bank.

       At the direction of the Board of Directors of the Savings Bank employee shall serve on such committees of the Board as shall be designated from time to time, but without additional compensation.

       3.  PLACE AND PERFORMANCE

       Employee shall be furnished with a private office, stenographic and other necessary secretarial assistance, and with such other facilities, amenities and services as are, in the reasonable judgment of Employer, appropriate for Employee's position and adequate for the performance of his duties hereunder at the principal executive offices of the Savings Bank currently located in St. Clair Shores, Macomb County, Michigan.

       4.  COMPENSATION

       As, and for, compensation for the faithful performance of the duties imposed and undertaken hereby:

       4.1 The Savings bank shall pay Employee for the services to be rendered by him during the term of his employment an annual salary of $75,000.00 per year payable at regular intervals in accordance with the Savings Bank's normal payroll practices as it may be determined from time to time. For purposes of this Agreement, except as otherwise stated, a "year" shall be deemed to commence on September 1st of each year; compensation for a portion of a year shall be prorated.

       4.2 Employee shall attend, at the direction of the President those professional meetings, conventions, or similar functions that the President deems appropriate and useful for purposes of keeping abreast of current developments in the industry and/or promoting the interests of the Savings Bank.

       4.3 The Savings Bank will during the Term of his employment, reimburse Employee for all expenses incurred by him which are reasonably necessary (in accordance with its normal reimbursement practices now or hereafter in effect) for Employee to carry out his duties under this Agreement.

       4.4 In addition to salary employee shall be allowed reimbursement for his private health and accident insurance coverage in the maximum sum of $4,800.00 per year in equal monthly installments; and, an allowance for automobile expense which includes insurance, maintenance and ownership or lease costs, the sum of $6,000.00 per year.

       4.5 Notwithstanding the foregoing, the Savings Bank agrees that in the event the combined total contribution credited to employee's accounts in the Savings Bank ESOP at fiscal year end 1995 is not equal to $10,000.00, the Savings Bank will increase the bonus provisions described in paragraph 4.6 by direct payment to Employee of the difference between the actual combined total contribution and the aforesaid sums prior to the calendar year end.

       4.6 Employee shall be entitled to an annual bonus in addition to any other compensation provided, payable at calendar year end in a sum equal to 3 weeks salary, excepting, that in the event that this Agreement is not renewed Employee shall be entitled to payment of the bonus on August 31, 1997.

       5. PLANS AND FRINGE BENEFITS

       During the Tenn of his employment, Employee shall be entitled (a) to participate in any incentive compensation programs, retirement plans, stock option plans and stock purchase plans, now or hereafter in effect, which are generally made available from time to time to employees of the Savings Bank, and (b) to such other fringe benefits as the Savings Bank Board shall deem appropriate.

       6. VACATIONS AND SICK LEAVE

       Employee shall be entitled to three (3) weeks vacation each calendar year with full compensation. Reasonable time off for illness and sick leave shall be allowed.

       7. DISABILITY BENEFITS

       If Employee becomes permanently disabled during the Term of his employment and consequently cannot perform his duties under this Agreement, the Savings Bank nevertheless shall continue to compensate him under Sections 4 and 5 of this Agreement for two (2) years following disability or the remaining Term of this Agreement, whichever is the least. For purposes of this Agreement "disabled:" shall mean any incapacity of Employee resulting from sickness or accidental bodily injury that (a) prevents Employee from performing the essential duties of his occupation with the Savings Bank and (b) requires regular care and treatment by a physician.

       8.  Termination by the Savings Bank

       8.1 The Savings Bank shall have the right to terminate Employee's employment hereunder for cause. The term "cause", as used herein, shall refer only to the following events.

       (i)      personal dishonesty, incompetence or willful misconduct;

       (ii)     breach of fiduciary duty involving personal profit;

       (iii)    intentional failure to perform stated duties;

       (iv) willful violation of any law, rule or regulation (other than traffic violations or similar offenses);

       (v)      violation, of any kind, of a final cease and desist order; and,

       (vi)     material breach of any provision of this Agreement.

       If the Savings Bank exercises its right under this Section 8.1, Employees right to receive compensation and benefits under this Agreement shall terminate immediately upon the effective date of the termination for cause, except that any vested rights of Employee shall not be affected.

       8.2 The substantial reduction in the duties or responsibilities of Employee shall be deemed to be termination without cause under this Agreement.

       9. SUPERVISORY SUSPENSION

       If Employee is suspended and/or temporarily prohibited from participating in the conduct of the Savings Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 18181(e)(3) and (g)(1), the Savings Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings, or, unless the Savings Bank is otherwise permitted by the notice to continue payment under the contract. If the charges in the notice are dismissed, the Savings Bank may in its discretion (i) pay Employee all or part of the compensation withheld while its obligations under this Agreement were suspended and (ii) reinstate (in whole or in part) any of its obligation which were suspended.

        10. SUPERVISORY REMOVAL

        If Employee is removed and/or permanently prohibited from participating in the conduct of the Savings Bank's affairs by an order issued under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(4) and (8)(1), all obligations of the Savings Bank under this Agreement shall terminate as of the effective date of this order, but vested rights of the parties to the Agreement shall not be affected.

        11. CHANGE IN OWNERSHIP OR CONTROL OF THE SAVINGS BANK

        In the event that (a) there is a "change in ownership or control" of the Savings Bank or a substantial portion of the Savings Bank's respective assets and (b) any of the events referred to in Section 8.2 hereof occurs, subsequent to the date of this Agreement, Employee shall have the right to terminate his Employment with the Savings Bank upon five (5) days written notice to the Savings Bank Board, such notice to be delivered to the Savings Bank Board within one hundred eighty (180) days of the date upon which such "change in ownership or control" is deemed to have occurred. For purposes of this Agreement a "change in ownership or control" has the same meaning as in Section 280G(b)(2)(A)(i)(1) and (11) of the Internal Revenue Code, as amended (The "Code"). If Employee terminates his employment under such circumstances he shall be entitled to payment of the remainder of his total compensation due by virtue of this agreement or a minimum sum equal to one years compensation.
Such sum shall be paid in a single payment 20 days from the termination date of employment.

        12.  WAIVERS NOT TO BE CONTINUED

        Any waiver by a party of any breach of this Agreement by another party shall not be construed as a continuing waiver or as a consent to any subsequent breach by the other party.

        13.  NOTICES

        All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other addresses, as either party may designate by like notice.

         A. If to the Bank to:

         Macomb Federal Savings Bank
         23505 Greater Mack Ave.
         St. Clair Shores, MI 48080
         Attn:    Mr. Mark T. Jacobson, Chairman

         B. If to Employee to:

         Jeffrey I. Kopelman
         30895 Oakleaf Lane
         Franklin, MI 48025

         C. With a copy in each case to:

         James H. Hudnut, Esq.
         3250 W. Big Beaver Road
         Suite 124
         Troy, MI 48084

         and

         Stanley A. Jacobson
         903 S. Woodward Ave.
         Royal Oak, MI 48067


and to such other or additional person or persons as either party shall have designated to the other party in writing by like notice.

         14. UNAUTHORIZED DISCLOSURE

         During the period of his employment hereunder, Employee shall not, except as required by any court, supervisory authority or administrative agency, without the written consent of the Savings Bank Board or a person authorized thereby, disclose to any person, other than an employee or director of the Savings Bank or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Employee of his duties as an executive of the Savings Bank, any confidential information obtained by him while in the employ of the Savings Bank; provided, however, that confidential information shall not include any information concerning the Savings Bank known generally to the public, or not specifically, or impliedly, related to the Savings Bank affairs, (other than as a result of unauthorized disclosure by the Employee). For the period ending two (2) years following the termination of Employment hereunder, Employee shall not disclose any confidential information of the type described above except as required by any court, supervisory authority or administrative agency.

        15.  ARBITRATION

        Any dispute or controversy arising or in connection with this Agreement shall be settled exclusively by arbitration in the State of Michigan in accordance with the Commercial Rules of the American Arbitration Association then in effect. In any such arbitration proceeding, rules of discovery allowed by Michigan Court Rules, which may be modified by the Arbitrator, shall be available. Notwithstanding the pendency of any such dispute or controversy, the Savings Bank will continue to pay Employee's full compensation in effect when the Notice giving rise to the dispute was given, (including but not limited to, base salary and installments under this Agreement) so long as the Term of this Agreement remains unperformed and continue Employee as a participant in all compensation, benefit and insurance plans in which Employee was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved, except that no such continuation of compensation or benefits shall apply if Employee is terminated for cause under
Section 8.1 hereof. Amounts paid under this Section are in addition to any other amounts due under this Agreement. Judgment may be entered on Arbitrator's award in any court of competent jurisdiction.

       16.  ESTATE BENEFIT

       Any monetary payment or benefit to be funded by the payment of money required to be paid to Employee upon a termination of Employee's employment under Section 8 and II of this Agreement shall be paid to the estate or legal representative of Employee if he is deceased.

       17.  REGULATOR'S TERMINATION

       17.1 All obligations under this Agreement may be terminated, except to the extent determined that the continuation of the Agreement is necessary for the continued operation of the Savings Bank; (a) buy the Director of the Office of Thrift Supervision or his or her designee ("Director"), at the time the Federal Deposit Insurance Corporation or Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Savings Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act; or, (b) by the Director at the time such Director approves a supervisory merger to resolve problems related to operation of the Savings Bank or when the Savings Bank is determined by such Director to be in an unsafe and unsound condition. Any rights or the parties that have already vested, however, shall not be affected by any such action.

       17.2 If the Savings Bank is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act) all obligations under this Agreement shall terminate as of the date of default, provided, however, that any vested rights of the parties shall not be affected by such default.

       17.3 The provisions of Section 8 and 11 hereof shall be suspended in the event the Savings bank at the time such payments under such sections are to be made or as a result of such payments, would fail to meet any of its capital requirements under the provision of 12 C.F.R. Part 567; provided, however, that any vested rights of the parties to this Agreement shall not be affected by such failure. All suspended obligations and payments shall be automatically reinstated once capital compliance is achieved.

       18.  GENERAL PROVISIONS

       18.1 This Agreement constitutes the entire Agreement among the parties with respect to the subject matter hereof, and supersedes and replaces all prior agreements among or between the parties with the exception of any agreement between the Savings Bank and Employee relating to the payment of deferred compensation. No amendment, waiver or termination of any of the provisions hereof shall be effective unless in writing and signed by the party against whom it is sought to be enforced. Any written amendment, waiver or termination hereof executed by Savings Bank and Employee (or his estate,) shall be binding upon them and upon all other Persons, without the necessity of securing the consent of any other Person, and no Person shall be deemed to be a third party beneficiary under this Agreement.

       18.2 "Person" as used in this Agreement means a natural person, joint venture, corporation, sole proprietorship, trust, estate, partnership, cooperative, association, non-profit organization or any other legally cognizable entity.

       18.3 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together constitutes one and the same Agreement.

       18.4 Except as otherwise expressly set forth herein, no failure on the part of any party hereto to exercise and no delay in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or, further, exercise thereof, or the exercise of any other right, power of remedy.

         18.5 The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

         18.6 The Agreement shall be governed and construed and the legal relationships of the parties determined accordance with the laws of the State of Michigan applicable to contracts executed and to be performed solely in the State of Michigan. However, in the event any provision of this Agreement violates any mandatory provision of any statute, law or regulation applicable to the Bank such mandatory provision shall govern the rights and obligations of the parties.

         18.7 The parties hereto acknowledge that this Agreement was drafted by the law firm of James H. Hudnut, P.C. counsel solely to the Savings bank. Employee acknowledges that he is sophisticated in business matters (including, but not limited to, Employment Agreements) and that he has had the opportunity to seek independent legal advice. Employee specifically waives any actual or apparent conflict of interest with the law firm of James H. Hudnut, P.C. in connection with the preparation and negotiation of this Agreement.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first stated above.


WITNESS:                                MACOMB FEDERAL SAVINGS BANK

Esther Mason                         BY:  James H. Hudnut, Secretary
---------------------------             --------------------------------
                                          JAMES H. HUDNUT, SECRETARY

Patricia M. Degruck                       Jeffrey I. Kopelman
---------------------------             --------------------------------
                                          JEFFREY I. KOPELMAN

                                                                     EXHIBIT 13

                     1995 ANNUAL REPORT TO SHAREHOLDERS

                          MACOMB FEDERAL SAVINGS BANK



                               1995 ANNUAL REPORT





                           23505 GREATER MACK AVENUE
                        ST. CLAIR SHORES, MICHIGAN 48080

                         MACOMB FEDERAL SAVINGS BANK

CONTENTS                                                       ANNUAL MEETING
Corporate Information............1                             The Annual Meeting of Shareholders of
Selected Financial Data..........3                             Macomb Federal Savings Bank will be
Letter to Shareholders...........5                             held October 26, 1995 at 4:00 p.m., at
Management's Discussion and                                    the Bank's office, 23505 Greater Mack
  Analysis of Financial Condition                              Avenue, St. Clair Shores, Michigan 48080
  and Results of Operations......6
Independent Auditor's Report....23
Financial Statements............24

________________________________________________________________________

CORPORATE PROFILE
Macomb Federal Savings Bank (the "Bank") operates as a federally chartered stock savings bank. It began operations in 1956 as a state chartered mutual savings and loan association and converted to a federal stock savings bank in August 1992. The Bank is a member of the Federal Home Loan Bank System and its deposits are insured by the Federal Deposit Insurance Corporation.

The Bank is a community-oriented institution offering a select range of consumer financial services, including savings accounts and certificates, residential real estate loans and consumer loans secured by deposits. The Bank concentrates its business activities in Macomb, Wayne and Oakland Counties, Michigan.

CONVERSION SUMMARY
The Bank completed its conversion on August 13, 1992, with the sale of 186,604 shares of common stock at a price of $10.00 per share. Net proceeds totaled $1,610,452.

As of September 15, 1995, there were 48 stockholders of record. The Bank's stock is traded over-the-counter, although there is no established public trading market for the stock.
________________________________________________________________________

CORPORATE INFORMATION

Form 10-K-Report
A copy of the Bank's Form 10-K for the year ended June 30, 1995, as filed with the Office of Thrift Supervision, will be furnished without charge to shareholders of the Bank upon written request to the Bank's Secretary, Macomb Federal Savings Bank, 23505 Greater Mack Avenue, St. Clair Shores, Michigan 48080-1997.

Independent Auditors
Kelman, Rosenbaum, Rollins & Quayhackx, P.C.
30230 Orchard Lake Road, Suite 200
Farmington Hills, Michigan 48334-2269

Legal Counsel
James H. Hudnut
3250 West Big Beaver, Suite #124
Troy, Michigan 48084-2902

Stock Transfer Agent
Macomb Federal Savings Bank
23505 Greater Mack Avenue
St. Clair Shores, Michigan 48080-1997

Executive Officers
Stanley A. Jacobson, President and Chief Executive Officer

Esther Mason, Executive Vice President, Treasurer and Chief Financial Officer

Jeffrey I. Kopelman, Executive Vice President and Chief Operating Officer

Board of Directors
Mark T. Jacobson, Chairman of the Board
President of Mark Jacobson & Associates

Stanley A. Jacobson
President and Chief Executive Officer of Macomb Federal Savings Bank

Dr. Paul E. Andrews
Former Executive Director of the Wayne State University Alumni Association, currently retired

Jon M. Fox
Partner in Woodward Financial Group, Inc.

James H. Hudnut
Attorney and Secretary of Macomb Federal Savings Bank

Esther Mason
Executive Vice President, Treasurer and Chief Financial Officer of Macomb Federal Savings Bank

Steven E. Zack
Independent Insurance Agent

                      SELECTED FINANCIAL DATA OF THE BANK

                                                                        At June 30,
                                               ------------------------------------------------------------
                                                 1991          1992        1993         1994          1995
                                                 ----          ----        ----         ----          ----
BALANCE SHEET DATA:
 Total assets......                            $39,084,300  $39,964,408  $40,299,275  $39,593,160  $41,876,070
 Loans receivable,
  net..............                             16,712,966   20,222,361   17,256,933   20,604,942   21,270,129
 Certificates of
  deposit..........                             20,224,455    8,377,078    1,276,798      495,000    2,550,000
 Interest bearing
  deposits in FHLB
  of Indianapolis(1)                               600,629    6,013,993   14,236,016    8,037,457    2,128,526
 Investment
  Securities (2)....                               183,759      195,159      204,159      206,059      451,043
 Deposits (3).......                            34,840,243   35,063,304   33,538,648   32,438,750   34,256,150
 Retained earnings
  substantially
  restricted........                             3,174,319    3,463,094    3,738,248    4,103,328    4,403,330


                                                                       Years Ended June 30,
                                               -------------------------------------------------------------
                                                 1991          1992        1993         1994          1995
                                                 ----          ----        ----         ----          ----
OPERATING DATA:
 Interest income....                            $3,259,858   $3,105,356   $2,671,692   $2,385,882   $2,695,728
 Interest expense...                             2,415,798    1,989,941    1,505,763    1,263,522    1,539,422
                                                ----------   ----------   ----------    ---------    ---------
 Net interest
  income............                            $  844,060   $1,115,415   $1,165,929   $1,122,360   $1,156,306
 Provision (reduction)
  for losses on loans                               18,709      121,291            0            0            0
                                                 ---------   ----------   ----------     --------     --------
 Net interest income
  after provision
  (reduction) for
  losses on loans...                            $  825,351   $  994,124   $1,165,929   $1,122,360   $1,156,306
 Other income                                       35,728       35,159       31,282       26,513       24,209

 Other expenses......                              538,849      604,888      812,571      663,885      762,025
                                                 ---------    ---------   ----------     --------    ---------
 Income (loss) before
  provision for
  federal income tax.                            $ 322,230    $ 424,395   $  384,640   $  484,988   $  418,490
 Provision for federal
  income tax, current
  (benefit)..........                              134,777      135,620      109,486      119,908      118,488
                                                  --------     --------      -------     --------    ---------

 Net income (loss)...                            $ 187,453    $ 288,775   $  275,154   $  365,080   $  300,002
                                                  ========     ========      =======      =======    =========

                                                                  Years Ended June 30,
                                               ------------------------------------------------------
                                                 1991        1992       1993        1994       1995
                                                 ----        ----       ----        ----       ----
OTHER DATA:
 Average yield on all
  interest-earning
  assets................                         8.82%       7.55%      6.87%       6.30%      6.99%
 Average cost of all
  interest-bearing
  liabilities...........                         7.15%       5.02%      4.50%       3.89%      4.57%
                                                 -----       -----      -----       -----      -----
Interest rate spread....                         1.67%       2.53%      2.37%       2.41%      2.42%
                                                 -----       -----      -----       -----      -----
Retained earnings
  as a percent of
  assets................                         8.12%       8.67%      9.28%      10.36%     10.88%
 Number of full
  service banking
  offices...............                            1           1          1           1          1
 Return on assets (net
  income divided by
  average total
  assets (4)............                          .49%        .73%       .69%        .91%       .74%
 Return on equity (net
  income divided by
  average total
  equity (4)............                          6.1%        8.7%       7.6%        9.3%       6.8%
 Equity-to-assets ratio
  (average total equity
  divided by average
  total assets) (4).....                          8.1%        8.4%       9.0%        9.8%      10.8%

--------------------------
 (1)   Included under "Cash" on the Bank's Balance Sheet.

 (2) Comprised of investments required by law. See "Business of the Bank - Investment Activities".

 (3)   Includes accrued interest payable on deposits.

 (4) Return on assets and equity have been computed on an annualized basis.

Dear Shareholder:

I am pleased to report to you that Macomb Federal Savings Bank earned slightly more than $300,000 for the year ended June 30, 1995. It is the second consecutive year that profits have exceeded $300,000.

Macomb continues to concentrate on purchasing home mortgages and acceptance of retail savings deposits in our local community. Our business plan emphasizes a similar strategy for the coming year.

The Bank is classified as well-capitalized and continues to exceed all three separate capital requirements. Our credit quality remains excellent.

We remain optimistic that Macomb Federal will have another profitable year. However, we are mindful of the federal government's existing budget deficit and the still uncertain outlook for interest rates.

We would like to take this opportunity to thank our shareholders, customers and employees for their loyalty, confidence and support.


                          Sincerely,

                          Mark T. Jacobson

                          Mark T. Jacobson
                          Chairman of the Board

              MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                     CONDITION AND RESULTS OF OPERATIONS

General

   The Bank's results of operations are dependent primarily on net interest income, which is the difference between the interest earned on its loan and investment portfolios and its cost of funds, consisting of the interest paid on its deposits. Operating results are also affected to a lesser extent by the type of lending, fixed rate versus adjustable or short-term, each of which has a different rate and fee structure. The Bank's operating expenses principally consist of employee compensation, occupancy expenses, federal insurance premiums and other general and administrative expenses. The Bank's results of operations are also significantly affected by general economic and competitive conditions, particularly changes in market interest rates, government policies and actions of regulatory authorities.

Management Strategy

   The Bank has historically focused its lending activities on traditional single family residential loans. Because of this focus, and as a result of its relatively conservative underwriting standards, the Bank has historically experienced minimal losses on its loans. This lack of diversification in its asset structure does, however, increase the Bank's portfolio concentration risk by making the value of the portfolio more susceptible when declines in real estate values occur in its market area.

   Management's strategy has been to maintain profitability and a strong capital position by growing at a rate that does not exceed its ability to generate earnings. Although capital does not eliminate the exposure of the Bank's net interest income to fluctuations in interest rates, it does allow the Bank greater protection and flexibility when net interest income decreases as a result of increases in the cost of funds. This strategy has been accomplished by (i) maintaining a high asset quality, (ii) maintaining a higher level of interest-earning assets than interest-bearing liabilities, (iii) purchasing single family residential mortgage loans at competitive rates, either fixed or adjustable in order to maintain controlled growth, (iv) managing deposit rates and maintaining a strong deposit base by providing convenient and quality service, and (v) controlling operating expenses. Since 1984, the Bank has also sought to reduce its vulnerability to interest rate risk by purchasing ARM loans and maintaining investments with maturities generally less than five years. Management intends to continue its conservative lending policies while strengthening the Bank's position within its community.

   Consistent with management's strategy discussed above, the Bank concentrates its lending activities on purchasing, rather than originating mortgage loans. The size of the Bank, the small number of employees (five full-time and two part-time employees) and the cost of establishing an origination department have created a situation in which the purchase of mortgage loans is more economically advantageous to the Bank than the origination of such loans. Because of the lower cost to the Bank of purchasing rather than originating loans, the Bank is better able to generate earnings from its lending activities.

   The Bank maintains a policy of having a high level of liquidity. As a result, 31.79% of the Bank's assets were invested in mortgage-backed securities and United States Treasury obligations at June 30, 1995.

Interest Rate Sensitivity Analysis

   The matching of assets and liabilities may be analyzed by examining the extent to which such assets and liabilities are "interest rate sensitive" and by monitoring an institution's interest rate sensitivity "gap". An asset or liability is said to be interest rate sensitive within a specific time period if it will mature or reprice within that time period. The interest rate sensitivity gap is defined as the difference between the amount of interest-earning assets anticipated, based upon certain assumptions, to mature or reprice within a specific time period and the amount of interest-bearing liabilities anticipated, based upon certain assumptions, to mature or reprice within that time period. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities. A gap is considered negative when the amount of interest rate sensitive liabilities exceeds the amount of interest rate sensitive assets. During a period of rising interest rates, a negative gap would tend to adversely affect net interest income while a positive gap would tend to result in an increase in net interest income. During a period of falling interest rates, a negative gap would tend to result in an increase in net interest income while a positive gap would tend to adversely affect net interest income.

   The Bank has taken steps to reduce or control its gap by maintaining investments with short terms to maturity and by emphasizing loans that mature or reprice more rapidly while preserving higher yields, such as shorter term mortgage loans. At June 30, 1995, total interest-bearing liabilities maturing or repricing within one year exceeded total interest-earning assets maturing or repricing in the same time period by $9.7 million, representing a negative cumulative one-year gap ratio of 23.2%. Thus, during periods of rising interest rates, it is expected that the cost of the Bank's interest-bearing liabilities would rise more quickly than the yield on its interest-earning assets, which would adversely affect net interest income. In periods of falling interest rates, the opposite effect on net interest income is expected. In periods of substantial interest rate declines, the Bank could experience increased prepayments of its fixed-rate mortgage loans which may result in the reinvestment of such proceeds at market rates which are lower than current rates. The risk of repayment is reduced by the level of short-term, fixed-rate mortgages originated and purchased by the Bank. Of all mortgage loans at June 30, 1995, 82.07% are either ARMs or fixed-rate mortgages
with a remaining term of 15 years or less.   In addition, management of the
Bank believes that, given the high level of capital of the Bank and the excess of interest-earning assets over interest-bearing liabilities, the increased net income resulting from a mismatch in the maturity of its asset and liability portfolios provides sufficient returns during periods of declining or stable interest rates to justify the increased vulnerability to sudden and unexpected increases in interest rates. Nonetheless, the Bank closely monitors its interest rate risk as such risk relates to management's strategy.

    The following table sets forth the amounts of interest-earnings assets and interest-bearing liabilities outstanding at June 30, 1995, which are anticipated by the Bank, based upon certain assumptions, to reprice or mature in each of the future time periods shown. Except as stated below, the amount of assets and liabilities shown which reprice or mature during a particular period were determined in accordance with the contractual terms of the asset or liability. Loans that have adjustable interest rates are shown as being due in the period during which the interest rates are next subject to change. Prepayment assumptions are made to indicate the rate at which the loan will repay in excess of its scheduled amortization. Adjustable rate single-family residential loans are expected to prepay at an annual rate of 22.00%. Fixed rate single-family residential mortgage loans maturing within 5 years are expected to prepay at an annual rate of 8.76%.

                                                                  At June 30, 1995
                                         ------------------------------------------------------------------
                                                                      More than     More than     More than
                                                                      one year     three years    five years
                                              1-180      181-365      to three       to five       to ten
                                              Days        Days         years          years        years
                                              -----      -------      --------     ----------    ----------
                                                                 (Dollars in thousands)
Interest-sensitive assets:
--------------------------
Adjustable rate loans (net)..........       $ 1,796       $1,919      $     0       $    0        $     0
Fixed rate loans (net)...............             0            5           51           77          6,446
Investment securities(1).............           451            0            0            0              0
Mortgage-backed securities...........             0            0            0        4,480              0
U.S. Treasury Bills..................         6,765        1,871            0            0              0
Consumer and other loans(2)..........            64            0            0            0              0
Other interest-sensitive assets(3)...         4,455          493           99            0              0
                                             ------       ------          ---        -----           ----
  Total interest sensitive assets....       $13,531       $4,288      $   150       $4,557       $  6,446
                                            -------       ------      -------       ------       --------
  Non-interest sensitive assets......
  Total assets.......................

Interest-sensitive liabilities:
Certificates of deposit(4)...........       $15,781       $6,188      $ 5,375       $1,174        $   170
Passbook accounts(4).................         4,615            0            0            0              0
Money Market accounts(4).............           906            0            0            0              0
ESOP borrowing.......................            18           18           45            0              0
                                            -------       ------       ------       ------         ------
  Total interest-sensitive
   liabilities.......................       $21,320       $6,206      $ 5,420       $1,174        $   170
                                            -------       ------      -------       ------        -------
Non-interest sensitive
  Liabilities........................
  Total liabilities..................
Shareholders' equity.................
  Total liabilities and
  Shareholders' equity...............

Excess (deficiency) of rate
  sensitive assets over rate
  sensitive liabilities..............       $(7,789)     $(1,918)     $(5,270)      $3,383       $  6,276
                                            =======      =======      =======       ======       ========
Cumulative excess (deficiency)
  of rate sensitive assets
  over rate sensitive
  liabilities........................       $(7,789)    $( 9,707)    $(14,977)    $(11,594)      $ (5,318)
                                            --------    ---------    ---------    ---------      ---------
Ratio of cumulative excess
  to total assets....................        (18.6)%      (23.2)%      (35.8)%      (27.7)%        (12.7)%

                                                    At June 30, 1995
                                              --------------------------------
                                                More than
                                               ten years       Over
                                                to twenty      twenty
                                                  years        years     Total
                                               ----------      ------    -----
                                                   (Dollars in thousands)
Interest-sensitive assets:
--------------------------
Adjustable rate loans (net)..........            $     0     $    0      $ 3,715
Fixed rate loans (net)...............              9,428      1,812       17,819
Investment securities(1).............                  0          0          451
Mortgage-backed securities...........                  0          0        4,480
U.S. Treasury Bills..................                  0          0        8,636
Consumer and other loans(2)..........                  0          0           64
Other interest-sensitive assets(3)...                  0          0        5,047
                                                  ------       ----      -------
  Total interest sensitive assets....            $ 9,428     $1,812      $40,212
                                                 -------     ------      -------
  Non-interest sensitive assets......                                      1,664
                                                                         -------
  Total assets.......................                                    $41,876
                                                                         =======
Interest-sensitive liabilities:
Certificates of deposit(4)...........            $     0     $    0      $28,688
Passbook accounts(4).................                  0          0        4,615
Money Market accounts(4).............                  0          0          906
ESOP borrowing.......................                  0          0           81
                                                 -------      -----      -------
  Total interest-sensitive
   liabilities.......................            $     0      $   0      $34,290
                                                 -------      -----      -------
Non-interest sensitive
  Liabilities........................                                      1,496
                                                                          ------
  Total liabilities..................                                    $35,786
Shareholders' equity.................                                      6,090
                                                                          ------
  Total liabilities and
  Shareholders' equity...............                                    $41,876
                                                                         =======
Excess (deficiency) of rate
  sensitive assets over rate
  sensitive liabilities..............             $9,428      $1,812     $ 5,922
                                                  ======      ======     =======
Cumulative excess (deficiency)
  of rate sensitive assets
  over rate sensitive
  liabilities........................             $4,110      $5,922     $ 5,922
                                                  ------      ------     =======
Ratio of cumulative excess
  to total assets....................               9.8%       14.1%       14.1%


------------------------------------------
(1) Includes investments required by law.

(2) Consumer loans are based on contractual maturities.

(3) Includes certificates of deposit, time deposits and other interest-earning deposit accounts.

(4) Certificate accounts are based on contractual maturities. Passbook and money market accounts are all assumed to be completely interest-rate sensitive.

   Fixed-rate, single-family mortgage loans with maturities of greater than 5 years are assumed to prepay at varying rates depending on the contractual rate of the loan as follows:

                                         Annual
         Loan Rate                       Prepayment Rate
         ---------                       ---------------

         Less than 8.00%.................     8.76%
         8.00% to 8.99% .................    10.14%
         9.00% to 9.99% .................    16.56%
         10.00% to 10.99%................    25.86%
         11.00% or more .................    38.04%


         Decay rates are assumed to indicate the annual rate at which an interest-bearing liability will be withdrawn in favor of an account with a more favorable interest rate. Decay rates have been assumed for passbook and money market accounts. The decay rates assumed in this evaluation are as follows:

                                   Annual Percentage Rates
                   --------------------------------------------------------
                   Less
                   than        1 to 3      3 to 5      5 to 10     10 to 20
                   1 year      years       years       years       years
                   -------     ------      ------      -------     --------

Passbook......      5.66%      25.82%       16.83%      21.37%     14.78%
Money Market..     26.33%      11.00%        6.24%       4.01%      0.72%

         The above prepayment and decay rates are the latest national assumptions published by the OTS as of June, 1995. The assumptions used at the dates indicated, although standardized, may not be indicative of actual prepayments and withdrawals experienced by the Bank.

         Certain shortcomings are inherent in the method of analysis presented in the foregoing table. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates. Additionally, certain assets, such as ARM loans, have features which restrict changes in interest rates on a short-term basis and over the life of the asset. Further, in the event of a change in interest rates, prepayment and early withdrawal levels would likely deviate significantly from those assumed in calculating the table. Finally, the ability of many borrowers to service their debt may decrease in the event of an interest rate increase.

Analysis of Net Interest Income

         Net interest income represents the difference between income on interest-earning assets and expense on interest-bearing liabilities. Net interest income depends upon the volume of interest-earning assets and interest-bearing liabilities and the interest rate earned or paid on them.




Average Balance Sheet

    The following table sets forth certain information relating to the Bank's statement of financial condition at June 30, 1995, and statements of financial condition and the statements of shareholders' equity averaged for the years ended June 30, 1993, 1994, and 1995, and reflects the average yield on assets and average cost of liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods shown. Yields and costs at June 30, 1995, are the nominal weighted average yields and costs. Average balances are derived from average monthly balances. The average balance of loans receivable includes loans on which the Bank has discontinued accruing interest. Total interest-earning assets are net of discounts and premiums and accrued interest payable, which are non-interest-bearing. The yields and costs include fees which are considered adjustments to yields.

                                                                 Year Ended June 30,
                                 ----------------------------------------------------------------------------------
                                                     1993                                       1994
                                       ---------------------------------          ---------------------------------
                                       Average                                    Average
                                       Balance       Interest       Rate          Balance       Interest       Rate
                                       --------      --------       ----          --------      --------       ----
Interest earnings assets:
  Mortgage Loans and
    other Loans receivable...        $19,075,930    $1,757,708      9.21%       $19,335,098    $1,607,010      8.31%
Investment securities........            198,159        22,283     11.25            204,159        14,537      7.12
Mortgage-backed securities...          6,460,398       303,037      4.69          4,815,547       285,560      5.93
Other Investments............         13,684,637       588,664      4.30         13,270,206       478,775      3.61
                                     -----------    ----------     ------        ----------     ---------     -----
Total interest
  earning assets.............        $39,419,124    $2,671,692      6.78        $37,625,010    $2,385,882      6.34
                                     -----------    ----------     ------       -----------    ----------     -----
Interest Bearing liabilities:
  Deposits...................        $34,631,613    $1,501,668      4.34        $32,785,587    $1,260,428      3.84

FHLB advances and ESOP Loan..            153,750        11,450      7.45            130,500         9,766      7.48
                                     -----------    ----------     ------        ----------     ---------      ----
Total interest bearing
  liabilities................        $34,785,363    $1,513,118      4.35        $32,916,087    $1,270,194      3.86
                                     -----------    ----------     ------       -----------    ----------      ----
Net interest income (loss)/
  interest rate spread.......                       $1,158,574      2.43%                      $1,115,688      2.48%
                                                    ==========      =====                      ==========      ====
Net interest earning
  assets/net yield on
  interest earning assets....        $ 4,633,761    $  314,170      6.78%        $4,708,923    $  298,545      6.34%
                                     ===========    ==========      =====        ==========    ==========      ====
Ratio of interest earning
  assets to interest
  bearing liabilities........            113.3%        176.6%     155.9%             114.3%        187.8%    164.2%
                                         ======        ======     ======             ======        ======    ======

                                              Year Ended June 30,
                                     ------------------------------------
                                                    1995
                                     ------------------------------------
                                     Average
                                     Balance         Interest       Rate
                                     -------         --------       -----
Interest earnings assets:
  Mortgage Loans and
    other Loans receivable...       $20,845,686    $1,691,122       8.11%
Investment securities........           403,800        17,841       4.42%
Mortgage-backed securities...         4,676,543       264,809       5.66%
Other Investments............        13,196,219       721,957       5.47%
                                     ----------     ---------       -----
Total interest
  earning assets.............       $39,122,248    $2,695,729       6.89%
                                     ----------     ---------       -----
Interest Bearing liabilities:
  Deposits...................       $33,481,395    $1,537,991       4.59%

FHLB advances and ESOP Loan..            96,000         7,098       7.39%
                                     ----------     ---------       -----
Total interest bearing
  liabilities................       $33,577,395    $1,545,089       4.60%
                                     ----------     ---------       -----
Net interest income (loss)/
  interest rate spread.......                      $1,150,640       2.29%
                                                   ==========       =====
Net interest earning
  assets/net yield on
  interest earning assets....       $ 5,544,853    $  382,040       6.89%
                                    ===========    ==========       =====
Ratio of interest earning
  assets to interest
  bearing liabilities........            116.5%        174.5%     149.8%
                                         ======        ======     ======


     The following table sets forth the combined monthly weighted average effective interest rate earned by the Bank on its loan portfolio and investments, the combined monthly weighted average effective cost of the Bank's deposits and other liabilities, the interest rate spread of the Bank, and the net yield on combined monthly weighted average interest earning assets of the Bank on its loan portfolio and investments for the periods shown:

                                           Years Ended June 30,
                                          ----------------------
                                          1993    1994    1995
                                          ----    ----    ----

Weighted average effective
  interest rate earned:
         Loans (1)...................     9.21%   8.31%   8.11%
         Investment securities (2)...    11.25    7.12    4.42
         Mortgage-backed securities..     4.69    5.93    5.66
         Other investments (3).......     4.30    3.61    5.47
                                         -----    ----    ----
         Combined....................     6.78%   6.34%   6.89%
                                          -----   -----   -----

Weighted average effective cost:
         Deposits....................     4.34    3.84    4.59
         Borrowings..................     7.45    7.48    7.39
                                         -----    ----    ----
         Combined....................     4.35    3.86    4.60
                                         -----    ----    ----

Interest rate spread (4).............     2.43    2.48    2.29
                                          ====    ====    ====
Net yield on weighted average
  interest-earning assets (4)             2.94%   2.97%   2.94%

---------------------------------

(1)  "Loans" means loans receivable, net.

(2)  Includes investments required by law.

(3) Includes certificates of deposit, federal funds and interest-earning deposits.

(4) Interest rate spread is calculated by subtracting combined monthly weighted average effective cost from combined monthly weighted average effective interest rate earned for the period indicated, and the net yield on monthly weighted average interest earning assets is calculated by dividing net interest yield by monthly weighted average interest earning assets for the period indicated.

     The following table sets forth corresponding information as of the dates shown:

                                      Years Ended June 30,
                                   ---------------------------
                                   1993       1994    1995
                                   ----       ----    ----
Weighted average effective
  interest rate earned:
     Loans (1)...................   8.50%    7.55%    7.41%
     Investment securities (2)...  10.29     7.19     4.95
     Mortgage-backed securities..   6.06     4.63     5.37
     Other investments (3).......   3.47     4.28     5.94
                                   -----     ----     ----
     Combined....................   6.87     6.64     6.65
                                   -----     ----     ----

Weighted average effective cost:
     Deposits....................   4.50     3.88     4.28
     Borrowings..................   7.25     7.25     6.59
                                    ----     ----     ----
     Combined....................   4.50     3.90     4.28
                                    ----     ----     ----

Interest rate spread (4).........   2.37     2.74     2.37
                                    ====     ====     ====
Net yield on weighted average
  interest-earning assets (4)       2.91%    3.30%    2.98%

---------------------------------

(1) "Loans" means loans receivable, net related accrued interest receivable, of $113,362, 116,202 and 114,207 at June 30, 1993, 1994 and 1995,
    respectively.

(2) Includes investments required by law.

(3) Includes certificates of deposit, federal funds and interest-earning deposits.

(4) Interest rate spread is calculated by subtracting combined weighted average effective cost from combined weighted average effective interest rate earned at the dates indicated, and the net yield on weighted average interest earning assets is calculated by dividing net interest yield by weighted average interest earning assets at the dates indicated.

Rate/Volume Analysis

     The following table represents the extent to which changes in interest rates and changes in the volume of interest-earning assets and interest-bearing liabilities have affected the Bank's interest income and interest expense during the periods indicated. Information is provided in each category with respect to (i) changes attributable to changes in volume (changes in volume multiplied by prior rate), (ii) changes attributable to changes in rate (changes in rate multiplied by prior volume), and (iii) the net change. The changes attributable to the combined impact of volume and rate have been allocated proportionately to the changes due to volume and the changes due to rate.

                                                             Increase (Decrease) in
                                                               Net Interest Income
                                        --------------------------------------------------------------
                                        Total             Rate             Volume         Rate/Volume
                                        -----             ----             ------         -----------
Year Ended June 30, 1995
 compared to year ended
 June 30, 1994
  Loans........................     $   84,112       $  (41,691)         $  122,509         $  3,294
  Investment securities........          3,304          (10,903)              8,824            5,383
  Mortgage-backed securities...        (20,751)         (12,627)             (7,868)            (256)
  Other investments............        243,182          245,450              (4,047)           1,779
                                     ---------        ---------           ---------          -------
  Change in interest income....     $  309,847       $  180,229          $  119,418         $ 10,200
                                     ---------        ---------           ---------          -------
  Deposits.....................     $ (277,563)      $ (251,110)         $  (31,937)        $  5,484
  Borrowings...................          2,668               86               2,550               32
                                     ---------        ---------           ---------          -------
  Change in interest expense...     $ (274,895)      $ (251,024)         $  (29,387)        $  5,516
                                     ---------        ---------           ---------          -------
  Change in net interest income.    $   34,952       $ ( 70,795)         $   90,031         $ 15,716
                                     =========        =========           =========          =======

Year Ended June 30, 1994
 compared to year ended
 June 30, 1993
  Loans........................     $ (150,698)      $ (171,683)         $   23,869        $  (2,884)
  Investment securities........         (7,746)          (8,184)                675             (237)
  Mortgage-backed securities...        (17,477)          80,109             (77,144)         (20,442)
  Other investments............       (109,889)         (94,424)            (17,821)           2,356
                                     ---------        ---------           ---------          -------
  Change in interest income....     $ (285,810)      $ (194,182)         $  (70,421)       $ (21,207)
                                     ---------        ---------           ---------          -------
  Deposits.....................     $  241,240       $  173,158          $   80,118        $  12,036
  Borrowings...................          1,684              (46)              1,732               (2)
                                     ---------        ---------           ---------          -------
  Change in interest expense...     $  242,924       $  173,112          $   81,850        $ (12,038)
                                     ---------        ---------           ---------          -------
  Change in net interest income.    $  (42,886)      $  (21,070)         $   11,429        $ (33,245)
                                     =========        =========           =========          =======



Year Ended June 30, 1993
 compared to year ended
 June 30, 1992
  Loans........................     $  (51,476)      $  (12,455)         $ (269,557)       $ 230,536
  Investment securities........         (1,249)          (2,244)              1,085              (90)
  Mortgage-backed securities...        296,527          (35,574)            276,267           55,834
  Other investments............       (677,466)        (486,369)           (213,615)          22,518
                                     ---------        ---------           ---------          -------
  Change in interest income....     $ (433,664)      $ (536,642)         $ (205,820)       $ 308,798
                                     ---------        ---------           ---------          -------
  Deposits.....................     $  487,538       $   87,668          $  494,393        $ (94,523)
  Borrowings...................        (10,715)         (18,900)             11,744           (3,559)
                                     ---------        ---------           ---------          -------
  Change in interest expense...     $  476,823       $   68,768          $  506,137        $ (98,082)
                                     ---------        ---------           ---------          -------
  Change in net interest income.    $   43,159       $ (467,874)         $  300,317        $ 210,716
                                     =========        =========           =========          =======

Changes in Financial Condition Over the Years Ended June 30, 1995 and June 30, 1994

   Total assets increased $2.3 million or 5.77% to $41.9 million at June 30, 1995 from $39.6 million at June 30, 1994. This increase was due primarily to a $2.1 million increase in certificates of deposit to $2.6 million at June 30, 1995. Total liabilities increased $1.8 million or 5.2% to $35.8 million at June 30, 1995 from $34.0 million at June 30, 1994. Shareholders' equity increased $.5 million or 8.8% to $6.1 or 14.54% of total assets at June 30, 1995, as a result of increased earnings for the 12-month period.

Comparison of Operating Results for the Year Ended June 30, 1995 and June 30,
1994

    General. Net income for the year ended June 30, 1995 was $300,002 as compared to $365,080 for the year ended June 30, 1994. An increase in non-interest expense more than offset an increase in net interest income and is more fully explained below.

    Interest Income. Interest income increased $309,846 to $2,695,728 for the year ended June 30, 1995 from $2,385,882 for the year ended June 30, 1994. The increase resulted primarily from an increase in income from other investments, especially United States Treasury obligations and an increase in interest and fees on loans. Interest income from loans increased $84,112 or 5.2% for the year ended June 30, 1995 from the year ended June 30, 1994, which is due to an increase in average rates and an increase in average balances of mortgage loans.

    Interest Expense. Interest expense for the year ended June 30, 1995 increased $275,900 to $1,539,422 from the year ended June 30, 1994. The increase is attributable to an increase in the cost of deposits due to an increase in the average cost and balance of passbook and certificate accounts to 4.57% in the year ended June 30, 1995 from 3.89% for the year ended June 30, 1994 as a result of general market conditions.

    Net Interest Income Before Provision for Loan Losses. Net interest income before provision for loan losses increased $33,946 to $1,156,306 for the year ended June 30, 1995. The increase resulted primarily from an increase in interest and fees on loans for the year ended June 30, 1995 from the year ended June 30, 1994, due to generally higher levels of market rates of interest and higher loan balances.

    Provisions for Loan Losses. No increase in the provision for loan losses was recorded for the year ended June 30, 1995. Management determined that the loss reserves were adequate as of June 30, 1995.

    The Bank believes it has established its existing allowance for loan losses in accordance with GAAP at June 30, 1995. There can be no assurance, however, that the regulatory authorities, when reviewing the Bank's loan portfolio in the future, will not request the Bank to increase its allowance for loan losses, thereby adversely affecting the Bank's financial condition and earnings.

    Non-Interest Income. The Bank had a decrease in non-interest income in the year ended June 30, 1995 of $2,304 or 8.7% over the year ended June 30, 1994. The Bank had no gains or losses on the sale of investment securities in either period.

    Non-Interest Expense. Non-interest expense was $762,025 for the year ended June 30, 1995 as compared to $663,885 for the year ended June 30, 1994. The increase was attributable to an increase in salaries and benefits.

    Income Tax Expense. Income tax expense for the year ended June 30, 1995 decreased by $1,420 as a result of a decrease in income over the prior period for the year ended June 30, 1994.



Changes in Financial Condition Over the Years Ended June 30, 1994 and June 30, 1993

   Total assets decreased $.7 million or 1.75% to $39.6 million at June 30, 1994 from $40.3 million at June 30, 1993. This decrease was due primarily to a $.8 million or 38.8% decrease in certificates of deposit to $.5 million at June 30, 1994. Total liabilities decreased $1.1 million or 3.2% to $34.0 million at June 30, 1994 from $35.1 million at June 30, 1993. Shareholders' equity increased $.4 million or 7.7% to $5.6 or 14.14% of total assets at June 30, 1994, as a result of increased earnings for the 12-month period.

Comparison of Operating Results for the Year Ended June 30, 1994 and June 30,
1993

    General. Net income for the year ended June 30, 1994 was $365,080 as compared to $275,154 for the year ended June 30, 1993. A decrease in non-interest expense more than offset a decrease in net interest income and is more fully explained below.

    Interest Income. Interest income decreased $285,810 to $2,385,882 for the year ended June 30, 1994 from $2,671,692 for the year ended June 30, 1993. The decrease resulted primarily from a decrease in certificates of deposit in other institutions and was partially offset by an increase in the average balance of mortgage-backed securities, loans receivable and interest on investments. Interest income from loans decreased $150,698 or 8.6% for the year ended June 30, 1994 from the year ended June 30, 1993, which is due to a decrease in average rates and a decrease in average yield of mortgage loans.


    Interest Expense. Interest expense for the year ended June 30, 1994 decreased $242,241 to $1,263,522 from the year ended June 30, 1993. The decrease is attributable to a decrease in the cost of deposits due to a decrease in the average cost of passbook and certificate accounts to 3.89% in the year ended June 30, 1994 from 4.34% for the year ended June 30, 1993 as a result of general market conditions.

    Net Interest Income Before Provision for Loan Losses. Net interest income before provision for loan losses decreased $43,569 to $1,122,360 for the year ended June 30, 1994. The decrease resulted primarily from a decrease in interest and fees on loans for the year ended June 30, 1994 from the year ended June 30, 1993, due to generally lower levels of market rates of interest.

    Provisions for Loan Losses. No increase in the provision for loan losses was recorded for the year ended June 30, 1994. Management determined that the loss reserves were adequate as of June 30, 1994. As a result of declines in real estate market values and significant losses experienced by many financial institutions, there has been a greater level of scrutiny by regulatory authorities of the loan portfolios of financial institutions, in recent years undertaken as a part of the examinations of such institutions by the OTS and FDIC or other federal or state regulators. The results of recent examinations of other depository institutions indicate that these regulators may be applying more conservative criteria in evaluating real estate market values. The Bank was not required to increase its provisions for loan losses after its most recent examination concluded as of March 28, 1994.

    The Bank believes it has established its existing allowance for loan losses in accordance with GAAP at June 30, 1994. There can be no assurance, however, that the regulatory authorities, when reviewing the Bank's loan portfolio in the future, will not request the Bank to increase its allowance for loan losses, thereby adversely affecting the Bank's financial condition and earnings.

    Non-Interest Income. The Bank had a decrease in non-interest income in the year ended June 30, 1994 of $4,769 or 15.3% over the year ended June 30, 1993. The Bank had no gains or losses on the sale of investment securities in either period.

    Non-Interest Expense. Non-interest expense was $663,885 for the year ended June 30, 1994 as compared to $812,571 for the year ended June 30, 1993. The decrease was attributable to a $90,201 decrease in legal and audit fees. Additionally, salaries and benefits decreased $50,371 due principally to a one-time adjustment of $44,000 to the cash surrender value of the officers benefit plan.

    Income Tax Expense. Income tax expense for the year ended June 30, 1994 increased by $10,422 as a result of an increase in income over the prior period for the year ended June 30, 1993.

Liquidity and Capital Resources

    The Bank's primary sources of funds are deposits and investments, and proceeds from principal and interest payments on loans. While maturities and scheduled amortization of loans and investments are a predictable source of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions, competition and most recently the restructuring of the thrift industry.

   The primary investing activity of the Bank is the purchase of mortgage loans. During the years ended June 30, 1993, 1994 and 1995, the Bank purchased or originated mortgage loans in the amounts of $2,839,416, $9,048,850, and $3,645,774, respectively. Other investing activities include investing in short-term certificates of deposit of other financial instruments. During the years ended June 30, 1993, 1994 and 1995, this activity was funded primarily by
principal repayments on loans totalling $4,261,645,   $5,848,988, and
$2,947,300, respectively.

    The Bank has other sources of liquidity if a need for additional funds arises. Additional sources of funds include FHLB of Indianapolis advances although no such advances were outstanding at June 30, 1995. Other sources of liquidity can be found in the Bank's balance sheet, such as investments in certificates of deposit maturing within one year.

    The Bank is required to maintain minimum levels of liquid assets as defined by OTS regulations. This requirement, which may be varied at the direction of the OTS depending upon economic conditions and deposit flows, is based upon a percentage of deposits and short-term borrowings. The required minimum ratio is currently 5.0%. The Bank's liquidity ratios were 46.1%, 37.5% and 41.3% at June 30, 1993, 1994, and 1995, respectively.

    The Bank's most liquid assets are cash and cash equivalents, which include investments in highly liquid short-term investments. The level of these assets are dependent on the Bank's operating, financing and investing activities during any given period. At June 30, 1993, 1994 and 1995, cash and cash equivalents totalled $14,747,703, $8,703,457 and $2,490,204 respectively.

    The Bank anticipates that it will have sufficient funds available to meet its current commitments. The Bank's large portfolio of cash, cash equivalents and marketable securities are more than sufficient to meet the Bank's cash requirements. At June 30, 1995, the Bank had commitments to purchase residential mortgages of $577,450. Customer deposits which are scheduled to mature in one year or less at June 30, 1995, totalled $27,490,000.

Management believes that a significant portion of such deposits will remain with the Bank.

Impact of Inflation and Changing Prices

     The Financial Statements and Notes thereto presented herein have been prepared in accordance with generally accepted accounting principals, which require the measurement of financial position and operating results in terms of historical dollars without considering the changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of the Bank's operations. Unlike most industrial companies, nearly all of the assets and liabilities of the Bank are monetary in nature. As a result, interest rates have a greater impact on the Bank's performance than do the effects of general levels of inflation.
Interest rates do not necessarily move in the same direction or to the same extent as the price of goods and services.


Impact of New Accounting Standards

     In December 1987, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 96 ("SFAS No. 96") relating to the method of accounting for income taxes. SFAS No. 96 was amended by SFAS No. 100, 103 and subsequently superseded by SFAS No. 109. SFAS No. 109 was adopted for fiscal year beginning July 1, 1993, and requires the Bank to take into account changes in tax rates when valuing the deferred income tax amounts recorded on the balance sheet. The statement also requires that deferred taxes be provided for all income (including, for example, differences due to the revaluation of assets acquired by merger or acquisition) in addition to the timing differences in the recognition of income for financial statement and tax purposes which were covered by prior accounting rules. The adoption of this pronouncement had no material effect on the Bank's financial statements.

     In December 1990, FASB issued SFAS No, 106, "Employers' Accounting for Post-retirement Benefits Other Than Pensions." SFAS No. 106 focuses primarily on post-retirement health care benefits, and will significantly change the prevalent current practice of accounting for post-retirement benefits on a cash basis by requiring accrual, during the years that the employee renders the necessary service, of the expected cost of providing those benefits to an employee and the employee's beneficiaries and covered dependents.

     SFAS No. 106 was effective for the fiscal year beginning July 1, 1993. The adoption of SFAS No. 106 had no effect on the Bank's financial statements.

     In addition, in December 1991, FASB issued SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," which is effective for fiscal years ending after December 15, 1992 (December 15, 1995 in the case of entities with less than $150 million in total assets). SFAS No. 107 requires financial institutions to disclose, either in the body of their financial statements or in the accompanying notes, the "fair value" of financial instruments for which it is "practicable to estimate that value." SFAS No. 107 defines "fair value" as the amount at which a financial instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Quoted market prices, if available, are deemed the best evidence of the fair value of such instruments. Most deposit and loan instruments issued by financial institutions are subject to SFAS No. 107 and its effect will be to require financial statement disclosure of the fair value of most of the assets and liabilities of financial institutions such as the Bank. Such disclosure requirements could adversely affect the market price of the common stock of such institutions as well as their ability to raise funds in the financial markets.

     In May, 1993, FASB issued SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," and in January, 1995, FASB issued No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures," which amends the disclosure requirements in SFAS No. 114. These two statements are effective for fiscal years beginning after December 15, 1994. The Bank will adopt SFAS No. 114 and No. 118 for the fiscal year ending June 30, 1996. Management believes any impact if applied earlier would be immaterial.

     In May, 1993, FASB issued SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which was effective for fiscal year 1994. However, under the early adoption provisions of SFAS No. 115, savings associations could have adopted the standard as early as June 30, 1993, depending on their fiscal year-end. SFAS No. 115 requires financial institutions to report most debt and equity securities at fair value, rather than at amortized cost, except where there is a positive intent and ability to hold the securities to maturity. The Bank has classified its securities into the held-to-maturity category and said securities are reported at amortized cost. Adoption of SFAS No. 115 increased retained earnings at July 1, 1995 by $133,098.

     In March 1995, FASB issued SFAS No. 119, "Disclosures about Derivative Financial Instruments and Fair Value of Financial Instruments," which is effective for fiscal years ending after December 15, 1995, for those entities with total assets less than $150 million. The Bank will adopt SFAS No. 119 for the fiscal year ending June 30, 1996. Management believes the adoption of this pronouncement will have no effect on the Bank's financial statements.

     In June, 1995, FASB issued SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," which is effective for fiscal years beginning after December 15, 1995. The Bank will adopt SFAS No. 121 for the fiscal year ending June 30, 1997. Management believes any impact if applied earlier would be immaterial.

                          INDEPENDENT AUDITOR'S REPORT



To the Board of Directors of
Macomb Federal Savings Bank
St. Clair Shores, MI


        We have audited the accompanying statements of financial condition of Macomb Federal Savings Bank as of June 30, 1994 and 1995, and the related statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended June 30, 1995. The financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Macomb
Federal Savings Bank at June 30, 1994 and 1995, and the results of its operations and its cash flows for the three-year period ended June 30, 1995 in conformity with generally accepted accounting principles.

        As discussed in Note 1 to the financial statements, the bank changed its method of accounting for certain investment securities effective
July 1, 1994 to conform to new accounting guidance.



                                  /s/ KELMAN, ROSENBAUM, ROLLINS & QUAYHACKX
                                     -----------------------------------------
                                  KELMAN, ROSENBAUM, ROLLINS & QUAYHACKX, P.C.
                                  Certified Public Accountants
                                  Farmington Hills, MI

August 30, 1995

                          MACOMB FEDERAL SAVINGS BANK
                       STATEMENTS OF FINANCIAL CONDITION
                         As of June 30, 1994 and 1995



                                  A S S E T S



                                                               1994             1995
                                                           ------------     ------------


Cash and equivalents                                       $  8,703,457     $  2,490,204
Certificates of deposit                                         495,000        2,550,000
Loans receivable, net                                        20,604,942       21,270,129
U.S. Treasury Bills, held-to-maturity
  (estimated market value of $2,904,700
  on June 30, 1994 and $8,852,109 on
  June 30, 1995)                                              2,916,891        8,832,902
Mortgage-backed securities, held-to-maturity
  (estimated market value of $4,750,762 on
  June 30, 1994 and $4,413,680 on June 30, 1995)              4,931,057        4,480,111
Accrued interest receivable, net                                136,812          137,432
Stock in Federal Home Loan Bank, at cost                        192,100          207,800
Stock in Federal Home Loan Mortgage Corporation
  (estimated market value of $215,622 on
  June 30, 1994)                                                 13,959                -
Stock in Federal Home Loan Mortgage Corporation,
  available-for-sale, at fair value                                   -          243,243
Property and equipment, net                                      80,859           81,828
Deferred federal income taxes                                   243,777          149,480
Policy cash value - Officers' and
  directors' benefit plan                                     1,179,400        1,300,800
Other assets                                                     94,906          132,141
                                                            -----------      -----------





      TOTAL ASSETS                                         $ 39,593,160     $ 41,876,070
                                                           ============     ============

    L I A B I L I T I E S   A N D   S T O C K H O L D E R S '   E Q U I T Y



                                                               1994             1995
                                                           ------------     ------------

CURRENT LIABILITIES

  Deposits                                                 $ 32,438,750     $ 34,256,150
  Advances from borrowers for taxes and insurance               661,456          528,766
  ESOP loan payable - Comerica Bank - Current portion            36,000           36,000
  Employees' and directors' pension fund payable                710,051          854,934
  Other liabilities                                              69,123           65,020
                                                           ------------     ------------

      Total Current Liabilities                            $ 33,915,380     $ 35,740,870

LONG-TERM LIABILITIES

  ESOP loan payable - Comerica Bank                              81,000           45,000
                                                           ------------     ------------

      TOTAL LIABILITIES                                    $ 33,996,380     $ 35,785,870
                                                           ------------     ------------

STOCKHOLDERS' EQUITY

  Capital Stock

    Authorized 3,000,000 shares common, issued
      and outstanding 186,604 shares at $1 par value       $    186,604     $    186,604
  Additional Paid-in Capital                                  1,423,848        1,429,939
  Retained Earnings (Substantially restricted)                4,103,328        4,403,330
  Net unrealized appreciation on available-for-sale
    securities, net of tax of $77,957 as of
    June 30, 1995                                                     -          151,327
                                                           ------------     ------------

      Totals                                               $  5,713,780     $  6,171,200

  Less:  Unearned ESOP shares                                   117,000           81,000
                                                           ------------     ------------

      TOTAL STOCKHOLDERS' EQUITY                           $  5,596,780     $  6,090,200
                                                           ------------     ------------

      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY           $ 39,593,160     $ 41,876,070
                                                           ============     ============





                See accompanying notes to financial statements.

                          MACOMB FEDERAL SAVINGS BANK
                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                For the Years Ended June 30, 1993, 1994 and 1995




                                                        Retained      Net Unrealized
                                        Additional      Earnings,     appreciation on                    Unearned
                             Common      Paid-in      Substantially  available-for-sale                    ESOP
                             Stock       Capital        Restricted    Stock in FHLMC        Total         Shares       Total
                            ---------   -----------   -------------  ------------------  -----------    ----------  -----------


BALANCE, JULY 1, 1992       $       -   $         -    $ 3,463,094       $       -       $ 3,463,094    $       -     $3,463,094


Issuance of 186,604
  shares of common stock
  at $10 per share, net
  of conversion costs
  of $255,588                 186,604     1,423,848              -               -         1,610,452            -      1,610,452

Net income for the year
  ended June 30, 1993               -             -        275,154               -           275,154            -        275,154

Value of ESOP shares
  used as collateral
  for ESOP loan                     -             -              -               -                 -     (180,000)      (180,000)

Value of ESOP shares
  released                          -             -              -               -                 -       27,000         27,000
                             ---------   -----------    -----------       ---------       -----------    ---------   -----------


  BALANCE, JUNE 30, 1993    $ 186,604   $ 1,423,848    $ 3,738,248       $       -       $ 5,348,700    $(153,000)  $ 5,195,700


Net income for the year
  ended June 30, 1994               -             -        365,080               -           365,080            -       365,080

Value of ESOP shares
  released                          -             -              -               -                 -       36,000        36,000
                            ---------   -----------    -----------       ---------       -----------    ---------   -----------


  BALANCE, JUNE 30, 1994    $ 186,604   $ 1,423,848    $ 4,103,328       $       -       $ 5,713,780    $(117,000)  $ 5,596,780


Additional contributions
  to paid-in capital                -         6,091              -               -             6,091            -         6,091

Net income for the year
  ended June 30, 1995               -             -        300,002               -           300,002            -       300,002

Cumulative effect of
  change in accounting for
  available-for-sale stock,
  net of $68,565 tax                -             -              -         133,098           133,098            -       133,098

Net change in unrealized
  appreciation on available-
  for-sale stock, net of
  $9,392 tax                        -             -              -          18,229            18,229            -        18,229

Value of ESOP shares
  released                          -             -              -               -                 -       36,000        36,000
                            ---------   -----------    -----------       ---------       -----------    ---------   -----------


  BALANCE, JUNE 30, 1995    $ 186,604   $ 1,429,939    $ 4,403,330       $ 151,327       $ 6,171,200    $ (81,000)  $ 6,090,200
                            =========   ===========    ===========       =========       ===========    =========   ===========




                See accompanying notes to financial statements.

                          MACOMB FEDERAL SAVINGS BANK
                              STATEMENTS OF INCOME
                For the Years Ended June 30, 1993, 1994 and 1995




                                                   1993          1994          1995
                                                -----------   -----------   -----------

INTEREST INCOME

  Interest and fees on loans                    $ 1,757,708   $ 1,607,010   $ 1,691,121
  Interest on investments                            22,283        14,537        17,841
  Interest on mortgage-backed securities            303,037       285,560       264,809
  Other                                             588,664       478,775       721,957
                                                -----------   -----------   -----------

    TOTAL INTEREST INCOME                       $ 2,671,692   $ 2,385,882   $ 2,695,728
                                                -----------   -----------   -----------

INTEREST EXPENSE

  Interest on deposits                          $ 1,494,313   $ 1,253,756   $ 1,532,324
  Interest on borrowings                             11,450         9,766         7,098
                                                -----------   -----------   -----------

    TOTAL INTEREST EXPENSE                      $ 1,505,763   $ 1,263,522   $ 1,539,422
                                                -----------   -----------   -----------

    NET INTEREST INCOME                         $ 1,165,929   $ 1,122,360   $ 1,156,306

  Provision for losses on loans                           -             -             -
                                                -----------   -----------   -----------

    NET INTEREST INCOME AFTER
      PROVISION FOR LOSSES ON LOANS             $ 1,165,929   $ 1,122,360   $ 1,156,306
                                                -----------   -----------   -----------

OTHER INCOME

  Charges and other fees                        $    30,951   $    26,323   $    24,177
  Other                                                 331           190            32
                                                -----------   -----------   -----------

    TOTAL OTHER INCOME                          $    31,282   $    26,513   $    24,209
                                                -----------   -----------   -----------

OTHER EXPENSES

  Salaries and benefits                         $   454,331   $   403,960   $   517,842
  Occupancy                                          26,420        25,270        21,179
  Insurance                                          77,878        96,763        95,988
  Legal, audit and examination fees                 163,514        73,313        67,208
  Office supplies and postage                        12,504        12,957        13,352
  State intangibles and single business tax          37,307        32,035         9,126
  Dues and assessments                               20,948        18,691        22,293
  Provision (reduction) for losses
    on real estate owned                               (785)      (19,850)       (1,007)
  Other                                              20,454        20,746        16,044
                                                -----------   -----------   -----------

    TOTAL OTHER EXPENSES                        $   812,571   $   663,885   $   762,025
                                                -----------   -----------   -----------


    NET INCOME BEFORE INCOME TAX                $   384,640   $   484,988   $   418,490
                                                -----------   -----------   -----------




                See accompanying notes to financial statements.

                          MACOMB FEDERAL SAVINGS BANK
                        STATEMENTS OF INCOME (CONTINUED)
                For the Years Ended June 30, 1993, 1994 and 1995




                                                   1993          1994          1995
                                                -----------   -----------   -----------

FEDERAL INCOME TAX

  Current                                       $   184,807   $   153,113   $   102,148
  Deferred                                          (75,321)      (33,205)       16,340
                                                -----------   -----------   -----------

    TOTAL FEDERAL INCOME TAX                    $   109,486   $   119,908   $   118,488
                                                -----------   -----------   -----------


    NET INCOME                                  $   275,154   $   365,080   $   300,002
                                                ===========   ===========   ===========



AVERAGE SHARES OUTSTANDING                          169,879       173,733       177,333
                                                ===========   ===========   ===========


EARNINGS PER SHARE                              $      1.62   $      2.10   $      1.69
                                                ===========   ===========   ===========





                See accompanying notes to financial statements.

                          MACOMB FEDERAL SAVINGS BANK
                            STATEMENTS OF CASH FLOWS
                For the Years Ended June 30, 1993, 1994 and 1995


                                                  1993          1994          1995
                                              ------------  ------------  ------------

CASH FLOWS FROM OPERATING ACTIVITIES:

  Net income                                  $    275,154  $    365,080  $    300,002
                                              ------------  ------------  ------------

  Adjustments to reconcile net income to
    net cash provided by operating activities:

    Depreciation                              $      3,956  $      9,169  $      5,325
    Interest on U.S. Treasury bills                      -             -      (374,924)
    Loss on scrapped assets                              -         1,303             -
    ESOP compensation expense                       27,000        36,000        36,000
    Provision (benefit) for deferred
      income tax                                   (75,322)      (33,205)       16,340
    Interest paid in advance                          (914)         (244)          139
    (Increase) Decrease in:

      Accrued interest receivable                   51,453       (16,244)         (620)
      Prepaid expenses                             190,273       (12,782)      (37,265)
      Accounts receivable                              255           (38)           30
      Deposit - Office building improvements        (1,726)      (28,984)            -
    Increase (Decrease) in:

      Pension fund payable                         161,227       137,553       144,883
      Old outstanding checks and money orders         (633)          271         1,504
      Accrued expenses and accounts payable        (13,243)       10,495        (5,746)
      Federal income tax payable                   (79,935)            -             -
                                              ------------  ------------  ------------

        Total Adjustments                     $    262,391  $    103,294  $   (214,334)
                                              ------------  ------------  ------------

        Net Cash Provided by
          Operating Activities                $    537,545  $    468,374  $     85,668
                                              ------------  ------------  ------------


CASH FLOWS FROM INVESTING ACTIVITIES:

  Net change in certificates of deposit       $  7,100,280  $    781,798  $ (2,055,000)
  Purchased loans                               (2,806,825)   (9,099,632)   (3,645,774)
  Originated loans                                 (32,591)      (94,525)       (5,000)
  Principal collections on loans                 5,713,686     5,876,017     2,985,587
  Purchase of mortgage-backed securities        (2,273,715)   (1,968,750)            -
  Purchase of U.S. Treasury bills                        -    (2,890,538)  (11,541,087)
  Proceeds from repayment on
    mortgage-backed securities                           -     2,300,824       450,946
  Proceeds from repayment on U.S.
    Treasury bills                                       -             -     6,000,000
  Capital expenditures                              (1,806)       (8,308)       (6,294)
  Net increase in cash value -
   Directors' benefit plan                        (113,493)     (171,752)     (121,400)
  Purchase of stock in FHLB                         (9,000)       (1,900)      (15,700)
  Real estate held for redemption                   77,381          (607)            -
  Real estate owned                                  3,500        20,023             -
                                              ------------  ------------  ------------

      Net Cash Provided (Used)
        by Investing Activities               $  7,657,417  $ (5,257,350) $ (7,953,722)
                                              ------------  ------------  ------------

                See accompanying notes to financial statements.

                          MACOMB FEDERAL SAVINGS BANK
                      STATEMENTS OF CASH FLOWS (CONTINUED)
                For the Years Ended June 30, 1993, 1994 and 1995



                                                  1993          1994          1995
                                              ------------  ------------  ------------


CASH FLOWS FROM FINANCING ACTIVITIES:

  Net proceeds from sale of common stock      $  1,610,452  $          -  $          -
  Additional funds contributed                           -             -         6,091
  Advances by borrowers                            (92,585)     (119,372)     (132,690)
  Payments to ESOP                                 (27,000)      (36,000)      (36,000)
  Net increase (decrease) in
    customer deposits                           (1,524,656)   (1,099,898)    1,817,400
                                              ------------  ------------  ------------

      Net Cash Provided (Used)
        by Financing Activities               $    (33,789) $ (1,255,270) $  1,654,801
                                              ------------  ------------  ------------

      NET INCREASE (DECREASE) IN
        CASH AND EQUIVALENTS                  $  8,161,173  $ (6,044,246) $ (6,213,253)

      CASH AND EQUIVALENTS,
        BEGINNING OF YEARS                       6,586,530    14,747,703     8,703,457
                                              ------------  ------------  ------------

      CASH AND EQUIVALENTS,
        END OF YEARS                          $ 14,747,703  $  8,703,457  $  2,490,204
                                              ============  ============  ============





SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

  Cash paid during the years for:
    Income taxes                              $    299,935  $    121,000  $    126,002
    Interest                                     1,514,729     1,299,326     1,530,179




NON-CASH FINANCING AND INVESTING ACTIVITIES:

    For the year ended June 30, 1993, loans in the amount of $126,666 were defaulted upon and reclassified to real estate held for redemption. $39,009 of the real estate owned was sold on a land contract.

    For the year ended June 30, 1994, a loan in the amount of $49,892 was held for the redemption period and then transferred to real estate owned. The real estate owned was sold for $68,500.





                See accompanying notes to financial statements.

                          MACOMB FEDERAL SAVINGS BANK
                         NOTES TO FINANCIAL STATEMENTS
                         June 30, 1993, 1994 and 1995



NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           (a) Cash and Equivalents - For purposes of the statement of cash flows, the Bank considers all tellers cash funds, bank accounts and Federal Funds accounts to be cash equivalents.

                                                       Non-Interest      Interest
                                                         Bearing         Bearing
                                                      -------------    ------------

                          June 30, 1993                 $ 242,678      $ 14,505,025
                          June 30, 1994                   316,784         8,386,673
                          June 30, 1995                   228,527         2,261,677

           (b) Certificates of Deposit - Certificates of deposit are interest bearing deposits in other financial institutions. The maximum investment in any one institution is $100,000 and all of the institutions are federally insured. All certificates are stated at cost.

           (c) Federal Home Loan Mortgage Corporation - Available-for-Sale - Available for sale consist of those securities not classified as trading or held to maturity. Such securities might be sold due to availability of alternative investments, liquidity needs or other factors. At July 1, 1994, the bank adopted Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities (SFAS No. 115). As required by SFAS No. 115, securities classified as available for sale are reported at their fair market value and the related unrealized holding gain or loss is reported, net of related income tax effects, as a separate component of retained earnings, until realized. Adoption of SFAS No. 115 increased retained earnings at July 1, 1995 by $133,098.

                  Gains and losses on the sale of securities available for sale are determined using the specific identification method.
                  Prior to adoption of SFAS No. 115, equity securities were recorded at the lower of aggregate cost or fair market value.




           (d) Mortgage-Backed Securities Held to Maturity - Mortgage-backed securities are stated at cost, adjusted for amortization of premiums and discounts using a method that approximates level yield. The Bank has the necessary capital and adequate liquidity to hold the assets to maturity, and it is management's intention to hold such assets to maturity.

                          MACOMB FEDERAL SAVINGS BANK
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                         June 30, 1993, 1994 and 1995



NOTE 1:      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                (e)  Loans Receivable - Loans receivable are stated at unpaid principal balances, less the allowance for loan losses and net deferred fees and discounts.

                        Deferred fees and discounts on mortgage loans purchased are credited to income on a method that approximates level yield.

                        The allowance for loan losses is increased by charges to income and decreased by charge-offs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based upon a review and assessment of the risk inherent in the loan portfolio in relation to the level of the allowance for loan losses, economic conditions, loan loss experience, loan delinquency experience, the borrowers' ability to repay, value of underlying collateral and changes in the nature and volume of the loan portfolio.

                        Uncollectible interest on loans that are contractually past due is accrued as earned. Interest on loans of ninety days or more delinquent or in foreclosure is excluded from income.

                (f)  Federal Income Taxes - The Bank has qualified under
                        provisions of the Internal Revenue Code which permits it to deduct from taxable income an allowance for bad debts based on a percentage of taxable income before such deduction. The current tax law allows an eight percent deduction. If the amounts that qualify as deductions for federal income tax purposes are later used for purposes other than for bad debt losses, then they will be subject to federal income tax at the prevailing corporate tax rate. Retained earnings included $1,095,856 at June 30, 1995 and $1,069,653 at
                        June 30, 1994 for which federal income tax has not been provided.

                        The deferral of federal income taxes arises principally from the recognition of items as income for tax purposes in periods different from the periods in which they were included in the financial statements.

                        The Financial Accounting Standards Board has issued FASB No. 109 - "Accounting for Income Taxes" which requires the liability method of accounting for deferred income taxes. This statement was adopted for the year ended June 30, 1994. The adoption of this pronouncement had no material effect on the Bank's statements.

                          MACOMB FEDERAL SAVINGS BANK
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                         June 30, 1993, 1994 and 1995



NOTE 1:      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


                (g)  Property and Equipment - Land is carried at cost.
                        Building, furniture, fixtures and equipment are carried at cost, less accumulated depreciation. The Bank computes depreciation on its property and equipment using various methods over the estimated useful lives of the assets.

                (h)  Earnings Per Share - Earnings per share are calculated based on adjusting the weighted average number of shares outstanding during the period to reflect the issuance of common stock on August 13, 1992 and prorating the earnings to present earnings per share from the date of conversion to June 30, 1993. The weighted average shares outstanding are also adjusted for unreleased shares in the ESOP. The average shares outstanding were 177,333 for the year ended June 30, 1995, 173,733 for the year ended June 30, 1994 and 169,879 for the year ended June 30, 1993.


NOTE 2:  LOANS RECEIVABLE

                A summary of loans receivable follows:

                                                            June 30,      June 30,
                                                               1994          1995
                                                           ------------  ------------

                  Mortgage loans on real estate            $ 20,743,892  $ 21,478,233
                  Deposit loans                                  89,228        63,892
                  Land contracts                                110,109        55,930
                                                           ------------  ------------

                                TOTALS                     $ 20,943,229  $ 21,598,055

                     Less:  Deferred fees and discounts         185,984       176,631
                            Allowance for loan losses           150,000       150,000
                            Deferred profit                       2,303         1,295
                                                           ------------  ------------

                                 TOTALS                    $ 20,604,942  $ 21,270,129
                                                           ============  ============


                At June 30, 1995 and 1994, nonaccrual loans were $0 and $0, respectively.

                          MACOMB FEDERAL SAVINGS BANK
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                         June 30, 1993, 1994 and 1995



NOTE 3:      FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

                The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet financing needs of its customers. These financial instruments include commitments to make loans. The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to make loans is represented by the contractual amount of those instruments. The Bank follows the same credit policy to make such commitments as is followed for those loans and investments recorded in the financial statements.

                As of June 30, 1994, the Bank had outstanding commitments to make loans totaling $772,800 as follows:

                                                             Interest Rates
                                                             --------------

                     15 year fixed           $ 171,000       7.75 to 8.50%
                     10 year fixed              55,000       7.75%
                      7 year balloon           546,800       7.75 to 8.50%
                                             ---------

                           TOTAL             $ 772,800
                                             =========

                As of June 30, 1995, the Bank had outstanding commitments to make loans totaling $577,450 as follows:

                                                              Interest Rates
                                                              --------------

                     15 year fixed           $ 110,000           7.125%
                      7 year balloon           467,450         7.0 to 8.0%
                                             ---------

                           TOTAL             $ 577,450
                                             =========


NOTE 4:      PROPERTY AND EQUIPMENT

                Property and equipment are summarized by major classification as follows:

                                                        June 30,      June 30,
                                                          1994          1995
                                                       ---------     ---------

             Land                                      $  31,500     $  31,500
             Office building                              38,500        38,500
             Automobile                                   17,463        17,463
             Building improvements                        23,919        28,548
             Furniture and equipment                      47,660        49,325
                                                       ---------     ---------

                           TOTALS                      $ 159,042     $ 165,336

               Less:  Accumulated depreciation            78,183        83,508
                                                       ---------     ---------

                 NET PROPERTY AND EQUIPMENT            $  80,859     $  81,828
                                                       =========     =========

                          MACOMB FEDERAL SAVINGS BANK
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                         June 30, 1993, 1994 and 1995



NOTE 5:      DEPOSITS

                                              June 30, 1994      June 30, 1995
                                            -----------------  -----------------
                                            Rate     Amount    Rate     Amount
                                            ----- -----------  ----- -----------

             Regular savings                2.50% $ 1,779,369  2.50% $ 1,697,187
             30 day savings                 2.50%   3,264,975  2.50%   2,925,720
             Six-month money market         2.75%   4,938,033  4.75%   4,774,385
             Daily money market             2.52%   1,093,253  2.88%     905,873
             Certificate accounts           4.67%  21,339,778  4.87%  23,914,285
                                            ----  -----------  ----  -----------


                      Totals                3.89% $32,415,408  4.48% $34,217,450
                                            ====               ====

             Accrued interest payable                  23,342             38,700
                                                  -----------        -----------

                      TOTALS                      $32,438,750        $34,256,150
                                                  ===========        ===========


                A summary of certificate accounts at June 30, 1994, by maturity dates:

                                                        Amount       % of Total
                                                     ------------    ----------
             Maturing:
               July 1, 1994 - December 31, 1994      $ 10,692,000       50.10
               January 1, 1995 - June 30, 1995          4,727,000       22.15
               July 1, 1995 - June 30, 1997             4,300,000       20.15
               July 1, 1997 - June 30, 1999             1,279,000        6.00
               July 1, 1999 - June 30, 2002               342,000        1.60
                                                     ------------      ------

                      TOTALS                         $ 21,340,000      100.00
                                                     ============      ======


                A summary of certificate accounts at June 30, 1995, by maturity dates:

                                                        Amount       % of Total
                                                     ------------    ----------
             Maturing:
               July 1, 1995 - December 31, 1995      $ 11,007,000       46.03
               January 1, 1996 - June 30, 1996          6,188,000       25.87
               July 1, 1996 - June 30, 1998             5,375,000       22.48
               July 1, 1998 - June 30, 2000             1,174,000        4.91
               July 1, 2000 - June 30, 2004               170,000         .71
                                                     ------------      ------

                                  TOTALS             $ 23,914,000      100.00
                                                     ============      ======

                          MACOMB FEDERAL SAVINGS BANK
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                         June 30, 1993, 1994 and 1995


NOTE 6:  FEDERAL INCOME TAXES

                The federal income tax expense includes:

                                                   June 30,     June 30,     June 30,
                                                     1993         1994         1995
                                                  ---------    ---------    ---------

                  Current provision               $ 184,807    $ 153,113    $ 102,148
                  Deferred portion                  (75,321)     (33,205)      16,340
                                                  ---------    ---------    ---------

                           TOTALS                 $ 109,486    $ 119,908    $ 118,488
                                                  =========    =========    =========

                  Temporary differences resulting in deferred federal income taxes and the tax effect of each are as follows:

                        Income and expense
                           reported on a
                           cash basis                $ (75,321)   $ (33,205)   $  16,340
                                                     =========    =========    =========


                  The tax effects of temporary differences between the
                     financial statement carrying amounts and tax basis of assets and liabilities that gave rise to significant portions of the deferred tax asset (liability) as of June 30, 1995 are summarized as follows:


                                                                               June 30,
                                                                                 1995
                                                                              ----------
                        Deferred tax assets                                   $ 227,437
                        Deferred tax liabilities                                (77,957)
                        Valuation reserve
                                                                              ---------

                              Net Deferred Tax Asset                           $ 149,480
                                                                               =========

                  The following is a reconciliation of the statutory federal income tax rate to the effective income tax rate:

                                                        June 30,     June 30,     June 30,
                                                          1993         1994         1995
                                                        --------     --------     --------
                        Statutory federal income
                           tax rate                       34.0%        34.0%        34.0%
                        Bad debt deduction, net           (4.2)        (2.9)        (2.9)
                        Non-taxable income
                           (deductions), net              (1.6)        (5.0)        (4.1)
                        Other                               .3         (1.4)         1.3
                                                          ----         ----         ----

                             TOTALS                       28.5%        24.7%        28.3%
                                                          ====         ====         ====

                          MACOMB FEDERAL SAVINGS BANK
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                         June 30, 1993, 1994 and 1995


NOTE 7:      REGULATORY CAPITAL REQUIREMENTS

                Regulations for savings institutions' minimum capital
                  requirements require institutions to have a minimum regulatory tangible capital ratio equal to 1.5% of adjusted tangible assets, a minimum 3% core capital ratio and an 8% risk-based capital ratio.

                At June 30, 1995, Macomb Federal Savings Bank met all three minimum capital requirements. The regulatory capital requirements and Macomb Federal Savings Bank's capital position as of June 30, 1994 and June 30, 1995 follows:

                                                     ACTUAL          REQUIRED CAPITAL         EXCESS
                                               -------------------  ------------------  -------------------
                                                  Amount    Ratio      Amount    Ratio     Amount    Ratio
                                               -----------  ------  -----------  -----  -----------  ------
                           June 30, 1994
                           -------------

                            Tangible capital   $ 5,596,000  14.14%  $   594,000  1.50%  $ 5,002,000  12.64%
                            Leverage             5,596,000  14.14%    1,188,000  3.00%    4,408,000  11.14%
                            Risk-based capital   5,740,000  39.40%    1,164,000  8.00%    4,576,000  31.40%

                           June 30, 1995
                           -------------

                            Tangible capital   $ 5,939,000  14.18%  $   628,000  1.50%  $ 5,311,000  12.68%
                            Leverage             5,939,000  14.18%    1,256,000  3.00%    4,683,000  11.18%
                            Risk-based capital   6,089,000  42.03%    1,159,000  8.00%    4,930,000  34.03%


NOTE 8:      CONVERSION TO FEDERAL STOCK SAVINGS BANK

                On August 13, 1992, the Bank completed its conversion from a state mutual association to a federal stock savings bank (the "Conversion"). As part of the Conversion, the Bank issued 186,604 shares of $1 par value common stock at $10 per share for total proceeds of $1,866,040. The costs of the Conversion and the Employee Stock Ownership Debt was $255,588 and $180,000, respectively.

                As required by OTS regulations, a Liquidation Account was
                  established at the time of conversion in an amount equal to approximately $3,378,000. Each Eligible Account Holder will be entitled to a proportionate share of this account in the event of complete liquidation of the Bank, and only in such an event. The Account Holder's share will be eliminated if the account is closed. The Liquidation Account will never be increased despite any increase after conversion in the Qualifying Deposits of an Eligible or Supplemental Eligible Account Holder.

                The regulations of the OTS do not permit the Bank to pay
                  dividends on its common stock if its regulatory net worth would be reduced below the level required by OTS regulations or the amount required for the Liquidation Account established by the Plan. In addition, for a period of three years after the conversion, the Bank is not permitted (except with the prior approval of the OTS) to declare or pay a cash dividend or repurchase stock in an amount in excess of one-half of the greater of its net income (as defined by the OTS) for the then current year or the average of its net income for the then current year and not more than the two immediately preceding years.

                          MACOMB FEDERAL SAVINGS BANK
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                         June 30, 1993, 1994 and 1995


NOTE 9:      STOCK IN FEDERAL HOME LOAN BANK

                The Bank is required to maintain an investment in capital stock of the Federal Home Loan Bank of Indianapolis in an amount equal to at least 1.0% of the unpaid principal balance of the bank's residential mortgage loans, 0.3% of its total assets, or 5.0% of its outstanding advances from the Federal Home Loan Bank of Indianapolis, whichever is greater. Purchases and sale of stock are made directly with the Federal Home Loan Bank of Indianapolis at par value.


NOTE 10:     MORTGAGE-BACKED SECURITIES AND U.S. TREASURY BILLS

                The carrying value and estimated market value of
                  mortgage-backed securities and U.S. Treasury Bills are summarized as follows:

                                                  June 30, 1994
                                  -----------------------------------------------
                                                 Gross       Gross     Estimated
                                   Amortized   Unrealized  Unrealized    Market
                                     Cost        Gains       Losses       Value
                                  -----------  ----------  ----------  ----------
          Held-to-Maturity
          ----------------
            Federal Home Loan
              Corporation          $1,931,120    $     -    $ 79,005   $1,852,115
            GNMA certificates       1,030,680          -      47,033      983,647
            FNMA certificates       1,969,257          -      54,257    1,915,000
                                   ----------    -------    --------   ----------

               TOTALS              $4,931,057    $     -    $180,295   $4,750,762
                                   ==========    =======    ========   ==========

          Held-to-Maturity
          ----------------
            U.S. Treasury Bills    $2,916,891    $     -    $ 12,191   $2,904,700
                                   ==========    =======    ========   ==========

                All maturities are within twelve months.

                                                  June 30, 1995
                                  -----------------------------------------------
                                                 Gross       Gross     Estimated
                                   Amortized   Unrealized  Unrealized    Market
                                     Cost        Gains       Losses       Value
                                  -----------  ----------  ----------  ----------
          Held-to-Maturity
          ----------------
            Federal Home Loan
              Corporation          $1,649,891   $      -    $ 26,010   $1,623,881
            GNMA certificates         856,953          -      30,654      826,299
            FNMA certificates       1,973,267          -       9,767    1,963,500
                                   ----------   --------    --------   ----------

               TOTALS              $4,480,111   $      -    $ 66,431   $4,413,680
                                   ==========   ========    ========   ==========

          Held-to-Maturity
          ----------------
            U.S. Treasury Bills    $8,832,902   $ 19,207    $      -   $8,852,109
                                   ==========   ========    ========   ==========

                All maturities are within twelve months.

                         MACOMB FEDERAL SAVINGS BANK
                  NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                         June 30, 1993, 1994 and 1995
                  -----------------------------------------



NOTE 11:     ACCRUED INTEREST RECEIVABLE

        Accrued interest receivable at June 30 is summarized as follows:

                                                    1994          1995
                                                  ---------     ---------

              Mortgage-backed securities          $   8,164     $   7,830
              Loans receivable                      116,202       114,206
              Other                                  12,446        15,395
                                                  ---------     ---------

                     TOTALS                       $ 136,812     $ 137,431
                                                  =========     =========


NOTE 12:     PROFIT SHARING

                The Bank operates a noncontributory profit sharing plan for all eligible employees. The contribution for the year ended June 30, 1995 was $16,337, and the contribution for the year ended June 30, 1994 was $0, and the contribution for the year ended June 30, 1993 was $19,209.


NOTE 13:     DEFERRED COMPENSATION PLAN

                The Bank instituted a non-contributory non-qualified deferred compensation plan, effective November 1, 1988 for the Directors and officers of the Bank. The plan provides for payment upon retirement, death or disability. The Bank has purchased whole-life insurance contracts on the directors. The policy cash surrender values of $1,179,400 and $1,300,800 at June 30, 1994 and June 30, 1995, respectively, are included in assets. The Bank has paid and expensed net costs related to this plan of $161,227 for the year ended June 30, 1993, $142,438 for the year ended June 30, 1994 and $144,445 for the year ended June 30, 1995.


NOTE 14:     EMPLOYEE STOCK OWNERSHIP PLAN

                On July 23, 1992, the Bank established a leveraged Employee
                  Stock Ownership Plan (ESOP) and Trust to provide retirement benefits to substantially all employees. On August 13, 1992, 18,000 shares of Macomb Federal Savings Bank stock were purchased by the Employee Stock Ownership Trust (ESOT) which was established to fund the ESOP. The trust purchased these shares with $180,000 borrowed from Comerica Bank. The Bank has guaranteed the repayment of this loan. Under the guarantee agreement, the Bank is obligated to make cash contributions to the trust to enable the trust to make payments against the bank loan. The agreement requires quarterly principal payments of $9,000, plus interest. The annual interest rate on the note of $180,000 is 7.25%. For financial statement purposes, the Bank accounts for its

                          MACOMB FEDERAL SAVINGS BANK
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                         June 30, 1993, 1994 and 1995


NOTE 14:     EMPLOYEE STOCK OWNERSHIP PLAN

                  ESOP in accordance with ETIF 89-8. Accordingly, the ESOT obligation has been reflected as a liability and stockholders' equity has been reduced by a like amount. As principal payments are made compensation expense is recorded and shares become outstanding for earnings-per share (EPS) computations. ESOP compensation expense was $36,000 for year ended June 30, 1995 and $36,000 for year ended June 30, 1994.

                                                  June 30, 1994     June 30, 1995
                                                  -------------     -------------

                Allocated shares                       3,060             3,672
                Shares released for allocation         3,819             6,879
                Unreleased shares                     11,121             7,449
                                                     -------           -------

                      Total ESOP Shares               18,000            18,000
                                                     =======           =======


NOTE 15:     CONCENTRATION OF CREDIT RISK

                The Bank is primarily engaged in providing mortgage loans on residential properties in the metropolitan Detroit area. A substantial portion of the Bank's cash is maintained at the Federal Home Loan Bank of Indianapolis (FHLB). The Bank has exposure to credit risk due to the fact that these funds are not covered by the Federal Deposit Insurance Corporation. However, all funds held at the FHLB have an implicit guarantee of the United States Department of the Treasury.
                  At June 30, 1995, funds held by the FHLB totaled $2,128,526. In addition, the Bank maintains cash equivalents in a money market account held by a broker that is insured up to $100,000 by the Securities Investor Protection Corporation. The funds in the money market account are invested 100% in U.S. Government securities. At June 30, 1995, these funds totaled $133,151. Management believes that their credit risk is not significant.


NOTE 16:     INCENTIVE STOCK OPTION AGREEMENT

                The bank has adopted an incentive stock option agreement for the chief operating officer under which options are available to purchase 4,500 shares of the common stock (par value $1.00) at an exercise price of $21.00 per share. This option is exercisable from September 22, 1995 through September 22, 2005. An expense is accrued for the amount by which the market value of the stock exceeds the option price for each outstanding right. As of June 30, 1995, no stock rights have been excercised.

                          MACOMB FEDERAL SAVINGS BANK
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                         June 30, 1993, 1994 and 1995



NOTE 17:     CONTINGENT LIABILITIES

                The FDIC has proposed a one-time assessment on all SAIF-insured deposits, in the range of 85 cents to 90 cents per $100 of domestic deposits, held as of March 31, 1995. This one-time assessment is intended to recapitalize the SAIF to the required level of 1.25% of insured deposits and would be payable on January 1, 1996.

                If the assessment is made at the proposed rate, the effect on
                  Macomb Federal Savings Bank would be a pretax charge of approximately $285.6 thousand (0.85% on deposits of $33,600 thousand at March 31, 1995) or $188.5 thousand after tax (34% assumed tax rate).





                           *     *     *     *     *

                                                                     EXHIBIT 28

                   PROXY STATEMENT FOR 1995 ANNUAL MEETING

                          MACOMB FEDERAL SAVINGS BANK
                           23505 GREATER MACK AVENUE
                        ST. CLAIR SHORES, MICHIGAN 48080


                                        September 25, 1995


Dear Shareholder:

         We invite you to attend the annual meeting of the shareholders of Macomb Federal Savings Bank, which will be held on Thursday, October 26, 1995, at 4:00 p.m., at the Bank's office, 23505 Greater Mack Avenue, St. Clair Shores, Michigan.

         Shareholders will be asked at the annual meeting to vote on the election of three directors and to approve the auditors for the fiscal year. During the meeting, members of the Bank's management will also report on operations and other matters affecting the Bank and will be available to respond to shareholders' questions.

         Your vote is important, regardless of the number of shares you own. On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the annual meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.

         Coffee and soft drinks will be available prior to the meeting, during which time the members of the Board of Directors hope to visit with you personally.

                                                   Sincerely,



                                                   Stanley A. Jacobson
                                                   Stanley A. Jacobson
                                                   President

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON OCTOBER 26, 1995





         NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of Macomb Federal Savings Bank (the "Bank") will be held at the Bank's office, 23505 Greater Mack Avenue, St. Clair Shores, Michigan, on Thursday, October 26, 1995, at 4:00 p.m., local time, for the following purposes:

         1.      To elect three directors.

         2.      To approve the appointment of Kelman, Rosenbaum, Rollins
                 & Quayhackx, P.C., independent certified public accountants, as the auditors of the Bank for the fiscal year ending
                 June 30, 1996.

         3. To transact such other business as may properly come before the annual meeting or any adjournment thereof.

         The Board of Directors has selected September 15, 1995, as the record date for the annual meeting. Only those shareholders of the Bank of record at the close of business on that date will be entitled to notice of and to vote at the annual meeting or any adjournment thereof.


                                           BY ORDER OF THE BOARD OF DIRECTORS



                                           James H. Hudnut
                                           James H. Hudnut
                                           Secretary




St. Clair Shores, Michigan
September 25, 1995

                          MACOMB FEDERAL SAVINGS BANK
                           23505 GREATER MACK AVENUE
                        ST. CLAIR SHORES, MICHIGAN 48080

                             _____________________

                                 ANNUAL MEETING

                                 ______________

                                PROXY STATEMENT

                                _______________

         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Macomb Federal Savings Bank (the "Bank") for use at the annual meeting of the shareholders of the Bank to be held on Thursday, October 26, 1995, and at any adjournments thereof. The approximate date of mailing of this proxy statement is September 25, 1995.

         The close of business on September 15, 1995, has been selected as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting. On that date 186,604 shares of the Bank's common stock, par value $1.00 per share, were outstanding. Shareholders will be entitled to one vote for each share of the Bank's common stock held by them of record at the close of business on the record date on any matter that may be presented for consideration and action by the shareholders.

         A majority of the votes eligible to be cast at the annual meeting will be necessary for approval of Proposal 1 described herein. A majority of the votes cast by shareholders at the annual meeting in person or by proxy will be necessary for approval of Proposal 2 described herein.

         All valid proxies received in response to this solicitation will be voted in accordance with the instructions indicated thereon by the shareholders giving such proxies. If no instructions are given, such proxies will be voted in favor of the election of the directors named in this proxy statement, in favor of the appointment of auditors and in the discretion of the proxyholders on such other matters as may properly be brought before the annual meeting.

         The Board of Directors does not know of any business to be presented for action at the annual meeting other than that described herein and procedural matters incident to the conduct of the meeting. However, if any other business is properly presented before the annual meeting and may properly be voted upon, the proxies solicited hereby will be voted on such matters in accordance with the best judgment of the proxyholders named therein. Any shareholder has the power to revoke his proxy at any time before it is voted at the annual meeting by giving written notice of such revocation to the Secretary of the Bank (including the filing of a duly executed proxy bearing a later date) or upon request if the shareholder is present at the annual meeting and chooses to vote in person.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

   Three directors will be elected at the meeting to serve for a three-year period. Unless authority is withheld, all proxies received in response to this solicitation will be voted for the election of the nominees listed below. The nominees have indicated a willingness to serve if elected. However, if any of the nominees become unable to serve, the proxies received in response to this solicitation will be voted for a replacement nominee selected in accordance with the best judgment of the proxyholders named therein.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING NOMINEES TO THE BANK'S BOARD OF DIRECTORS.

                       NOMINEES FOR ELECTION AS DIRECTOR

                                                                                       YEAR
                                                                                       PRESENT
                                    POSITION HELD                   DIRECTOR           TERM WILL
NAME                                WITH BANK                       SINCE              EXPIRE
----                                -------------                   --------           --------

NOMINEES FOR THREE-YEAR TERM:

Paul E. Andrews                     Director                         1985                1995

Esther Mason                        Executive Vice President,        1969                1995
                                    Treasurer and Director

Steven E. Zack                      Director                         1989                1995

DIRECTORS CONTINUING IN OFFICE:

Jon M. Fox                          Director                         1986                1996

James H. Hudnut                     Secretary and Director           1956                1996

Mark T. Jacobson                    Chairman of the Board            1956                1996

Stanley A. Jacobson                 President, Chief Executive       1975                1997
                                    Officer and Director

Directors and Nominees

         The business experience of each director and nominee is set forth below. Unless otherwise stated, all directors have held the positions described for at least the past five years.

         MARK T. JACOBSON, age 71, is President of Mark Jacobson and Associates, Inc., a building development and property management firm. From 1956 until 1989, Mr. Jacobson served as both Chairman of the Board and President of the Bank. Mark T. Jacobson is the father of Stanley A. Jacobson.

         STANLEY A. JACOBSON, age 45, became Vice President of the Bank in 1985, Senior Vice President in 1986, and President of the Bank in 1989. Stanley
A. Jacobson is the son of Mark T. Jacobson.

         JAMES H. HUDNUT, age 67, is an attorney with the law firm of James H. Hudnut, located in Troy, Michigan.

         ESTHER MASON, age 64, has served in various capacities with the Bank since 1956. She is currently the Bank's managing officer, Executive Vice President and Treasurer.

         DR. PAUL E. ANDREWS, age 72, served as Executive Director of the Wayne State University Alumni Association until his retirement in 1991. Dr. Andrews remains actively involved with the University.

         JON M. FOX, age 53, is a partner in Woodward Financial Group, Inc., a mortgage banking firm, located in Bloomfield Hills, Michigan.

         STEVEN E. ZACK, age 45, is currently an independent insurance agent associated with J.A. Versical and Associates in St. Clair Shores, Michigan. From June 1991 to May 1992, Mr. Zack served as National Marketing Coordinator of Burns and Wilcox, Ltd., a national insurance underwriting and brokerage firm, located in Southfield, Michigan. From 1986 through 1990, Mr. Zack was President and Chief Executive Officer of Republic Hogg Robinson, a national retail insurance broker, located in Southfield, Michigan.

Executive Officer of the Bank who is not a Director

         Jeffrey I. Kopelman, Executive Vice President and Chief Operating Officer of the Bank is not a director.

Corporate Governance and Other Matters

         The Bank's Board of Directors meets monthly and may have additional special meetings. The Board of Directors met 12 times during the year ended June 30, 1995. All directors attended at least 75% of all Board meetings and all meetings held by the committees of the Board on which he or she served.

         The Board of Directors has established a Salary Committee and an Investment Committee. The Board of Directors does not have standing audit and nominating committees. The Salary Committee meets on call of the Board of Directors of the Bank to review the salaries of all officers and employees. Members of this committee are Mark T. Jacobson, Stanley A. Jacobson and James H. Hudnut. The Investment Committee recommends investment policies to the Board of Directors as well as specific investments for the Bank. The members of this committee are Mark T. Jacobson, Stanley A. Jacobson, James H. Hudnut and Esther Mason.

         Each director of the Bank receives a fee of $5,040 per year. Members of the Investment Committee receive a fee of $2,520 per year. The Chairman of the Board receives an additional $5,040 per year. Fees paid to directors totalled $50,400 for the year ended June 30, 1995. These fees are deferred and applied toward the Bank's deferred compensation plan. See "Executive Compensation and Related Transactions -- Deferred Compensation Plan."

Securities Ownership of Certain Beneficial Owners and Management

         The following table sets forth certain information regarding the beneficial ownership of the Bank's Common Stock as of September 15, 1995 by (i) each director; (ii) all persons known by the Bank to be beneficial owners of 5% or more of the Bank's common stock; and (iii) all directors and officers of the Bank as a group. Unless otherwise indicated, each shareholder has sole voting and investment power with respect to the shares beneficially owned.

                                              Number             Percent
SHAREHOLDER                                OF SHARES             OF CLASS
-----------                                ---------             --------

Mark T. Jacobson, Chairman of the Board      32,455               17.39%


Stanley A. Jacobson, President, Chief        32,225               17.27
Executive Officer and Director

Esther Mason, Executive Vice President,       9,000 (1)            4.82
Treasurer and Director

James H. Hudnut, Secretary and Director       4,650 (2)            2.49

Paul E. Andrews, Director                     5,400 (3)            2.89

Jon M. Fox, Director                          4,000                2.14

Steven E. Zack, Director                     17,000 (4)            9.11

Directors and officers as a group           105,080               56.31
(8 persons)

Macomb Federal Savings Bank Employee         18,000                9.65
Stock Ownership Plan
23505 Greater Mack Avenue
St. Clair Shores, MI 48080

Karen Jacobson                               19,479 (5)           10.44
4857 Dover Road
Bloomfield Hills, MI 48304

Scott R. Jacobson                            17,000 (6)            9.11
455 Aspen
Birmingham, MI 48009

Lance S. Gad                                  9,500                5.09
1250 Fence Row Drive
Fairfield, Connecticut 06430

-------------------------
(1) All of the shares owned by Mrs. Mason are held jointly with her spouse with shared voting and investment power.
(2) All of the shares owned by Mr. Hudnut are held by his spouse as trustee, with sole voting and investment power.
(3) All of the shares owned by Dr. Andrews are held jointly with his spouse with shared voting and investment power. Does not include the shares owned by the Macomb Federal Savings Bank Employee Stock Ownership Plan, of which Dr. Andrews serves as trustee. Dr. Andrews disclaims beneficial ownership of such shares.
(4) Of the shares owned by Mr. Zack, 9,000 are held by him with sole voting and investment power, 5,500 are held by him with sole voting and investment power as custodian under a trust for the benefit of his niece and 2,500 are held by his sister with sole voting and investment power. Mr. Zack disclaims beneficial ownership of shares owned by his sister.
(5) Karen Jacobson is the daughter of Mark T. Jacobson and the sister of Stanley A. Jacobson and Scott R. Jacobson.
(6) Scott R. Jacobson is the son of Mark T. Jacobson and the brother of Stanley A. Jacobson and Karen Jacobson.

                             EXECUTIVE COMPENSATION



      Summary of Cash and Certain Other Compensation.

   The following table sets forth cash and certain other compensation paid or accrued by the Bank for the chief executive officer and for each of the other most highly compensated key policy making executive officers of the Bank. The Bank has paid or accrued substantially all of the cash compensation shown.




                                                  SUMMARY COMPENSATION TABLE
-----------------------------------------------------------------------------------------------------------------------------------
                                     ANNUAL COMPENSATION 1/                         LONG TERM COMPENSATION
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                AWARDS                  PAYOUTS
-----------------------------------------------------------------------------------------------------------------------------------
Name and                      Year Ended    Salary($)   Bonus($)     Other       Restricted     Option/     LTIP        All Other
Principal                     June 30,                   3/          Annual        Stock        SARS (#)   Payouts     Compensation
Positions 2/                                                      Compensation     Award                     ($)           ($)
                                                                      ($) 4/        ($)
------------------------------------------------------------------------------------------------------------------------------------
Stanley A. Jacobson            1993         42,000           0       19,545          0             0          0             0
CEO and President              1994         42,000           0       49,066          0             0          0             0
                               1995         42,000           0       31,240          0             0          0             0

Esther Mason                   1993         57,965      13,500       66,060          0             0          0             0
Executive Vice-President       1994         76,035       8,500       79,203          0             0          0             0
and Treasurer                  1995         85,210       8,500      102,769          0             0          0             0

No other officers
compensation exceeded
$100,000

1/ Deferred compensation includable in category and year earned.

2/ CEO and four highest paid officers earning over $100,000 in latest fiscal year are the individuals required to be disclosed for the three years. Calculation of highest paid is based on the total of 3 annual compensation columns.

3/ Cash Bonus

4/ Includes (a) annual contribution to vested pension plan (b) annual value of stock certificates allocated within the Bank's E.S.O.P. (year ended June 30, 1995 only) and (c) increase in accrued deferred officer and director compensation plan.

                               PERFORMANCE GRAPH





    The following graph compares the cumulative total shareholders return on the common stock of the Bank with that of the S&P Stock 500 Index, a broad market index published by Standard & Poor's Corporation and the SNL Index of All Thrifts, a thrift market index published by SNL Securities beginning in August, 1992 when the Bank became a reporting company.

Comparison of Three-Year Cumulative Total Return
Among the Bank, the S&P 500 Index and the SNL Thrift Index.

                                  1992       1993       1994        1995
--------------------------------------------------------------------------
Macomb Federal Savings Bank      100.00     150.50     210.00      260.00
--------------------------------------------------------------------------
S&P 500 Index                    100.00     109.25     107.73      132.08
--------------------------------------------------------------------------
SNL Thrift Index: All Thrifts    100.00     146.80     181.10      210.62
--------------------------------------------------------------------------

Profit-Sharing Plan

         The Bank maintains a profit-sharing plan (the "Plan") for all eligible employees (the "Participants"). In order to be eligible, an employee must attain age 21, complete 12 consecutive months of credited service with the Bank, and complete 1,000 hours of credited service in such 12 month period.
The Plan is funded by the Bank through contributions to a trust administered by the Bank and for which the trustees are James H. Hudnut, Mark T. Jacobson, Stanley A. Jacobson and Esther Mason. Each plan year, the Bank may make a contribution to the Plan, although no Bank contribution is required to be made. If the Plan is "top heavy" for purposes of ERISA for any plan year, a minimum contribution is required and certain allocation procedures must be followed. Participants are not allowed to make contributions.

         The Plan is designed to provide periodic benefits of vested amounts to Participants upon (i) retirement or (ii) total and permanent disability. The Plan also provides a pension benefit upon severance from employment and an automatic beneficiary pension benefit in the event of death, so long as the Participant had not yet begun to receive any benefit payments. Plan benefits are paid in the form of (i) a single life annuity if the Participant is single at the time benefits are to commence, (ii) a 50% qualified joint and survivor annuity if the Participant is married at the time benefits are to commence or
(iii) a qualified pre-retirement survivor annuity if the Participant was married at the time of death, so long as death occurs prior to retirement or other separation from service and prior to the commencement of payment of any other benefit under the Retirement Plan. However, if properly elected, alternative forms of benefits are available.

         Each Bank contribution is allocated to an account for each Participant in the same proportion as such Participant's compensation bears to the total compensation of all Participants. In order to be entitled to receive an allocation for a plan year, a Participant must (i) be employed by the Bank on the last day of the plan year and (ii) must have completed at least 1,000 hours of credited service for the Bank during the plan year.

         A Participant becomes 100% vested in his or her account over a period of six years, commencing with 20% vesting after two years of service and increasing by 20% each year thereafter. If a Participant becomes totally and permanently disabled while serving as an active employee of the Bank and such disability continues for at least six months, such Participant will become 100% vested in his or her account regardless of the number of years of service completed.

         For the fiscal year ended June 30, 1995, the Bank allocated   $22,051
to the Plan participants. Of this amount, $15,945 was attributable to the accounts of Esther Mason and Jeffrey I. Kopelman. Stanley A. Jacobson, President of the Bank, is ineligible to participate in the Plan.

Bonus Plan

         The Bank has a bonus plan for all full-time and part-time employees of the Bank. Under the plan, bonus money is made available to the extent of the net profits of the Bank up to 10% of an employee's base salary. Bonuses are paid to employees based upon a percentage of an employee's base annual salary as defined in the plan. The determination of the amount of a bonus to be paid under the plan is made by the Board of Directors. During the fiscal year ended June 30, 1995, bonuses under this plan aggregating $13,668 were paid to employees of the Bank.

Deferred Compensation Plan

         The Bank maintains a Deferred Compensation Plan for its directors and provides separate retirement benefits as part of such plan for Esther Mason, the Executive Vice President of the Bank, and Mark T. Jacobson, the Chairman of the Board of Directors of the Bank and the former President of the Bank. Under the Deferred Compensation Plan, directors are permitted to elect to defer a portion of their directors' and committee fees in order to receive retirement or death benefits. Deferral is required for 10 years and the amounts deferred are not required to be reported as income of the director in the year of deferment.

         In order to fund the Deferred Compensation Plan, the Bank has obtained key man insurance contracts on the life of each participating director. When a director dies, the Bank receives the insurance proceeds from the policy and the funds received are used to fund the Bank's obligation under the Deferred Compensation Plan. Any proceeds in excess of the Bank's obligations under the plan are retained by the Bank. The cash surrender value of these insurance policies was $1,300,800 at June 30, 1995.

         As a result of OTS supervisory concerns about the Deferred Compensation Plan, the Bank restructured the plan in May 1992 to eliminate all Bank contributions toward the plan except for directors' deferred fees. The OTS had criticized the plan, including the rate of return which the Bank is receiving on the investment portion of the plan. In response to this criticism, the Bank engaged an independent actuarial firm to determine the effect of the Bank discontinuing premium payments except to the extent of the director deferrals. The actuarial firm concluded that, as a result of such discontinuation, director deferrals of their fees would be sufficient to fund the Bank's obligations under the plan, except that the retirement benefits payable to Mark T. Jacobson, Chairman, Stanley A. Jacobson, President and Steven E. Zack, director, would be reduced. Based on this actuarial determination, the Bank has discontinued making premium payments except to the extent of director deferrals. Furthermore, Mark T. Jacobson, Stanley A. Jacobson and Steven E. Zack have agreed to accept reduced benefits under the Deferred Compensation Plan.

         Under the directors' portion of the Deferred Compensation Plan, the Bank enters into a contractual agreement with the directors to pay a monthly benefit in the event of retirement or death, whichever occurs first. Upon retirement, the director receives monthly income for five years. If the director dies prior to the end of such five year period, the director's beneficiary will receive the remaining benefits. In the event of death prior to retirement, the director's beneficiary will receive monthly benefits for five years.

         The Bank has entered into separate retirement benefits arrangements as part of its Deferred Compensation Plan with Esther Mason and Mark T. Jacobson. Prior to May 1992, the Bank funded these benefits through contributions toward the premiums on the key man insurance contracts on the lives of these individuals. Effective May 1992, the Bank discontinued making such contributions. Under these separate deferred compensation arrangements, Mrs. Mason and Mark T. Jacobson will receive retirement benefits of 70% of their average base pay for the last five years prior to retirement, if retiring at age 65, or an additional 1% per year worked after age 65, up to a maximum of 75% of average base pay. In no event shall benefits exceed $1,838 per month payable monthly for 180 months for Mark T. Jacobson and $4,764 per month payable monthly for 180 months for Mrs. Mason.

         The following table sets forth certain information regarding the Deferred Compensation Plan for directors as of June 30, 1995.

                                                             Date
                                             Accrued         Benefits       Estimated
                      Amount                 Retirement      Scheduled      Monthly Benefits
                      Fees Deferred          Benefits        to Begin       for Five Years
                      -------------          --------        --------       --------------
Paul Andrews            $50,880              $42,002            1993            $ 1,185
Jon M. Fox               55,920               69,861            2007             11,280
James H. Hudnut          72,180              125,045            1998              5,125
Mark T. Jacobson         97,350              108,253            1994              2,464
Stanley A. Jacobson      72,180               76,549            2014             33,760
Esther Mason             72,180              118,405            2001              7,217
Steven E. Zack           47,880               42,631            2015             19,751

         The separate retirement benefits for Esther Mason under the plan are scheduled to begin in 1996. These benefits are estimated to be $4,764 per month for 15 years. Separate retirement benefits for Mark T. Jacobson of $1,838 per month for 14 years and $1,341 per month in the 15th year began to be paid in December, 1994.

Employment Agreements

         The Bank has entered into employment agreements with Stanley A. Jacobson, President and Chief Executive Officer of the Bank and Jeffrey I. Kopelman, Executive Vice President and Chief Operating Officer of the Bank.
Mr. Jacobson's agreement is for a term of three years beginning August 13, 1995, and requires him to devote a minimum of one-third of his time or an average of twelve hours per week each year to the business and affairs of the Bank. Mr. Jacobson will receive an annual base salary of not less than $42,000 subject to annual review and such upward adjustments as deemed appropriate by the Board of Directors of the Bank, and an annual cost of living increase. In addition, Mr. Jacobson will be entitled to participate in the Bank's bonus programs, incentive compensation programs, and retirement, stock option and stock purchase plans as now, or to be, in effect, as well as such other fringe benefits as deemed appropriate by the Board or otherwise made available to executive officers. If Mr. Jacobson becomes disabled during the term of his employment, the Bank will continue to compensate him for the greater of the remaining term of his agreement or two years.

         The Bank may terminate Mr. Jacobson's employment for "cause," which is defined under the agreement as personal dishonesty, incompetence or willful misconduct, the breach of fiduciary duty involving personal profit, the intentional failure to perform stated duties, the willful violation of any law, rule, regulation (other than traffic violations or similar offenses), violation, of any kind, of a cease and desist order, or a material breach of the employment agreement. Upon such termination, Mr. Jacobson's right to receive compensation and other benefits under the employment agreement will terminate immediately, except that any vested rights of Mr. Jacobson will not be affected. The Bank may also terminate Mr. Jacobson's employment without cause, upon payment to him of 2.99 times his W-2 income. The failure of Mr. Jacobson to be elected, re-elected or appointed as a member of the Board of Directors or a substantial reduction in his duties or responsibilities will be deemed to be a termination without cause by the Bank.

         Mr. Jacobson's employment agreement provides that, in the event of (1) a change in ownership or control of the Bank or a substantial portion of its assets and (2) a substantial reduction in his duties or a failure to elect him as a member of the Board of Directors, Mr. Jacobson will have the right to terminate his employment upon five day's written notice to the Board, which notice must be delivered during the 180-day period following the change in ownership or control. If Mr. Jacobson exercises this right, or if he is terminated by the Bank without cause on or before the first anniversary date of a change in control, he will be entitled to receive within 60 days of termination, a lump sum compensation. As of June 30, 1995, these benefits are estimated to have a value of $125,580.

         Mr. Kopelman's agreement is for a term of two years. Mr. Kopelman will receive a base salary of $75,000, beginning September 1, 1995, and an automobile and health insurance allowance. In addition, he is entitled to participate in any incentive compensation, retirement plans, stock options plans and stock purchase plans, bonus programs, profit sharing and ESOP plans made available. If Mr. Kopelman becomes disabled during the term of his employment, the Bank will continue to compensate him for the two years or the remaining term of the agreement, whichever is the least.

         The Bank may terminate Mr. Kopelman's employment for "cause" which is defined under the agreement as personal dishonesty, incompetence or willful misconduct, the breach of fiduciary duty involving personal profit, the intentional failure to perform stated duties, the willful violation of any law, rule, regulation (other than traffic violations or similar offenses), violation, of any kind, of a cease and desist order, or a material breach of the employment agreement. Upon such termination, Mr. Kopelman's right to receive compensation and other benefits under the employment agreement will terminate immediately except that any vested rights of Mr. Kopelman will not be affected. A substantial reduction in his duties or responsibilities will be deemed to be a termination without cause under the agreement.

         Mr. Kopelman's employment agreement provides that, in the event of (1) a change in ownership or control of the Bank or a substantial portion of its assets and (2) a substantial reduction in his duties or responsibilities occurs, Mr. Kopelman will have the right to terminate his employment upon five day's written notice to the Board, which notice must be delivered during the 180-day period following the change in ownership or control. If Mr. Kopelman exercises this right, he will be entitled to receive the compensation remaining under the agreement, or a minimum of one years compensation from the date of termination, payable 20 days from the termination date of employment. As of September 1, 1995, these benefits are estimated to have a value of $180,000.

         The aforementioned employment agreements may tend to discourage a non-negotiated takeover attempt of the Bank due to the increased expenses arising out of a change in ownership or control of the Bank or a substantial portion of its assets.

Employee Stock Ownership Plan

         In April 1992, the Board of Directors of the Bank adopted the Macomb Federal Savings Bank Employees Stock Ownership Plan (the "ESOP" or "Plan").
The ESOP invests primarily in the common stock of the Bank ("Employer Stock") which, along with other ESOP assets are held in trust by Paul E. Andrews, as ESOP Trustee, pursuant to a trust agreement. Subject to eligible participants' right to diversify the investment of up to 50% of their plan benefits in investment vehicles other than Employer Stock (as explained in the paragraphs below), the Trustee is authorized to invest in and hold up to 100% of the trust in Employer Stock but is also authorized to invest in other securities, such as equity stocks, corporate obligations and other investments.

         Any employee of the Bank is eligible to become a participant in the ESOP upon the completion of at least 500 hours of service in a 12-month period and the attainment of age 21.

         The ESOP purchased 18,000 shares (9.65%) of Employer Stock in the conversion with funds borrowed from Manufacturers Bank, N.A., Southfield, Michigan, now known as Comerica Bank. The Bank makes scheduled cash contributions to the ESOP sufficient to support the debt service of the loan, which is approximately $48,000 per year. The Bank may, in any plan year, make additional discretionary contributions in either shares of Employer Stock or cash subject to limitations imposed by law. Shares purchased with loan proceeds are held unallocated in a suspense account and released for allocation among participants as the loan is repaid.

         Shares of Employer Stock released from the suspense account are allocated among the participants in proportion to their compensation. Compensation is defined by the Plan to include base salary and wages paid, including overtime, bonuses and commissions. All participants must have completed at least 500 hours of service during the plan year (July 1 through June 30) and be employed on June 30 each plan year to be entitled to share in an allocation with respect to such plan year. Forfeitures (nonvested employer contributions associated with terminated participants) will be reallocated among participants in the same manner as employer contributions are allocated.

         The ESOP is administered by a committee appointed by the Board of Directors (the "Committee") which oversees the day-to-day operations of the ESOP. The Committee also directs the Trustee on the investments that may be made by the ESOP and the loans that may be incurred for the purchase of shares of Employer Stock. The members of the Committee are Stanley A. Jacobson, James
H. Hudnut and Jon M. Fox.

         Each participant becomes vested (i.e., acquires an ownership interest) in 100% of his or her account balance after five years of service. If a participant terminates employment with the Bank prior to the completion of five years of service, he or she will not have any ownership interest in any benefits held under the ESOP. For purposes of determining a participant's years of vesting service, an employee begins accruing vesting service beginning on the initial effective date of the Plan, which is the date of the Conversion. If the ESOP is top heavy in any plan year (any plan year in which 60% or more of the accumulated plan benefits are allocated to key employees), then the ESOP must vest participants on a more accelerated vesting schedule: 20% after two years of service, 20% for each subsequent year of service until full vesting after six years of service.

         A participant will be entitled to direct the Trustee as to the manner in which all shares of Employer Stock allocated to his or her account are to be voted. The Trustee will vote the shares in the same proportion that participants vote. In addition, the ESOP provides that the Trustee will vote unallocated Employer Stock in the manner determined by the Committee.

         Adoption of the ESOP may be considered an anti-takeover device since the ESOP may become the owner of a sufficient percentage of the total outstanding Employer Stock so that the vote of the Trustee (or of Plan participants) may serve as a defense in a hostile takeover.

         As of September 15, 1995, the ESOP held 18,000 shares (9.65%) of Employer Stock and had allocated 10,551 shares to participant accounts. The Bank made contributions of $43,098 to the ESOP during the year ended June 30, 1995. This amount was charged to expense in the accompanying statements.

Incentive Stock Option Plan

       On September 22, 1994, the Board of Directors approved an incentive stock option plan. On that date the directors granted the Executive Vice President, Chief Operating Officer, 4,500 stock options at $21.00 per share.

Transactions with Certain Related Persons

         The Bank has followed the policy of offering loans to its directors, officers and employees for the financing of their principal residences and for other purposes. In accordance with FIRREA, these loans are made in the ordinary course of business on substantially the same terms and collateral, including interest rates, as those of comparable transactions prevailing at the time and do not involve more than the normal risk of collectibility or present other unfavorable features. The Bank currently has no outstanding loans with any of its directors, officers or employees.

         The law firm of James H. Hudnut, of which James H. Hudnut, a director of the Bank, was a principal, served as general counsel to the Bank. Fees paid to James H. Hudnut by the Bank did not exceed 5% of the firm's gross revenues for that firm's last fiscal year.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Bank's directors and executive officers, and persons who own more than 10% of a registered class of the Bank's equity securities, to file with the OTS initial reports of ownership and reports of changes in ownership of equity securities of the Bank. Officers, directors and greater than 10% shareholders are required by regulation to furnish the Bank with copies of all
Section 16(a) forms they file. During the fiscal year ended June 30, 1995, the Bank's Chairman of the Board and President were subject to the Section 16(a) filing requirements.

                                   PROPOSAL 2

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has appointed the firm of Kelman, Rosenbaum, Rollins & Quayhackx, P.C., independent certified public accountants, to audit the financial statements of the Bank for the fiscal year ending June 30, 1996. A proposal to approve the appointment of Kelman, Rosenbaum, Rollins, & Quayhackx, P.C. will be presented to the Bank's shareholders at the annual meeting. Representatives of Kelman, Rosenbaum, Rollins & Quayhackx, P.C. are expected to be present at the annual meeting and available to respond to questions. The representatives will also be provided an opportunity to make a statement, if they desire.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPOINTMENT OF KELMAN, ROSENBAUM, ROLLINS & QUAYHACKX, P.C.

                             COSTS OF SOLICITATION

         The costs of this proxy solicitation will be paid by the Bank. To the extent necessary, proxies may be solicited by personnel of the Bank in person or by telephone, telegram or other means. Bank personnel will not receive any additional compensation for solicitation of proxies unless such solicitation requires such persons to work overtime. If deemed necessary, the Bank may retain a proxy solicitation firm. The Bank will request record holders of shares beneficially owned by others to forward this proxy statement and related materials to the beneficial owners of such shares and will reimburse such record holders for their reasonable expenses incurred therewith.


                            FORM 10-K ANNUAL REPORT

         THE BANK WILL PROVIDE (WITHOUT CHARGE) TO ANY SHAREHOLDER SOLICITED HEREBY A COPY OF ITS 1995 ANNUAL REPORT ON FORM 10-K FILED WITH THE OFFICE OF THRIFT SUPERVISION UPON THE WRITTEN REQUEST OF SUCH SHAREHOLDER. REQUESTS SHOULD BE DIRECTED TO THE BANK'S SECRETARY, 23505 GREATER MACK AVENUE, ST. CLAIR SHORES, MICHIGAN 48080.

                                 OTHER MATTERS

         Management does not know of any other matters to be presented for action by shareholders at the annual meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with their judgment on such matters.




                             SHAREHOLDER PROPOSALS

         All proposals of shareholders to be presented for consideration at the next annual meeting must be received by the Bank no later than May 24, 1996.

                          MACOMB FEDERAL SAVINGS BANK

September 25, 1995